Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION VERSION

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is made and entered into as of February 26, 2022 (the “Effective Date”) by and between ONCOPIA THERAPEUTICS, INC., d/b/a PROTEOVANT THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware, having its principal place of business at 151 W. 42nd St., 15th Floor, New York, New York 10036, USA (“Proteovant”), and BLUEPRINT MEDICINES CORPORATION, a corporation organized under the laws of the State of Delaware, located at 45 Sidney Street, Cambridge, MA 02139, USA (“Blueprint”). Proteovant and Blueprint are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, as a leading developer of targeted therapies for oncology and hematology, Blueprint owns or Controls certain Information and other Intellectual Property Rights related to the Research, Development and Commercialization of precision medicines, and possesses expertise that may contribute to the discovery and Development of protein degraders (as each term is defined below).

WHEREAS, Proteovant owns or Controls a suite of proprietary technologies that can be used to discover multiple types of protein degraders.

WHEREAS, Blueprint and Proteovant desire to collaborate in the performance of Target Programs for the purpose of discovery and Development of Collaboration Compounds suitable for Development for human therapeutic uses (as each term is defined below).

WHEREAS, Blueprint will have an exclusive option to obtain a worldwide, exclusive license to Develop and Commercialize Licensed Compounds and Licensed Products under such Target Programs, and Proteovant will have the right to opt into the global Development and U.S. Commercialization of certain of those Licensed Compounds and Licensed Products, all in accordance with the terms and conditions set forth in this Agreement (as each term is defined below).

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1.DEFINITIONS

As used in this Agreement, the terms with initial letters capitalized, whether used in the singular or plural form, will have the meanings set forth in this Article 1 or, with respect to terms related to Proteovant’s Opt-In Right, in Schedule 1.

1.1“AAA” means the American Arbitration Association.

1.2“Accounting Standards” means, with respect to either Party, generally accepted accounting principles as applicable in the U.S. or International Financial Reporting Standards of the International Accounting Standards Board, in each case, as generally and consistently applied throughout such Party’s organization. Each Party will promptly notify the other Party in writing if such Party changes the Accounting Standards pursuant to which its records are maintained.

1.3“Acquired Party” has the meaning set forth in Section 20.9(b)(iii).

1.4“Acquirer” has the meaning set forth in Section 20.9(b)(iii).

1.5“Acquirer Technology” has the meaning set forth in Section 20.9(b)(i).

1.6“Acquisition Transaction” has the meaning set forth in Section 14.3.

1.7“Additional Collaboration Target” has the meaning set forth in Section 2.5.

1.8“Additional Target Program” has the meaning set forth in Section 2.5.

1.9“Additional Target Program Payment” has the meaning set forth in Section 11.2.

1.10“Affiliate” means, with respect to a particular Party, a Person that controls, is controlled by or is under common control with such Party, for so long as such control continues. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Notwithstanding anything in the foregoing, with respect to Proteovant, Affiliates of Proteovant do not include (a) [***] or its Affiliates, or (b) [***] or its Affiliates, in each case of (a) or (b), other than Proteovant or its subsidiaries (each an “Excluded Affiliate”).

1.11“Agreement” has the meaning set forth in the Preamble.

1.12“Alliance Manager” has the meaning set forth in Section 9.11.

1.13“Antitrust Law” means any federal, state or foreign law, regulation or decree, including the HSR Act, designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

1.14“Applicable Law” means any applicable federal, state, local or foreign law, statute, ordinance, principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

1.15“Audited Party” has the meaning set forth in Section 11.13.

1.16“Auditing Party” has the meaning set forth in Section 11.13.

1.17“Available Target” means a Target that, at the time the Parties seek to add such Target as a Replacement Collaboration Target or as an Additional Collaboration Target under this Agreement, as applicable: (a) is not a Target that is [***]; or (b) [***] under this Agreement for such Target.

1.18“Bankrupt Party” has the meaning set forth in Section 20.3(a).

1.19“Blueprint” has the meaning set forth in the Preamble.

1.20“Blueprint Claims” has the meaning set forth in Section 18.1.

1.21“Blueprint Disclosure Date” has the meaning set forth in Section 17.3.

1.22“Blueprint Indemnitees” has the meaning set forth in Section 18.1.

1.23“Blueprint Know-How” means all Information Controlled by Blueprint or, subject to Section 20.9(b), its Affiliate(s) as of the Effective Date or thereafter during the Term that is necessary or reasonably useful for the Research, Development, Manufacture, Medical Affairs, Commercialization or other Exploitation of Collaboration Compounds, Licensed Compounds and Licensed Products in the Field in the Territory.

1.24“Blueprint Patent Challenge” has the meaning set forth in Section 16.6.

1.25“Blueprint Patents” means all Patents that are Controlled by Blueprint or, subject to Section 20.9(b), its Affiliate(s) as of the Effective Date or thereafter during the Term that are necessary or reasonably useful for the [***].

1.26“Blueprint Target Binder Compound Know-How” has the meaning set forth in Section 12.1(c)(ii).

1.27“Blueprint Target Binder Compound Patents” has the meaning set forth in Section 12.1(c)(ii).

1.28“Blueprint Target Binder Compound Technology” means the Blueprint Target Binder Compound Patents and the Blueprint Target Binder Compound Know-How.

1.29“Blueprint Target Binder Compounds” means, for a given Target Program: (a) (i) any compounds [***] Controlled by Blueprint or its Affiliates and developed outside of this Agreement that are provided at Blueprint’s sole discretion to Proteovant on a Target Program-by-

Target Program basis for use under a Research Plan, which compounds will be listed on Schedule 1.29; and (ii) the derivatives of any compounds described in clause (i) developed by or on behalf of either Party or jointly by the Parties under this Agreement, and in each case of (i) and (ii) [***]; [***]. Additional Blueprint Target Binder Compounds may be added in writing to Schedule 1.29 by Blueprint in its sole discretion, including for use under a Research Plan for a Replacement Target Program or Additional Target Program.

1.30“Blueprint Technology” means, collectively, the Blueprint Patents, Blueprint Know-How, Blueprint Target Binder Compound Patents and Blueprint Target Binder Compound Know-How.

1.31“Blueprint’s Knowledge” means with respect to Blueprint, [***].

1.32“Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Boston, Massachusetts or New York, New York are required by Applicable Law to remain closed.

1.33“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.34“Calendar Year” means the one (1) year period beginning on January 1 and ending on December 31, except for the first year which will begin on the Effective Date and end on December 31.

1.35“CDx” means a Third Party companion diagnostic for use with an Opt-In Product.

1.36“Change of Control” means, with respect to a Party that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which would result in shareholders or equity holders of such Party immediately prior to such transaction, owning at least fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions. Notwithstanding the foregoing, a Change of Control will exclude a bona fide equity financing primarily for capital raising purposes and/or an IPO.

1.37“Claim” has the meaning set forth in Section 18.3.

1.38“Clinical Trial” means any human clinical trial of a Licensed Compound or Licensed Product.

1.39“CMC” means chemistry, manufacturing and controls with respect to Collaboration Compounds, Licensed Compounds and Licensed Products, including the chemistry,

manufacturing and controls section of Regulatory Materials for Licensed Products and all data contained or referenced therein.

1.40“Co-Commercialization” or “Co-Commercialize” or “Co-Commercializing” means, with respect to [***].

1.41“Co-Commercialization Agreement” has the meaning set forth in Section 7.4(a).

1.42“Co-Development” or “Co-Develop” or “Co-Developing” means, with respect to Proteovant, the Development activities assigned to Proteovant in the Opt-In Global Development Plan.

1.43“Collaboration” has the meaning set forth in Section 9.1.

1.44“Collaboration Compound” means with respect to a Target Program and applicable Research Plan: [***].

1.45“Collaboration Know-How” means the Sole Know-How and the Joint Know-How.

1.46“Collaboration Patents” means the Sole Patents and the Joint Patents.

1.47“Collaboration Target” means, with respect to the Initial Target Programs, the Targets identified for such Target Programs on Schedule 1.47, each Additional Collaboration Target mutually agreed to by the Parties in accordance with Section 2.5 and each Replacement Collaboration Target mutually agreed to by the Parties in accordance with Section 2.4.

1.48“Collaboration Technology” means the Collaboration Know-How and the Collaboration Patents.

1.49“Combination Product” means a product that includes at least one additional active ingredient (each an “Other Component”) (whether co-formulated or co-packaged) that is not a Collaboration Compound. [***]

1.50“Commercial Arbitration Rules” has the meaning set forth in Section 19.3(b).

1.51“Commercialize” or “Commercialization” or “Commercializing” means the marketing, promotion, detailing, sale and booking of sales or distribution of a Licensed Product in the Territory, including (a) market research matters including revenue forecasting, market landscape/situational analyses, competitive intelligence, material testing, dashboard reporting, health economics/value proposition, branding and communications plans, and pricing strategy, (b) field force matters, including field force training, field operations, performance metrics/reporting, field force sizing and alignment, key customer development, and professional education (to the extent not performed by field representatives), including launch meetings, (c) Health Services Matters, (d) peer-to-peer activities (such as ‘lunch and learns’), and (e) market access and patient support services.

1.52“Commercially Reasonable Efforts” means, with respect to the performance of an obligation under this Agreement, such level of efforts that are consistent with the efforts and resources [***].

1.53“Committee” has the meaning set forth in Section 9.7.

1.54“Competing Product” means, with respect to a Collaboration Target, [***].

1.55“Competitive Infringement” has the meaning set forth in Section 12.8(a).

1.56“Confidential Information” means, with respect to a Party, and subject to Section 15.1, all non-public Information of such Party that is disclosed to the other Party under this Agreement or the Prior CDA or generated under or in connection with the Research Plan, whether disclosed in oral, written, graphic, or electronic form; provided, that, notwithstanding the foregoing, (a) the existence and terms of this Agreement will be deemed to be the Confidential Information of both Parties and both Parties will be deemed to be the Receiving Party with respect thereto, (b) subject to Section 1.56(c), Joint Know-How and Joint Patents will be deemed to be the Confidential Information of both Parties, and both Parties will be deemed to be the Disclosing Party with respect thereto, and [***].

1.57“Control” or “Controlled” means, with respect to any Material, Information, Patent or other Intellectual Property Right, that a Party or its Affiliate (a) owns such Material, Information, Patent or other Intellectual Property Right, or (b) has a license or right to use to such Material, Information, Patent or other Intellectual Property Right, in each case (a) or (b) with the ability to grant to the other Party access, a right to use, or a license, or a sublicense (as applicable) to such Material, Information, Patent or other Intellectual Property Right on the terms and conditions set forth herein, without violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license. Notwithstanding the foregoing, with respect to Acquirer Technology, the definition of “Control” is subject to the terms and conditions set forth in Section 20.9(b).

1.58“Cover”, “Covered” or “Covering” means, with respect to a Collaboration Compound, Licensed Compound or Licensed Product and a Patent, that, in absence of a (sub)license under, or ownership of, such Patent, the making, using, offering for sale, selling or importing of such Collaboration Compound, Licensed Compound or Licensed Product would infringe such Patent as issued or, with respect to a pending claim included in such Patent, as if such pending claim were to issue without modification.

1.59“Cure Period” has the meaning set forth in Section 16.3(a).

1.60[***].

1.61[***].

1.62“Detail” means, with respect to an Opt-In Target Program in the Opt-In Territory, a person-to-person (including, for clarity, e-details) contact between a sales representative and a physician or other medical professional licensed to prescribe drugs, during which a primary position detail (as defined in the applicable Opt-In Commercialization Plan) or a secondary position detail (as defined in the applicable Opt-In Commercialization Plan) is made to such prescriber, in each case as measured by each Party’s internal recording of such activity in accordance with the applicable Opt-In Commercialization Plan; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and this Agreement. When used as a verb, “Detail” means to engage in a Detail.

1.63“Develop” or “Developing” or “Development” means, with respect to a Collaboration Compound and the corresponding Licensed Compound and Licensed Product(s), all activities after such Collaboration Compound achieves Development Candidate status as set forth in the applicable Research Plan, that relate to obtaining, maintaining or expanding Regulatory Approval of such Collaboration Compound and the corresponding Licensed Compound and Licensed Product(s), and developing the processes for the Manufacture of clinical and commercial quantities of such Collaboration Compound and the corresponding Licensed Compound and Licensed Product(s), and any Manufacturing in support thereof, including non-clinical and clinical Manufacturing. This includes: [***].

1.64“Development Candidate” means each Collaboration Compound that the JRC [***].

1.65[***].

1.66[***].

1.67[***].

1.68[***].

1.69“Disclosing Party” has the meaning set forth in Section 15.1, subject to the proviso in the definition of Confidential Information.

1.70“Discontinued Collaboration Target” has the meaning set forth in Section 2.4.

1.71“Discontinued Target Program” has the meaning set forth in Section 2.4.

1.72“Discussion Period” has the meaning set forth in Section 10.3.

1.73“Dispute” has the meaning set forth in Section 19.1.

1.74“Distracting Product” has the meaning set forth in Section 14.3.

1.75“DOJ” means the U.S. Department of Justice, and any successor agency thereto.

1.76“Dollar” or “$” means the lawful currency of the U.S.

1.77“Effective Date” means the date specified in the Preamble.

1.78“Eligible Opt-In Program” has the meaning set forth in Section 4.1.

1.79“EMA” means the European Medicines Agency and any successor agency thereto.

1.80“EU” or “European Union” means the European Union, as its membership may be constituted from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, and Sweden and that certain portion of Cyprus included in such organization.

1.81[***].

1.82“Executive Officer” means, [***].

1.83“Existing Blueprint Patents” has the meaning set forth in Section 17.3(a).

1.84“Existing Proteovant Patents” has the meaning set forth in Section 17.2(a).

1.85“Expedited Arbitration” has the meaning set forth in Section 19.4.

1.86“Expert” means a mutually acceptable, disinterested, conflict-of-interest-free individual not affiliated with either Party or its Affiliates, or with respect to Proteovant, its Excluded Affiliates, who, with respect to a dispute concerning a financial, commercial, scientific or regulatory matter possesses appropriate expertise to resolve such dispute. The Expert (or any of the Expert’s current or former employers) (a) will not be or have been at any time an Affiliate of either Party [***], employee, consultant (during the previous [***] years), officer or director of either Party or any of its Affiliates, or with respect to Proteovant, its Excluded Affiliates, or (b) will not own equity or debt in either Party or any of its Affiliates, [***] (other than equity or debt owned through a broad based mutual fund or exchange trade fund).

1.87“Exploit” or “Exploitation” means, with respect to a Collaboration Compound and the corresponding Licensed Compound and Licensed Product(s), to make, have made, import, use, sell or offer for sale, including to Research, Develop, Commercialize, register, modify, enhance, improve, Manufacture, hold or keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of such Collaboration Compound and the corresponding Licensed Compound and Licensed Product(s).

1.88“FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.89“FD&C Act” or “Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.90“Field” means the prevention, treatment, and diagnosis of any indications in humans.

1.91“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale to a Third Party that is not a Related Party of such Licensed Product, as applicable, in such country after Regulatory Approval of such Licensed Product has been obtained in such country. First Commercial Sale excludes [***].

1.92“force majeure” has the meaning set forth in Section 20.4.

1.93“FTC” means the U.S. Federal Trade Commission, and any successor agency thereto.

1.94“Future In-Licensed IP” has the meaning set forth in Section 11.6(e).

1.95“[***]” has the meaning set forth in [***].

1.96“[***]” means, with respect to a Licensed Product in a country, [***] that (a) is [***] of such Licensed Product, including [***] or (b) is [***] for such Licensed Product [***].

1.97“Global Development Plan” means the written Development plan intended to support Development and Regulatory Approval of Licensed Products in the Field in the Territory, as may be updated and amended periodically in accordance with Section 6.2(a).

1.98“GLP” means applicable good laboratory practices as in effect in a relevant regulatory jurisdiction, including as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council), or as otherwise required by Applicable Law.

1.99“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, tribunal or other entity).

1.100“Health Services Matters” means (a) with respect to the Opt-In Territory, all services relating to payer and GPO engagement/contracting, reimbursement and other patient support services, government pricing, price reporting and related contracting in the Shared Territory, and (b) with respect to the Territory, other than the Opt-In Territory, all of the foregoing and health authority pricing and reimbursement negotiations and contracting.

1.101“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.102“IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the applicable Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction, or (c) any supplement or amendment to the foregoing.

1.103“Indemnified Party” has the meaning set forth in Section 18.3.

1.104“Indemnifying Party” has the meaning set forth in Section 18.3.

1.105“Indication” means [***].

1.106“Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, technical information, business information, unpublished patent applications, practices, models, techniques, methods, processes, inventions, discoveries, procedures, protocols, developments, specifications, formulations, formulae, software, source code, object code, algorithms, marketing reports, expertise, stability, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data), manufacturing (including CMC) data, analytical and quality control data, studies and procedures.

1.107“Information Request” has the meaning set forth in Section 2.3(e).

1.108“Initial Synthesis” means, with respect to a Target Program, the preparation of a Collaboration Compound in sufficient quantities to perform Proteovant’s activities under the applicable Research Plan.

1.109“Initial Target Programs” has the meaning set forth in Section 2.1(a).

1.110“Initiation” of a Clinical Trial will mean the [***] in the relevant Clinical Trial of a Licensed Compound or Licensed Product, as applicable, in accordance with the applicable protocol and Applicable Law.

1.111“Insolvency Event” has the meaning set forth in Section 16.4.

1.112“Intellectual Property Rights” (whether capitalized or not) means any and all intellectual property rights and industrial design rights, whether protected, created or arising under the laws of the U.S. or any foreign jurisdiction, including the following: (a) Patents; (b) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise; (c) trade secret rights; (d) moral rights; (e) trademarks, service marks, trade names, service names, corporate names, trade dress, logos, and other identifiers of source, including all goodwill associated therewith and all common law rights, registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, and all intellectual property rights arising from or in respect of domain names, domain name registrations and reservations; and (f) other applications and registrations related to any of the rights set forth in the foregoing clauses (a) – (e) above which subsist now or will subsist in the future together with all rights of action, powers and benefits arising from ownership of any such rights.

1.113“IP Assignment Date” has the meaning set forth in Section 12.1(c)(i).

1.114“IPO” means the first underwritten public offering of equity securities of a Party (or any successor thereto formed for the purpose of pursuing an initial public offering) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (or any successor form) including a transaction with a special purpose acquisition company, plan of arrangement, amalgamation, direct listing, reverse take-over or other business combination pursuant to which the securities of such Party, or any resulting issuer or parent entity thereof, are listed on a stock exchange; provided, that an IPO will not include any registration of the issuance of securities to existing securityholders or employees of a Party on Form S-4 or Form S-8 (or any successor forms).

1.115“Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 9.6(a).

1.116“Joint Confidential Information” has the meaning set forth in Section 1.56.

1.117“Joint Development Committee” or “JDC” has the meaning set forth in Section 9.5(a).

1.118“Joint Know-How” has the meaning set forth in Section 12.1(a).

1.119“Joint Patent” has the meaning set forth in Section 12.1(a).

1.120“Joint Project Team” or “JPT” has the meaning set forth in Section 9.3(a).

1.121“Joint Research Committee” or “JRC” has the meaning set forth in Section 9.2(a).

1.122“Joint Steering Committee” or “JSC” has the meaning set forth in Section 9.4(a).

1.123“JPT Chairperson” has the meaning set forth in Section 9.3(b).

1.124“JRC Chairperson” has the meaning set forth in Section 9.2(b).

1.125[***].

1.126[***].

1.127[***].

1.128[***].

1.129[***].

1.130“License Agreement” means each agreement under which Blueprint grants a sublicense pursuant to Section 10.5 under the licenses set forth in Section 10.1.

1.131“Licensed Compound” has the meaning set forth in Section 3.3(a).

1.132“Licensed Compound Information” has the meaning set forth in Section 1.56.

1.133“Licensed Product” means any product in any form or formulation containing a Licensed Compound, whether alone or as a Combination Product, in any dosage form, or formulation or method of delivery.

1.134“Licensed Target Program” has the meaning set forth in Section 3.3(a).

1.135“Lien” means any lien, pledge, encumbrance, mortgage, security interest, purchase option, call or similar right, conditional and installment sale agreements, charges or claims of any kind (excluding any license or other rights granted to Third Parties under any of the Proteovant Technology or, with respect to a Scheduled Blueprint Contributed Compound, the applicable Blueprint Target Binder Compound Technology, that do not conflict with or otherwise limit the rights granted to Blueprint or Proteovant, as applicable, under this Agreement).

1.136[***] has the meaning set forth in [***].

1.137“MAA” or “Marketing Authorization Application” means an NDA in the United States or an analogous application for a Licensed Product in another relevant jurisdiction in the Territory.

1.138“Major European Market” means any of the following countries: [***].

1.139“Manufacture” or “Manufacturing” means all activities related to the manufacturing of a drug product or any component or ingredient thereof (e.g., any drug substance or intermediate thereof), including test method development and stability testing, formulation, process development, process qualification and validation, manufacturing scale-up whether before or after Regulatory Approval, manufacturing in bulk or finished form for Development or Commercialization (as applicable), filling and finishing, packaging, labeling, shipping and holding, in-process and finished product testing, release of a product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a product, and submission to and correspondence with Regulatory Authorities related to any of the foregoing.

1.140“Materials” means all biological materials, chemical compounds and other materials (a) arising out of a Party’s activities under this Agreement and provided by such Party to the other Party for use by the other Party or (b) otherwise provided by a Party for use by the other Party, in each case, to conduct activities pursuant to this Agreement, including [***].

1.141“Merger Control Authority” means all relevant Governmental Authorities under applicable Antitrust Laws, including the FTC and DOJ.

1.142“Metabolites” means any intermediate products, catalytic products, end products, by-products, or any products created by metabolic breakdown by a bodily system.

1.143“NDA” or “New Drug Application” has the meaning set forth as described in the FD&C Act and 21 C.F.R. Part 314.

1.144“Net Sales” means, with respect to Licensed Products (including, for clarity, Opt-In Products) in the Territory, [***].

1.145“Nonclinical Studies” means all non-human studies, including preclinical studies and toxicology studies, of Collaboration Compounds, Licensed Compounds and Licensed Products.

1.146[***].

1.147“Non-Exclusively Licensed Schedule” has the meaning set forth in Section 10.3.

1.148“Opening Brief” has the meaning set forth in Section 19.4(b).

1.149“Opt-In Commercialization Plan” has the meaning set forth in Section 7.3(a)(i).

1.150“Opt-In Compounds” has the meaning set forth in Section 4.2.

1.151“Opt-In Exercise Date” means the date on which the Opt-In Exercise Notice is delivered to Blueprint.

1.152“Opt-In Exercise Notice” has the meaning set forth in Section 4.2.

1.153“Opt-In Exercise Period” has the meaning set forth in Section 4.2.

1.154“Opt-In Global Development Budget” has the meaning set forth in Section 6.3(a)(ii).

1.155“Opt-In Global Development Plan” has the meaning set forth in Section 6.3(a)(i).

1.156“Opt-In Products” has the meaning set forth in Section 4.2.

1.157“Opt-In Right” has the meaning set forth in Section 4.1.

1.158“Opt-In Target Program” has the meaning set forth in Section 4.2.

1.159[***].

1.160“Opt-In Territory” means the U.S.

1.161“Option” has the meaning set forth in Section 3.1.

1.162“Option Exercise Date” means [***].

1.163“Option Exercise Notice” means the written notice Blueprint delivers to Proteovant to exercise an Option with respect to a Target Program.

1.164“Option Exercise Period” has the meaning set forth in Section 3.2.

1.165“Other Component” has the meaning set forth in Section 1.49.

1.166“Out-of-Pocket Costs” means [***].

1.167“Parties” and “Party” have the meaning set forth in the Preamble.

1.168“Patent” means (a) all patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, patent cooperation treaty (PCT) applications, substitutions, reissues, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications in (a) and (b), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (a), (b) and (c), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patents of addition to any of such foregoing patent applications and patents, (a) through (e) above, anywhere in the world.

1.169“Patent Challenge” has the meaning set forth in Section 12.10(a).

1.170“Patent Contact” has the meaning set forth in Section 12.11.

1.171“Patent Prosecution Costs” means the direct Out-of-Pocket Costs (including the reasonable fees and expenses incurred to outside counsel and other Third Parties, including fees incurred to Governmental Authorities) recorded as an expense by a Party or any of its Affiliates (in accordance with the Accounting Standards and its customary accounting practices) after the Effective Date and during the Term and pursuant to this Agreement, in connection with the preparation, filing, prosecution, maintenance and extension of Patents, including costs of the defense of any interference, appeal, opposition, reissue proceedings, reexamination, revocation, petitions or other post-grant or administrative proceedings with respect to Patents and filing and registration fees.

1.172“Performing Persons” has the meaning set forth in Section 15.8(a).

1.173“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, Governmental Authority, association or other entity.

1.174“Phase 1 Clinical Trial” means a Clinical Trial of a Licensed Compound or Licensed Product, the principal purpose of which is to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of such Licensed Compound or Licensed Product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase 2 Clinical Trial (or later Clinical Trial) of such Licensed Compound or Licensed Product, as described in 21 C.F.R. 312.21(a), as amended from time to time, or a similar Clinical Trial described by the relevant Regulatory Authority or Applicable Law in a country other than the U.S.

1.175“Phase 2 Clinical Trial” means a controlled Clinical Trial of a Licensed Compound or Licensed Product, the principal purpose of which is to evaluate the effectiveness of such Licensed Compound or Licensed Product for a particular Indication or Indications in patients with the relevant disease or condition under study and to determine the common short-term side effects and risks associated with such Licensed Compound or Licensed Product, as described in 21 C.F.R. § 312.21(b), as amended from time to time, or a similar Clinical Trial described by the relevant Regulatory Authority or Applicable Law in a country other than the U.S.

1.176“Phase 3 Clinical Trial” means a Clinical Trial of a Licensed Compound or Licensed Product for a particular Indication or Indications in patients with the relevant disease or condition and that incorporates accepted endpoints to evaluate efficacy and safety of such Licensed Compound or Licensed Product with the aim to generate data and results that can provide an adequate basis for physician labeling and that can be submitted to seek Regulatory Approval as described in 21 C.F.R. 312.21(c), or a comparable Clinical Trial described by the relevant Regulatory Authority or Applicable Law in a country other than the U.S.

1.177“Post-Option Publication” has the meaning set forth in Section 15.4(a).

1.178“Prior CDA” means that certain Nondisclosure Agreement entered into by Blueprint and Proteovant effective as of [***].

1.179“Product Marks” has the meaning set forth in Section 13.1.

1.180“Product Patent” has the meaning set forth in Section 12.1(c)(i).

1.181“Product Specific Infringement Action” has the meaning set forth in Section 12.8(b).

1.182“Progress Update” has the meaning set forth in Section 14.1(b).

1.183[***].

1.184[***].

1.185[***].

1.186“Prosecute” or “Prosecution” has the meaning set forth in Section 12.2(a)(i).

1.187“Proteovant” has the meaning set forth in the Preamble.

1.188“Proteovant Claims” has the meaning set forth in Section 18.2.

1.189“Proteovant Disclosure Date” has the meaning set forth in Section 17.2.

1.190“Proteovant Indemnitees” has the meaning set forth in Section 18.2.

1.191[***].

1.192[***].

1.193[***].

1.194[***].

1.195[***].

1.196“Proteovant Patents” means all Patents that are Controlled by Proteovant or, subject to Section 20.9(b), its Affiliate(s) as of the Effective Date or thereafter during the Term that are [***]; provided that Proteovant Patents will not include Proteovant [***] Patents or [***] Patents.

1.197“Proteovant Research License” has the meaning set forth in Section 10.2(c).

1.198[***].

1.199“Proteovant Technology” means, [***].

1.200“Proteovant’s Knowledge” means with respect to Proteovant, [***].

1.201“Publication” has the meaning set forth in Section 15.4(a).

1.202“Receiving Party” has the meaning set forth in Section 15.1, subject to the proviso in the definition of Confidential Information.

1.203“Reconciliation Report” has the meaning set forth in Section 11.8(c)(iv).

1.204“Registrational Trial” means, with respect to a Licensed Compound or Licensed Product, a Clinical Trial (whether or not designated a Phase 3 Clinical Trial) that is expected, based on guidance from the FDA or other applicable Regulatory Authority, to provide the basis for submitting an application for Regulatory Approval for such Licensed Compound or Licensed Product (whether it be for the first Regulatory Approval for that Licensed Compound or Licensed Product or expansion of that Regulatory Approval to include an additional Indication for such Licensed Compound or Licensed Product). For the avoidance of doubt, a Clinical Trial or portion thereof may be a Registrational Trial regardless of whether the protocol for such Clinical Trial describes it as a “Phase 1,” “Phase 2,” or “Phase 3” clinical trial, or any variation thereof.

1.205“Regulatory Approval” means with respect to a country, extra-national territory, province, state, or other regulatory jurisdiction, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell, Manufacture, import, export or market a product in such country, state, province, or some or all of such extra-national territory or regulatory jurisdiction, including any pricing or reimbursement approvals. For the avoidance of doubt, Regulatory Approval includes the approval of a Marketing Authorization Application, and if such approval is received in the U.S. in an expedited manner or in the EU in a conditional manner, such approval is in each case considered a Regulatory Approval for purposes of this definition.

1.206“Regulatory Authority” means, with respect to a particular country, extra-national territory, province, state, or other regulatory jurisdiction, any applicable Governmental Authority with authority over the Development, Manufacture, Regulatory Approval or Commercialization of a Licensed Compound or Licensed Product(s) in or for such country, extra-national territory, province, state, or other regulatory jurisdiction, including the FDA, the EMA and the European Commission, and in each case including any successor thereto.

1.207“Regulatory Exclusivity Period” means, with respect to a Licensed Product in any country or regulatory jurisdiction in the Territory, [***].

1.208“Regulatory Materials” means regulatory applications, submissions, dossiers, drug master files, notifications, registrations, Regulatory Approvals, annual or other periodic reports, or other filings or communications made to or with, or other approvals granted by, a Regulatory Authority in connection with Developing, Manufacturing or Commercializing a Licensed Compound or Licensed Product(s) in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs.

1.209“Related Party” means Blueprint, its Affiliates and its and their respective Sublicensees (and such Sublicensees’ Affiliates). For clarity, Related Party will not include any distributors, wholesalers or the like unless such entity is an Affiliate of Blueprint.

1.210“Replacement Collaboration Target” has the meaning set forth in Section 2.4.

1.211“Replacement Target Program” has the meaning set forth in Section 2.4.

1.212“Research” means, with respect to a Collaboration Compound, the conduct of all Nonclinical Studies up until such Collaboration Compound achieves Development Candidate status as set forth in the applicable Research Plan.

1.213“Research Milestone Event” has the meaning set forth in Section 11.3(a).

1.214“Research Milestone Payment” has the meaning set forth in Section 11.3(a).

1.215“Research Plan” has the meaning set forth in Section 2.2(a).

1.216“Research Report” has the meaning set forth in Section 2.8.

1.217“Residual Information” means the Confidential Information disclosed under this Agreement that consists of generalized know-how, or skills gained or learned during the course of each Target Program that are no more than skillful variations of general processes known to the biotechnology and pharmaceutical industries and that is mentally retained in the unaided memories of the receiving Party’s and its Affiliates’ employees, consultants and subcontractors without making reference to any document or other tangible media containing such Confidential Information.

1.218“Response Brief” has the meaning set forth in Section 19.4(b).

1.219“Reversion Compound” means, with respect to a Terminated Program, the Collaboration Compounds or Licensed Compounds, as applicable, that are the subject of such Terminated Program.

1.220“Reversion Product” means, with respect to a Terminated Program, the Licensed Products, as applicable, that are the subject of such Terminated Program.

1.221“Royalty-Bearing Patent” means, on a Licensed Target Program-by-Licensed Target Program basis any: (a) [***] that Cover the Licensed Compounds or the Licensed Products or [***] the Licensed Compounds or the Licensed Products; and (b) [***] that Cover [***] a Licensed Compound or Licensed Product.

1.222[***] means, [***].

1.223“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis, as applicable, in the Territory, the period starting on the date of the First Commercial Sale of such Licensed Product in such country or region and ending on the latest of: (a) the [***] anniversary of the date of such First Commercial Sale of such Licensed Product in such country or region; (b) expiration of the last-to-expire Valid Claim of the last to expire Royalty-Bearing Patent Covering [***] such Licensed Product in such country or region; and (c) the expiration of the last Regulatory Exclusivity Period for such Licensed Product in such country or region.

1.224“Sales Milestone Event” has the meaning set forth in Section 11.5(a).

1.225“Sales Milestone Payment” has the meaning set forth in Section 11.5(a).

1.226“Scheduled Blueprint Contributed Compounds” means, [***] set forth in the applicable Research Plan for a given Target Program, the Blueprint Target Binder Compounds that Blueprint may elect to list on Schedule 1.226 with respect to such Target Program.

1.227“Scientific Contacts” means, with respect to a Party, its Chief Scientific Officer or its designee, who has (a) the appropriate expertise in the subject matter for determining whether [***] or [***] will be listed in the Non-Exclusively Licensed Schedule and (b) decision-making authority with respect to such matter.

1.228[***] means a [***].

1.229“SEC” means the U.S. Securities and Exchange Commission, and any successor agency thereto.

1.230“Security Incident” has the meaning set forth in Section 15.8(b).

1.231“Segregated Technology” has the meaning set forth in Section 20.9(b)(ii).

1.232“Sole Know-How” has the meaning set forth in Section 12.1(a).

1.233“Sole Patents” has the meaning set forth in Section 12.1(a).

1.234“Subject Information” has the meaning set forth in Section 20.9(b)(ii).

1.235“Subject Personnel” has the meaning set forth in Section 20.9(b)(ii).

1.236“Sublicensee” means any Third Party granted a sublicense under Sections 10.1(b), 10.1(c) or 10.1(d) hereof to the rights licensed to Blueprint hereunder, but will not include any Vendor.

1.237“Surviving Sublicense” has the meaning set forth in Section 16.8(a)(i).

1.238“Systems” has the meaning set forth in Section 15.8(a).

1.239“Target” means (a) any specific DNA or protein identified by its ENSEMBL GENE ID number, and (b) if applicable, its genomic mutant identifier.

1.240“Target Binder Compounds” means the compounds that bind directly to a Collaboration Target.

1.241“Target Program” has the meaning set forth in Section 2.1(a).

1.242“Target Program Cost Cap” has the meaning set forth in Section 2.6.

1.243“Term” has the meaning set forth in Section 16.1.

1.244“Terminated Program” has the meaning set forth in Section 16.8.

1.245“Terminated Program Materials” has the meaning set forth in Section 16.8(g)(iii).

1.246“Termination Notice” has the meaning set forth in Section 16.3(a).

1.247“Territory” means all countries of the world.

1.248“Third Party” means any Person other than Proteovant or Blueprint or an Affiliate of either of Proteovant or Blueprint. For purposes of Section 18.2, Third Parties will not include [***].

1.249“Third Party Agreements” means any agreement entered into after the Effective Date between a Third Party and a Party or its Affiliate pursuant to which such Party or its Affiliate gains rights to use such Third Party’s Patents or other intellectual property to research, Develop, Manufacture, Commercialize, sell, offer for sale, import, or otherwise Exploit Collaboration Compounds, Licensed Compounds or Licensed Products in the Field in the Territory.

1.250“Third Party Payments” means compensation paid to any Third Party by a Party or by both Parties (or their respective Affiliates) under any Third Party Agreement to the extent attributable to the rights to use such Third Party’s Patents or other intellectual property to research, Develop, Manufacture, Commercialize, sell, offer for sale, import, or otherwise Exploit Collaboration Compounds, Licensed Compounds or Licensed Products in the Field in the Territory.

1.251“Title 11” has the meaning set forth in Section 20.3(a).

1.252“Transfer Tax” has the meaning set forth in Section 11.10(d).

1.253“U.S.” means the United States of America and its territories, districts and possessions.

1.254“Valid Claim” means [***].

1.255“VantAI” has the meaning set forth in Section 1.256.

1.256“VantAI Agreement” means [***].

1.257[***].

1.258“Vendor” means a Third Party engaged by Blueprint or its Affiliates to perform Research, Development, Manufacturing or Commercialization activities on Blueprint’s behalf, including without limitation a clinical research organization, contract manufacturing organization, a distributor, a subcontractor, a consultant or any other service provider.

1.259“Working Group” has the meaning set forth in Section 9.7.

2.RESEARCH COLLABORATION OF TARGET PROGRAMS

2.1Target Programs.

(a)In accordance with the terms of this Agreement, the Parties will collaborate in carrying out a Research Plan with respect to each Collaboration Target to discover and Research Collaboration Compounds (each, a “Target Program”). The first Target Program initiated under this Agreement will commence on the Effective Date and the second Target Program initiated under this Agreement will commence no later than [***] after the Effective Date (collectively, the “Initial Target Programs”). The Parties will conduct each Initial Target Program in accordance with the applicable Research Plan. Each Party will use Commercially Reasonable Efforts to carry out its respective activities under each Research Plan.

(b)Each Target Program and each Party’s performance of its activities under this Agreement will be conducted by each Party in good scientific manner, and in compliance with the requirements of Applicable Law. Each Party will use reasonable efforts to ensure that its Affiliates and Third Party contractors (as applicable) perform any activities under each Target Program in good scientific manner and in compliance with the requirements of Applicable Law.

(c)Each Party agrees to make its relevant employees reasonably available to consult with the other Party on issues that arise in relation to the performance of each Target Program pursuant to the applicable Research Plan.

2.2Research Plans.

(a)Each Target Program will be carried out in accordance with a mutually agreed upon written Research Plan covering all Research activities up to and including the performance of activities necessary or reasonably useful to determine whether a Collaboration Compound achieves the applicable [***] for nomination as a Development Candidate (each, a “Research Plan”). The initial Research Plans for the Initial Target Programs are attached hereto as Schedule 2.2(a) – 1 and Schedule 2.2(a) – 2 . Each Research Plan for each Target Program: (i) will describe the roles and responsibilities of the Parties in support of such Target Program, which roles and responsibilities will be consistent with the roles and responsibilities of the Parties set forth in Schedule 2.2(a) - 3, as such roles and responsibilities may be further adjusted and refined by the Parties in the applicable Research Plan; and (ii) will include a description of any milestones and deliverables, the projected timelines for completion of the activities set forth in such Research Plan, provisions for the supply of Collaboration Compounds by Proteovant to Blueprint in accordance with Section 2.9, a copy of the applicable [***] pursuant to which[***], the [***]. Each Research Plan will include plans to develop [***] through to satisfaction of [***]. Each Research Plan will include plans to develop and progress [***], but such Research Plan will not require the Parties to [***].

(b)Each Research Plan will be reviewed by the JRC at least [***] and may, from time to time, be amended by the JRC in accordance with Section 9.2(e), provided that if the JRC decides in accordance with Section 9.2(e) that a Target Program is futile following reasonable efforts to achieve the [***], then such Target Program will be terminated.

(c)For clarity, the conduct of any CMC activities under any Research Plan, other than the Initial Synthesis of the Collaboration Compounds, will be [***].

(d)On a Target Program-by-Target Program basis, prior to achievement of the [***] with respect to such Target Program, [***]; provided, however, that Blueprint will have the right to request [***] 15.

2.3[***].

(a)Each Research Plan will include the [***], as agreed upon by the Parties.

(b)With respect to each Target Program, the JPT will promptly provide a written report (the “[***]”) to the JRC when it believes that [***] has been achieved with respect to a Collaboration Compound and a [***] Candidate has been identified (the “[***]”) and will provide to the JRC all material data and other Information in support thereof. [***]. At the time of delivery of the [***] to the JRC, the JPT will request that [***] promptly (but in any event within [***] days of delivery of such request) meet by phone or in person to discuss the [***] with respect to [***]. The JRC will promptly (and in any event within [***] after the date of delivery of the [***] Candidate Report by the JPT (such period, the “[***]”)) (i) discuss and evaluate such report and material data and Information (including [***]), (ii) determine whether or not [***] has been achieved and (iii) provide prompt written notice of such determination to each of Proteovant and Blueprint. If the JRC determines, [***], that [***] has been achieved, then [***]11.3 [***] 11.3.

(c)With respect to each Target Program, the JPT will promptly provide a written report (the “[***]”) to the JRC when the JPT believes that [***] has been achieved for a Collaboration Compound, and will provide to the JRC all material data and other Information in support thereof. [***]. The JRC will promptly (and in any event within [***] days after the date of delivery of the [***] by the JPT (such period, the “[***]”)) (i) discuss and evaluate such report and material data and Information, (ii) determine whether or not [***] has been achieved for a [***] and (iii) provide prompt written notice of such determination to each of Proteovant and

Blueprint. If the JRC determines, [***], that [***] has been achieved for a [***], then [***] 11.3 [***] 11.3.

(d)With respect to each Target Program, the JPT will promptly provide a written report (the “[***]”) to the JRC when the JPT believes that a Collaboration Compound has achieved the applicable [***] and will provide to the JRC all material data and other Information in support thereof. [***]. No later than at the time of delivery of the [***] to the JRC, the JPT will request that the [***] meet by phone or in person [***] with respect to such Collaboration Compound. Each Party will have the right to receive a copy of [***]. The JRC will promptly (and in any event within [***] days after the receipt of such [***] by the [***] (such period, the “[***]”)) (i) discuss and evaluate such report and material data and Information (including [***]), (ii) determine whether or not the applicable Collaboration Compound has achieved [***] and (iii) provide prompt written notice of such determination to each of Proteovant and Blueprint. If the JRC determines, [***], that such Collaboration Compound achieves [***], then (x) such [***] will be a [***]  Candidate and (y) in the event [***] 11.3 [***] 11.3.

(e)From time to time during the [***], and solely to the extent reasonably necessary for the JRC to determine whether the [***], the [***], or the [***] (as applicable) have each been achieved, the JRC may provide to a Party with written notice requesting from such Party reasonable additional information (including, as reasonable, any raw data) with respect to, or the ability to reasonably discuss with such Party’s representative(s) who have knowledge of, in each case, the applicable Collaboration Compound (each, an “Information Request”). Such Party will [***] provide such information [***] or hold any such discussion [***] after receipt of such Information Request. With respect to any Information Request submitted by a Party during [***] 2.3(b), [***] 2.3(c) [***] 2.3(d), to the extent that (i) [***].

2.4Replacement Target Program. At any time during the [***] period following the date of commencement of each Initial Target Program as set forth in Section 2.1(a), provided that [***] has not been achieved for the applicable Collaboration Target or, if the JRC determines [***] 9.2(e) [***], the Parties may notify the JRC that they wish to replace such Initial Target Program and the Collaboration Target initially selected for such Target Program (such Target Program, a “Discontinued Target Program,” and such Collaboration Target, a “Discontinued Collaboration Target”), with a replacement Target Program and a replacement Target, provided such Target is an Available Target and is otherwise mutually agreed by the Parties (such Target Program, a “Replacement Target Program,” and such selected replacement Target, a “Replacement Collaboration Target”). Upon receipt of notice by the JRC, the following will apply:

(a)on the date such Target Program is replaced by the mutual written agreement of the Parties and thereafter, neither Party will have any further obligation under the applicable Research Plan with respect to such Discontinued Target Program or Discontinued Collaboration Target and such Discontinued Target Program and Discontinued Collaboration Target will no longer be deemed a Target Program or Collaboration Target, as applicable, under the Agreement;

(b)on the date such Target Program is replaced by mutual agreement of the Parties and thereafter, all licenses granted under this Agreement in connection with the Discontinued Target Program and Discontinued Collaboration Target will immediately terminate;

(c)the Parties will negotiate [***] and [***] mutually agree, within [***] days of such notice, upon a Research Plan for such Replacement Collaboration Target through the JRC [***]; and

(d)if the Parties mutually agree to such Research Plan, then following such agreement the Replacement Target Program and the Replacement Collaboration Target will be deemed to be a Target Program and a Collaboration Target, respectively, subject to the terms and conditions of this Agreement.

[***].

2.5Additional Targets. At any time prior to the [***] anniversary of the Effective Date, the Parties may mutually agree to expand the collaboration to add up to two (2) additional Target Programs (each, an “Additional Target Program”) for up to two (2) additional Collaboration Targets (each, an “Additional Collaboration Target”) by notifying the JRC in writing that they wish to add an Additional Collaboration Target under this Agreement, [***]. If the Parties mutually agree to such Additional Collaboration Target and Research Plan (either through the JRC or otherwise), then following such agreement the Additional Target Program and the Additional Collaboration Target will be deemed to be a Target Program and a Collaboration Target, respectively, subject to the terms and conditions of this Agreement, and Blueprint will pay to Proteovant the Additional Target Program Payment in accordance with Section 11.2.

2.6Target Program Costs and Expenses. Unless otherwise agreed to by the Parties in writing, each Party will be responsible for all of its expenses incurred in the conduct of its activities under each Target Program; provided that, with respect to such Target Program, (a) unless otherwise agreed to by the Parties in writing, neither Party will be required to incur external costs in connection with any Target Program (including, if applicable a Replacement Target Program for such Target Program) in excess of [***].

2.7Target Program Records.

(a)Each Party will maintain, and cause its Affiliates and subcontractors to maintain, records of all work conducted in the performance of each Target Program and all results, data, inventions and developments made in the performance of such Target Program, which records will be complete and accurate in all material respects. Such records will be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

(b)In order to protect the Parties’ Patents, under U.S. law, in any patentable inventions conceived or reduced to practice during or as a result of a Target Program, each Party agrees to require its employees and independent contractors to record and maintain all material data and information generated during such Target Program in such a manner as to enable the Parties to use such records to establish the earliest date of invention or diligence the date of reduction to practice. At a minimum, such individuals will record all patentable inventions generated by them in standard laboratory notebooks (paper or electronic) or other suitable means that are dated and corroborated by non-inventors as necessary.

2.8Disclosure of Results of Target Program. The JPT will furnish to the JRC, at least at each JRC meeting, an update on the progress under each Research Plan (including with respect to any activities under Section 2.9), including a summary of any material results and data generated by each Party under each Research Plan (the “Research Report”). Each Party will provide the JRC with such other information, results and data with respect to the activities under each Research Plan as any member of the JRC may reasonably request that are in a Party’s possession or control.

2.9Materials Transfer.

(a)In order to facilitate the activities under each Target Program, either Party may, at its election, provide to the other Party certain Materials (including (i) supply of Collaboration Compounds, [***] from Proteovant to Blueprint to the extent set forth in the applicable Research Plan, or (ii) supply of Blueprint Target Binder Compounds from Blueprint to Proteovant to the extent set forth in the applicable Research Plan) for use by the other Party in furtherance of the Target Program (in which case the transfer of such Materials will be specified in the applicable Research Plan, Schedule 1.29, or the minutes of the JRC). All such Materials (including, as applicable, any progeny, expression products, mutants, replicates, derivatives and modifications thereof that are made by the receiving Party and that include the Materials of the supplying Party), to the extent such Material is not generally available from a Third Party, will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of performing its activities under the applicable Research Plan, and the receiving Party will not transfer such Materials (including, as applicable, any progeny, expression products, mutants, replicates, derivatives and modifications thereof) to any Third Party unless to a subcontractor as provided in Section 2.10 or as otherwise expressly contemplated by this Agreement (including the applicable Research Plan), or upon the written consent of the supplying Party, including, as applicable, to any academic, government or research institution. For clarity, this Section 2.9(a) will not restrict either Party from using Materials that are publicly available from a Third Party.

(b)Each Party agrees it will not, and will not attempt to, and will not permit any Affiliate or a Third Party to, or attempt to, identify or determine in any way the chemical, physical or structural characteristics or identity, fragmentation sequence or composition of any of the other Party’s Materials nor modify or make derivatives or analogs of the other Party’s Materials, including that it will not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of any of the other Party’s Materials, including analyzing such Materials by physical, chemical or biochemical means, except, in each case, to the extent set forth in the applicable Research Plan or as necessary to conduct the applicable Research Plan.

(c)Any Materials provided by a Party to the receiving Party (including, as applicable, any progeny, expression products, mutants, replicates, derivatives and modifications thereof) will be used by the receiving Party solely for purposes of conducting the Target Program in accordance with the applicable Research Plan and any unused Materials will be returned to the supplying Party (or destroyed as may be requested by the supplying Party in writing) promptly following the end of the Term (or the end of the Term to the extent relating to the Target Program or Licensed Target Program, as applicable, to which such Materials relate) or earlier upon request by the supplying Party. All Information that specifically relates to such Materials and such Materials, including in each case any improvements, modifications, and derivatives thereof, will be Confidential Information of the supplying Party. The receiving Party agrees to use all such Materials with prudence and appropriate caution in any experimental work, since all of their characteristics may not be known. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE MATERIALS PROVIDED HEREUNDER ARE EXPERIMENTAL IN NATURE AND ARE PROVIDED “AS IS”. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SUPPLYING PARTY MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MATERIALS PROVIDED HEREUNDER.

2.10Subcontracting. Subject to the oversight of the JRC, each Party may subcontract any of the work for which it is responsible in the performance of each Target Program. In the case of any (sub)contracting of Target Program activities by a Party to a Third Party, for any contract entered into after the Effective Date, such Third Party must have entered into a written agreement with such Party that includes terms and conditions protecting and limiting use and disclosure of Materials and Information that are consistent with the obligations under Section 2.9 and Article 15 of this Agreement and that require such Third Party to assign or exclusively license back (with the right to sublicense through multiple tiers) all Intellectual Property Rights with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products developed in the course of performing any such work to such Party consistent with the obligations under Section 12.1; provided, that the term of such Third Party’s obligations regarding the use and disclosure of Information will be as long as reasonably negotiated with such Third Party, but in any event no less than [***] after the date of expiration or earlier termination of the applicable subcontract agreement between the subcontracting Party and such Third Party. The (sub)contracting Party is responsible for compliance by such Third Party with the applicable terms and conditions of this Agreement in the same way and to the same extent as such Party.

3.BLUEPRINT OPTIONS

3.1Option Grant. Proteovant hereby grants Blueprint an exclusive option on a Target Program-by-Target Program basis (each, an “Option”), during the Option Exercise Period for the applicable Target Program, exercisable at Blueprint’s sole discretion subject to, and in accordance with, Sections 3.2 and Section 3.3, [***] exercise its license rights under Section 10.1 with respect to such Target Program.

3.2Option Exercise Period. On a Target Program-by-Target Program basis, the “Option Exercise Period” for each Target Program will [***] (b) end on the earlier of (i) the [***] day following the date of achievement of the [***] with respect to such Target Program as determined by the JRC in accordance with Section 2.3(d)(ii), (ii) on the date such Target Program is replaced with a Replacement Target Program in accordance with Section 2.4, or (iii) on the date the JRC determines that the [***] for such Target Program is not likely to be achieved and terminates such Target Program.

3.3Exercise of an Option.

(a)Exercise. On a Target Program-by-Target Program basis, Blueprint may exercise an Option, if at all, by delivering an Option Exercise Notice in respect of such Option to Proteovant at any time during the respective Option Exercise Period for such Option. On the applicable Option Exercise Date, [***] and such Target Program and the corresponding Collaboration Compounds will be deemed a “Licensed Target Program” and “Licensed Compounds” hereunder, respectively. If Blueprint exercises the Option with respect to a particular Target Program prior to the time when the JRC determines, [***], that such Collaboration Compound has achieved [***], then (i) [***], and [***].

(b)Antitrust Filing.

(i)On an Option-by-Option basis, not later than the applicable Option Exercise Date with respect to such Option, Blueprint will determine whether any filing or notification is necessary or advisable under any applicable Antitrust Law if Blueprint were to exercise the respective Option pursuant to this Agreement. Proteovant will provide Blueprint with any information (including financial information) reasonably requested by Blueprint for purposes of determining whether a filing or notification under any applicable Antitrust Law is necessary or advisable. Upon the request of Proteovant, Blueprint will share with Proteovant its analysis as to whether any filing or notification is necessary or advisable under any applicable Antitrust Law.

(ii)If Blueprint determines that a filing or notification under any applicable Antitrust Law is necessary or advisable, then Blueprint will indicate the same in the respective Option Exercise Notice for such Option and each of Blueprint and Proteovant will make or cause to be made such notifications and filings as promptly as practicable (but in any event within [***]). [***]. Each Party will use its commercially reasonable efforts to obtain the expiration or termination of the applicable waiting period under the HSR Act, and to obtain the termination or expiration of any other applicable waiting periods or any necessary approvals or consents under any other applicable Antitrust Law, at the earliest possible date after the date of filing. Immediately following the later of the expiration or termination of the last such waiting period, or receipt of any necessary approvals or consents under any other applicable Antitrust Law, Blueprint will send Proteovant written notice that all waiting periods under any applicable Antitrust Law have expired or been terminated and any necessary approvals or consents under any applicable Antitrust Law have been obtained. The effectiveness of the Option Exercise Date for the corresponding Target Program will be deemed to be delayed until the date on which the last waiting period under any applicable Antitrust Law has expired or been terminated or on which the last approval or consent under such Antitrust Law is granted.

(c)Cooperation. Each of Blueprint and Proteovant will: (i) reasonably cooperate with each other in connection with any investigation or other inquiry relating to the transactions contemplated by an Option Exercise Notice for an Option; (ii) reasonably keep the other Party informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other Merger Control Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by an Option Exercise Notice for an Option; (iii) promptly respond to and certify substantial compliance with any inquiries or requests received from the FTC, the DOJ or any other Merger Control Authorities for additional information or documentation; (iv) reasonably consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Merger Control Authority, and to the extent permitted by the FTC, the DOJ or such other Merger Control Authority and reasonably determined by such Party to be appropriate under the circumstances, give the other Parties or their counsel the opportunity to attend and participate in such meetings and conferences; and (v) permit the other Parties or their counsel to the extent reasonably practicable to review in advance, and [***] consider the views of the other Parties or their counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Merger Control Authority; provided, however, such Party will be under no obligation to reschedule any meetings or conferences with the FTC, the DOJ or any other Merger Control Authority to enable the other Party to attend.

(d)No Antitrust Undertakings. Notwithstanding anything to the contrary in Section 3.3(b) through 3.3(e), the term “commercially reasonable efforts” as used in Section 3.3(b) does not require that either Party (i) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of Blueprint, Proteovant or their respective Affiliates, (ii) agree to any restrictions on the activities of Blueprint, Proteovant or their respective Affiliates, or (iii) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying any of the transactions contemplated by an Option Exercise Notice for an Option.

(e)No Effect. At the election of either Party, immediately upon notice to the other Party, Blueprint’s exercise of an Option will become null and void and have no further force or effect if (i) the FTC or DOJ obtains a preliminary injunction against the Parties to enjoin the transactions contemplated by the Option Exercise Notice for such Option or (ii) any applicable waiting periods will not have expired or been terminated, or any necessary approvals or consents will not have been obtained, under any applicable Antitrust Law on or prior to [***] after the effectiveness of the filings and notifications contemplated by Section 3.3(b)(ii). In addition, if the Option Exercise Notice indicates that Blueprint has determined that a notification under applicable Antitrust Law is necessary or advisable, Blueprint will have the right to nullify its exercise of such Option by providing written notice to Proteovant prior to the Option Exercise Date for such Option. Following the voiding or nullification of Blueprint’s exercise of an Option for any reason under this Section 3.3(e), the Collaboration Target previously subject to such Option will be treated for all purposes under this Agreement, including Section 3.4, as a Collaboration Target in respect of which Blueprint did not deliver an Option Exercise Notice to Proteovant.

3.4Option Not Exercised. If Blueprint does not deliver to Proteovant an Option Exercise Notice with respect to a Target Program prior to the expiration of the applicable Option Exercise Period, then Blueprint’s Option with respect to such Target Program will expire and this Agreement will terminate with respect to such Target Program in accordance with Section 16.5.

4.PROTEOVANT’S OPT-IN RIGHTS

4.1Opt-In Right. With respect to the second Target Program and fourth Target Program for which Blueprint exercises the Option, if any (each, an “Eligible Opt-In Program”), subject to, and in accordance with, the remainder of this Section 4.1, Blueprint hereby grants to Proteovant during the Opt-In Exercise Period an exclusive option with respect to such Eligible Opt-In Program, exercisable in Proteovant’s sole discretion, (a) to jointly Develop in the Territory and jointly Commercialize in the Opt-In Territory such Eligible Opt-In Program and corresponding Licensed Compounds and Licensed Products in accordance with Section 6.3(a) and Section 7.2(b), (b) to share the Shared Development Costs attributable to such Eligible Opt-In Program and corresponding Licensed Compounds and Licensed Products in accordance with Section 11.8(a)(i), and (c) to share the Operating Profits or Losses in the Opt-In Territory for such Eligible Opt-In Program and corresponding Licensed Compounds and Licensed Products in the Opt-In Territory in accordance with Section 11.8(a)(ii), in each case, on the terms set forth in this Agreement (the “Opt-In Right”).

4.2Exercise of Opt-In Right. Proteovant may exercise its Opt-In Right with respect to an Eligible Opt-In Program by providing written notice (the “Opt-In Exercise Notice”) of such exercise to Blueprint at any time during the [***] period immediately following the applicable Blueprint Disclosure Date with respect to the applicable Scheduled Blueprint Contributed Compound that is a [***] for such Eligible Opt-In Program (such period, the “Opt-In Exercise Period”). If Proteovant exercises the Opt-In Right with respect to an Eligible Opt-In Program, (a) such Eligible Opt-In Program and corresponding Licensed Compounds and Licensed Products will be deemed an “Opt-In Target Program”, “Opt-In Compounds” and “Opt-In Products” hereunder, respectively, (b) the Parties will equally share in the Shared Development Costs for such Opt-In Compounds and Opt-In Products in accordance with Section 11.8(a)(i), and (c) the Parties will equally share in the Operating Profits or Losses in the Opt-In Territory for such Opt-In Compounds and Opt-In Products in accordance with Section 11.8(a)(ii).

5.TECHNOLOGY TRANSITION AFTER OPTION AND OPT-IN EXERCISE

5.1By Proteovant.

(a)Initial Transfer. On a Licensed Target Program-by-Licensed Target Program basis, Proteovant will promptly (but no later than [***]) following the applicable Option Exercise Date for each corresponding Licensed Compound, transfer (which may be through access to a secured electronic database) to Blueprint or its designated Affiliate a copy of tangible embodiments of the Proteovant Know-How and [***] related to such Licensed Compound in its possession and Control as of the Option Exercise Date that Proteovant [***] believes is [***] for the Research, Development, Manufacture, Medical Affairs, Commercialization or other Exploitation of such Licensed Compound, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, laboratory notebooks, spreadsheets, copies of standard operating procedures or technical specifications), in each case not previously transferred to Blueprint or its Affiliates under this Agreement.

(b)Additional Transfers. Following the initial transfer of Proteovant Know-How and [***] in accordance with Section 5.1(a), in the event that Blueprint or Proteovant [***]

believes tangible embodiments of additional Proteovant Know-How and [***] not previously transferred to Blueprint or its Affiliates under this Agreement is n[***] for the continued Research, Development, Manufacture or Commercialization of such Licensed Compound, Proteovant will transfer (which may be through access to a secured electronic database) to Blueprint a copy of such additional Proteovant Know-How and [***] in Proteovant’s possession and Control, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, laboratory notebooks, spreadsheets, copies of standard operating procedures or technical specifications).

5.2By Blueprint.

(a)Initial Transfer. On a Licensed Target Program-by-Licensed Target Program basis, if Proteovant exercises its Opt-In Right with respect to such Licensed Target Program, then promptly (but no later than [***] following the applicable Opt-In Exercise Date for the applicable Opt-In Compound, the JPT will meet to discuss and identify the Blueprint Know-How that is necessary or useful for Proteovant to perform the activities assigned to it to in order to Co-Develop and Co-Commercialize such Opt-In Compound. Following the identification of any such Blueprint Know-How by the JPT, Blueprint will [***] (but no later than [***] transfer (which may be through access to a secured electronic database) to Proteovant or its designated Affiliate a copy of tangible embodiments of such Blueprint Know-How in Blueprint’s possession and Control, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, laboratory notebooks, spreadsheets, copies of standard operating procedures or technical specifications).

(b)Additional Transfers. Following the initial transfer of Blueprint Know-How in accordance with Section 5.2(a), in the event that Blueprint or Proteovant determines that tangible embodiments of additional Blueprint Know-How not previously transferred to Proteovant or its Affiliates under this Agreement is [***] for Proteovant to perform the activities assigned for the continued Co-Development or Co-Commercialization of the applicable Opt-In Compound, Blueprint will transfer to Proteovant (which may be through access to a secured electronic database) a copy of such additional Blueprint Know-How in Blueprint’s possession and Control, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, laboratory notebooks, spreadsheets, copies of standard operating procedures or technical specifications).

5.3Costs of Transfer. Each Party will bear its own costs and expenses in conducting and receiving the technology transfer under this Article 5.

6.DEVELOPMENT AND REGULATORY MATTERS

6.1Overview. Subject to the terms and conditions of this Agreement, including Proteovant’s exercise of the Opt-In Right in accordance with Article 4, during the Term, on a Licensed Target Program-by-Licensed Target Program basis, from and after the applicable Option Exercise Date, Blueprint, by itself or through its Affiliates and Sublicensees, will be solely responsible for the Development of the Licensed Compounds and Licensed Products under such Licensed Target Program in the Field in the Territory during the Term.

6.2Development Diligence.

(a)Subject to the terms and conditions of this Agreement, on a Licensed Target Program-by-Licensed Target Program basis Blueprint, by itself or through its Affiliates and Sublicensees, will use Commercially Reasonable Efforts to Develop [***] (including, if applicable, [***] under such Licensed Target Program and to seek and obtain Regulatory Approval for such Licensed Product (including, if appliable, [***]) in the Field [***]. Without limiting the generality of the foregoing, with respect to each Licensed Product that is not an Opt-In Product, Blueprint will prepare [***] and deliver to Proteovant (i) an initial Global Development Plan setting forth Blueprint’s plans to meet its obligations under this Section 6.2(a), including [***] relating to [***] activities set forth in such Global Development Plan, and (ii) an updated version of such Global Development Plan on [***] basis thereafter. Blueprint will use Commercially Reasonable Efforts to implement the Global Development Plan.

(b)If Proteovant exercises the Opt-In Right with respect to an Eligible Opt-In Program in accordance with Article 4, then subject to the terms and conditions of this Agreement, each Party will use Commercially Reasonable Efforts to (i) conduct those Development activities with respect to Opt-In Compounds and Opt-In Products in the Field in the Territory allocated to such Party under the Opt-In Global Development Plan, and (ii) carry out the activities assigned to it under the Opt-In Global Development Plan with respect to the Territory, in a timely and effective manner.

6.3Opt-In Global Development Plan and Opt-In Global Development Budget.

(a)If Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then during the Opt-In Term:

(i)On an Opt-In Licensed Target Program-by-Opt-In Licensed Target Program basis, subject to the terms and conditions of this Agreement, within [***] days after the Opt-In Exercise Date with respect to such Opt-In Licensed Target Program, Blueprint will prepare [***] and deliver to the JSC for its review, discussion, and approval the initial global Development plan for such Opt-In Licensed Target Program (each, an “Opt-In Global Development Plan”) which will include: [***] following the delivery of the applicable Opt-In Global Development Plan by Blueprint to the JSC; [***]. In the event of any inconsistency between the Opt-In Global Development Plan and this Agreement, the terms of this Agreement will prevail. Within [***] after the date Blueprint delivers to the JSC the initial Opt-In Global Development Plan as set forth above in this Section 6.3(a)(i), Proteovant will [***]. Third Party subcontractors to be used by either Party to perform activities under the Opt-In Global Development Plan will be selected in a manner intended to maximize efficiencies for the global Development of the Opt-In Compounds and Opt-In Products.

(ii)The Opt-In Global Development Plan will contain a [***] rolling budget for the probable Shared Development Costs for the Development activities to be performed during the then-current Calendar Year [***] and the next [***] of the Opt-In Global Development Plan (each such budget, an “Opt-In Global Development Budget”). The first full Calendar Year plus any such partial Calendar Year, if applicable, of the then-current Opt-In Global Development Budget will be binding, and [***] of the Opt-In Global Development Budget will be non-binding.

In addition, the Opt-In Global Development Budget will contain a [***] summary of any foreseeable Shared Development Costs following such [***] rolling budget through the anticipated completion of the last Clinical Trial set forth in the then current Opt-In Global Development Plan.

(iii)Blueprint, in consultation with Proteovant, will (A) review the Opt-In Global Development Plan and Opt-In Global Development Budget at least [***] for the purpose of considering appropriate amendments thereto to be proposed to the JDC for submission to the JSC for approval and (B) no later than [***] of the then-current Calendar Year beginning with the first full Calendar Year of the initial Opt-In Global Development Plan and Opt-In Global Development Budget, provide the JDC with a proposed updated Opt-In Global Development Plan and Opt-In Global Development Budget for the JDC’s review, discussion, and submission to the JSC for approval. The JSC will endeavor to approve such updated Opt-In Global Development Plan and Opt-In Global Development Budget no later than [***] of the then current Calendar Year. Each update to the Opt-In Global Development Plan or the Opt-In Global Development Budget will be prepared by the Parties based on each Party’s [***] estimation, consistent with its standard internal practices, of the probable activities to be conducted under the Opt-In Global Development Plan, and based on and consistent with the documents and information related to the Opt-In Products prepared by such Party for its internal use.

(iv)During the Opt-In Term, [***] updates to the Opt-In Global Development Budget will contain a proposed Opt-In Global Development Budget covering (A) the next [***],[***], and (B) each of the [***] thereafter, [***], in each case ((A) and (B)), in accordance with the requirements set forth in Section 6.3(a)(ii). The [***] updates to each Opt-In Global Development Budget will further contain any proposed Development activities that were not previously included as Development activities in the then-current Opt-In Global Development Plan and Opt-In Global Development Budget (including studies to support any new Indications). In addition, such [***] updates to the Opt-In Global Development Budget will contain a high-level summary of any foreseeable Shared Development Costs following such updated [***] rolling budget through the anticipated completion of the last Clinical Trial set forth in the then current Opt-In Global Development Plan.

(v)During the Opt-In Term, in addition to the [***] updates, either Party, through its representatives on the JDC, may propose amendments to the Opt-In Global Development Plan and Opt-In Global Development Budget at any time (but no more frequently than [***]) until such time as no further activities are occurring or expected to occur under the Opt-In Global Development Plan and no further costs are expected to be incurred under the Opt-In Global Development Budget, including amendments to add activities to such Opt-In Global Development Plan and Opt-In Global Development Budget (including new Indications). No [***] update or material amendment to an Opt-In Global Development Plan and Opt-In Global Development Budget will be effective unless and until approved by the JSC in accordance with Section 9.4(e).

(b)For clarity, if Proteovant never exercises its Opt-In Right with respect to an Eligible Opt-In Program, then Section 6.3(a) will not apply with respect to such Eligible Opt-In Program and the corresponding Licensed Compounds and Licensed Products.

6.4Development Reports.

(a)Blueprint will furnish to Proteovant [***] updates on its global Development and regulatory efforts for the Licensed Compounds and Licensed Products that are not Opt-In Compounds or Opt-In Products, including [***].

(b)With respect to each Opt-In Compound and its corresponding Opt-In Products, the JDC will furnish to the JSC, within [***] days after the end of each [***] an update on the global progress of activities under such Opt-In Global Development Plan for such Opt-In Compound and corresponding Opt-In Products, including a summary of any material results and data generated by it in connection with such activities. The JDC will provide the JSC with such other information, results and data with respect to such activities for such Opt-In Compound or corresponding Opt-In Products as any member of the JSC may reasonably request that are in the applicable Party’s possession and control to determine such Party’s compliance with its Development diligence obligations under this Agreement.

6.5Development Costs.

(a)Unless and until Proteovant exercises the Opt-In Right with respect to an Eligible Opt-In Program, following the Option Exercise Date, Blueprint will be solely responsible for all costs and expenses incurred in connection with the Development of Licensed Compounds and Licensed Products in the Field in the Territory.

(b)If Proteovant exercises the Opt-In Right with respect to an Eligible Opt-In Program, then from and after the Option Exercise Date for the applicable Licensed Target Program, the Parties will share all Shared Development Costs for all Development activities for such Opt-In Licensed Target Program and the corresponding Opt-In Compounds and Opt-In Products in the Field in the Territory in accordance with the Opt-In Global Development Budget and Section 11.8.

6.6Records. Each Party will prepare and maintain and will cause its Affiliates, licensees or sublicensees to prepare and maintain records regarding the Development of Licensed Compounds and Licensed Products in the Field in the Territory, which records will be complete and accurate in all material respects and in sufficient detail and good scientific manner appropriate for patent and regulatory purposes.

6.7Regulatory Matters. As between the Parties, Blueprint will [***] with respect to regulatory matters for Licensed Compounds and Licensed Products, [***] Periods; provided, that if Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then Blueprint will provide Proteovant with advance copies of any material Regulatory Materials in the Opt-In Territory reasonably in advance of submission to a Regulatory Authority in the Opt-In Territory. Blueprint will consider [***] any reasonable comments by Proteovant to such Regulatory Materials; [***]. Blueprint will have sole responsibility for preparing and submitting all Regulatory Materials for Licensed Products (including the Opt-In Products) in the Field in the Territory, including preparing, submitting and holding all INDs, NDAs and MAAs for such Licensed Products (including the Opt-In Products). Proteovant will reasonably cooperate with Blueprint and provide to Blueprint all Proteovant Know-How and [***], in each case as may be reasonably requested by Blueprint and necessary for Blueprint, in order to prepare or support any Regulatory Materials for Licensed Products (including the Opt-In Products) in the Field in the Territory and interactions with any Regulatory Authority in connection with Development or

Regulatory Approval of Licensed Products (including the Opt-In Products). Blueprint will own all Regulatory Materials for Licensed Products and all such Regulatory Materials will be submitted in the name of Blueprint (or its Affiliate or Sublicensee, as applicable).

6.8Standards of Conduct. Each Party will perform, and will use Commercially Reasonable Efforts to ensure that its Affiliates, licensees, sublicensees and Third Party contractors perform, its Development activities with respect to Licensed Compounds (including Opt-In Compounds) and Licensed Products (including Opt-In Products) in compliance in all material respects with the requirements of Applicable Law.

6.9Data Processing Agreement. In the event Proteovant exercises its Opt-In Right in accordance with Article 4, then promptly following the applicable Opt-In Exercise Date, the Parties will [***] negotiate and enter into a Data Processing Agreement.

7.COMMERCIALIZATION

7.1Overview. Subject to the terms and conditions of this Agreement, including Proteovant’s exercise of its Opt-In Right in accordance with Article 4, during the Term, on a Licensed Target Program-by-Licensed Target Program basis, from and after the applicable Option Exercise Date, Blueprint, by itself or through its Affiliates and Sublicensees, will be solely responsible, at its sole cost and expense, for the Commercialization of Licensed Compounds and Licensed Products in the Field in the Territory.

(a)Commercialization Diligence.

(i)Subject to the terms and conditions of this Agreement, on a Licensed Target Program-by-Licensed Target Program basis, Blueprint, by itself or through its Affiliates and Sublicensees, will use Commercially Reasonable Efforts to Commercialize [***] Licensed Product (including, [***]) under such Licensed Target Program in the Field [***] Regulatory Approval has been obtained for such Licensed Product.

(ii)If Proteovant exercises the Opt-In Right with respect to an Eligible Opt-In Program in accordance with Article 4, Proteovant will use Commercially Reasonable Efforts to conduct those Co-Commercialization activities with respect to such Opt-In Product in the Opt-In Territory allocated to Proteovant under the applicable Opt-In Commercialization Plan.

7.2Commercialization of Licensed Products (including Opt-In Products); Commercialization Reports and Records.

(a)With respect to Licensed Products that are not Opt-In Products, on a Licensed Target Program-by-Licensed Target Program basis following [***], Blueprint will deliver to Proteovant a written report summarizing its material Commercialization activities on [***] basis within [***] after [***].

(b)With respect to Opt-In Products in the Opt-In Territory, all Commercialization activities of the Parties will be performed under the direction of the JCC and the JSC in accordance with the then-current applicable Opt-In Commercialization Plan. In the event of any inconsistency between a Opt-In Commercialization Plan or an Operating Budget and

this Agreement, the terms of this Agreement will prevail unless otherwise expressly set forth in the relevant Opt-In Commercialization Plan or Operating Budget.

(c)Each Party will maintain records and otherwise establish procedures to ensure compliance with all Applicable Law and professional requirements that apply to the Commercialization of the Licensed Products and Opt-In Products in the Territory or Opt-In Territory, as applicable.

(d)Blueprint will have the sole right, and will be solely responsible for the invoicing, selling, booking of sales, distribution, market access activities (including listing, tendering, or pricing or reimbursement activities), of each Opt-In Product in the Opt-In Territory.

7.3Opt-In Commercialization Plan and Operating Budget.

(a)If Proteovant exercises the Opt-In Right with respect to an Eligible Opt-In Program, then:

(i)No later than [***] prior to the expected filing date of the Regulatory Approval for the Opt-In Product in the Opt-In Territory, Blueprint will prepare and submit to the JCC for its review and submission to the JSC for its approval an initial high-level Commercialization plan for the Opt-In Products in the Opt-In Territory (such plan, if and when approved by the JSC and as may be amended from time to time in accordance with this Agreement, the “Opt-In Commercialization Plan”).

(ii)Each Opt-In Commercialization Plan will contain, as applicable: (A) [***] Commercialization activities for the relevant Opt-In Product in the Opt-In Territory (including without limitation [***], (C) [***] activities, (D) the Parties’ respective [***] roles for such Opt-In Product in the Opt-In Territory, (E) [***] for such Opt-In Product, (F) the Operating Budget, [***], and (G) other information the JCC believes necessary for the successful commercial launch and subsequent Commercialization of the applicable Opt-In Product in the Opt-In Territory. Within [***] after the date Blueprint delivers to the JCC the initial Opt-In Commercialization Plan as set forth above in Section 7.3(a)(i), Proteovant will [***]. Blueprint will [***]. Third Party subcontractors to be used by either Party to perform activities under the Opt-In Commercialization Plan will be selected in a manner intended to maximize efficiencies for the Commercialization of the Opt-In Compounds and Opt-In Products in the Opt-In Territory.

7.4Co-Commercialization Agreement.

(a)On an Opt-In Target Program-by-Opt-In Target Program basis, no later than [***] prior to the [***], the Parties will negotiate [***] the terms of a definitive Co-Commercialization Agreement (the “Co-Commercialization Agreement”). The Co-Commercialization Agreement will include terms that are customary in an agreement to govern the Co-Commercialization of similar products in the Opt-In Territory, including agreeing on the scope and split of the Party’s Commercialization activities in the Opt-In Territory, and that are otherwise consistent with the provisions of this Agreement. The JCC under the oversight of the JSC will operate as the governing authority for any operations under the Co-Commercialization Agreement. Costs incurred by the Parties for Co-Commercialization activities in the Opt-In Territory under any Co-Commercialization Agreement and in accordance with the Operating

Budget will be Shared Commercialization Costs unless otherwise mutually agreed by the Parties and expressly set forth in the Co-Commercialization Agreement.

(b)In the event the Parties are unable to agree on the terms of a Co-Commercialization Agreement after [***] attempts to reach agreement over a [***] period, then either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. If the Executive Officers are unable to resolve the matter within [***], or such other longer time the Executive Officers may otherwise agree upon, after the matter is referred to them, then either Party may refer such issue to arbitration under the expedited dispute resolution provisions in Section 19.4 by providing written notice thereof to the other Party.

8.MANUFACTURING

8.1Subject to the terms of this Agreement, including Proteovant’s exercise of the Opt-In Right in accordance with Section 4.2, following the Option Exercise Date in accordance with Section 3.3, with respect to each Licensed Target Program and corresponding Licensed Compounds and Licensed Products, Blueprint will, [***], have the exclusive right and will be solely responsible for the Manufacture (including having a Third Party Manufacture on its behalf) of such Licensed Compounds and Licensed Products (including all such Manufacturing for use in Clinical Trials and for Commercialization).

8.2If Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program in accordance with Section 4.2, then Blueprint will continue to have the exclusive right and to be solely responsible for the Manufacture (including having a Third Party Manufacture on its behalf) of the Opt-In Compounds and Opt-In Products (including all such Manufacturing for use in Clinical Trials and for Commercialization); provided, however, that [***] 11.8.

9.GOVERNANCE

9.1Collaboration Overview. The Parties desire and intend to work together leveraging each Party’s expertise to collaborate with respect to the Target Programs, as and to the extent set forth in this Agreement (the “Collaboration”). The Parties will establish a governance structure to oversee and govern the Collaboration.

9.2Joint Research Committee.

(a)Establishment of JRC. Within [***] after the Effective Date, the Parties will establish a joint research committee to oversee solely the Research of the Target Programs with the roles set forth in Section 9.2(c) (the “Joint Research Committee” or “JRC”). The JRC will consist at all times of an equal number of representatives of each of Proteovant and Blueprint. Each Party will initially appoint three (3) representatives to the JRC. The JRC membership and procedures are further described in this Section 9.2. Each Party may at any time appoint different JRC representatives by written notice to the other Party.

(b)Membership of JRC. Each of Proteovant and Blueprint will designate representatives with appropriate expertise to serve as members of the JRC, all of whom will have sufficient seniority within the applicable Party to make decisions arising within the scope of the JRC’s responsibilities as appropriate to optimize the efficiency and speed of the Parties’ activities under this Agreement and the probability of success of each Target Program. The JRC will be chaired by one of the representatives (“JRC Chairperson”) and will rotate between the Parties every [***] during the Term. The initial JRC Chairperson will be a representative of [***], and a [***] representative will become the Chairperson of the JRC for the next [***] period during the Term. The JRC Chairperson, with assistance and guidance from the Alliance Managers, will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, provided that the JRC Chairperson will call a meeting of the JRC promptly upon the reasonable written request of any member of the JRC to convene such a meeting. The role of the JRC Chairperson will be to convene and preside at meetings of the JRC and to ensure that the Alliance Managers prepare minutes, but the JRC Chairperson will have no additional powers or rights beyond those held by the other JRC representatives. The employees or consultants of a Party who are not representatives of such Party on the JRC may attend meetings of the JRC with, with respect to consultants, the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that such attendees (i) will not vote or otherwise participate in the decision-making process of the JRC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 15.

(c)Role of JRC. The JRC will be responsible for:

(i) overseeing the progress of Research for the Target Programs under the Research Plans and the activities of the JPTs,

(ii)providing guidance on overall strategy, priorities, and decisions for each Target Program up until the Collaboration Compound achieves [***] as set forth in the applicable Research Plan,

(iii)serving as a forum for exchanging information and facilitating discussions regarding the conduct of each Target Program,

(iv)reviewing and approving amendments to the Research Plans,

(v)reviewing and discussing Research Reports prepared by the JPT in accordance with Section 2.8,

(vi)ensuring that Research for each Target Program remains on track according to terms and goals in this Agreement and the applicable Research Plan,

(vii)discussing and reviewing the [***] and material data and Information provided by the JPT to the JRC in accordance with Section 2.3(b),

(viii)discussing and reviewing the [***] and material data and Information provided by the JPT to the JRC in accordance with Section 2.3(c),

(ix)discussing and reviewing the [***] and material data and Information provided by the JPT to the JRC in accordance with Section 2.3(d),

(x)evaluating and determining whether [***] have been achieved in accordance with Section 2.3(b), Section 2.3(c) and Section 2.3(d),

(xi)reviewing each Progress Update provided by Blueprint in accordance with Section 14.1(b), if applicable,

(xii)monitoring each Party’s progress against the Target Program Cost Cap,

(xiii)attempting to resolve issues on matters within the JRC’s authority on an informal basis and [***] prior to the institution of escalation or other formal dispute resolution mechanisms hereunder, and

(xiv)carrying out such other responsibilities as expressly delegated to the JRC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time or establishing other Committees to perform such other functions as appropriate.

For the avoidance of doubt, following the Option Exercise Date for the relevant Target Program (unless otherwise expressly contemplated by this Agreement) and completion of the activities under the Research Plan for such Target Program, the JRC will have no oversight, control or authority with respect to the applicable Licensed Target Program.

(d)JRC Meetings. The JRC will hold meetings at such times and places as the JRC Chairperson may determine. With respect to each Target Program, the JRC will meet at least once every Calendar Quarter until the earliest of: (i) if Blueprint exercises the Option for such Target Program, [***] (ii) if Blueprint does not exercise the Option for such Target Program, the last day of the Option Exercise Period for such Target Program; and (iii) the date such Target Program is terminated in accordance with this Agreement. The meetings of the JRC may be by telephone or any other method determined by the JRC; provided that there will be an in person meeting at least [***] unless the Parties agree otherwise. Each Party will bear its own costs associated with attending such meetings, including any costs relating to travel or such Party’s participation in such meetings.

(e)Decisions of the JRC. Decisions of the JRC will be by unanimous vote, with each Party having collectively one (1) vote, provided that if, after attempts to amicably resolve any disagreement at the JRC, the Parties are unable to agree on a matter to be decided by the JRC within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution in accordance with Section 19.2. If the Executive Officers are unable to resolve the matter within [***], or such other longer time the Executive Officers may otherwise agree upon, after the matter is referred to them, then such matter will be resolved in accordance with Section 19.2; provided, however, that [***] 2.3(b), [***] 2.3(c) [***] 2.3(d). For clarity, notwithstanding anything to the contrary, neither Party will have final decision-making authority (i.e., consensus will be required) with respect to any disagreements related to:

(i)[***];

(ii)[***];

(iii)[***];

(iv)[***];

(v)[***]; or

(vi)other matters customarily not delegated to a Party, such as the right to amend the Agreement, or to determine whether the Agreement has been breached or required a Party to violate Applicable Law.

9.3Joint Project Team.

(a)Establishment of JPT. [***] after the Effective Date, the JRC will establish a joint project team (the “Joint Project Team” or “JPT”) for each Target Program to oversee and execute activities under the applicable Research Plan for such Target Program. The JPT will consist at all times of an equal number of representatives of each of Proteovant and Blueprint. Each Party will initially appoint three (3) representatives to the JPT. The JPT membership and procedures are further described in this Section 9.3. Each Party may at any time appoint different JPT representatives by written notice to the other Party.

(b)Membership of JPT. Each of Proteovant and Blueprint will designate in writing, in its sole discretion, three (3) representatives with appropriate expertise and ongoing familiarity with each applicable Target Program and Research Plan and sufficient authority to make binding decisions with respect to the applicable Target Program on behalf of the Parties to serve as members of the JPT. The JPT will be chaired by one of the representatives (“JPT Chairperson”) and will rotate between the Parties every [***] during the Term. The initial JPT Chairperson will be a representative of [***], and a [***] representative will become the Chairperson of the JPT for the following [***] period during the Term. The JPT Chairperson will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, provided that the JPT Chairperson will call a meeting of the JPT promptly upon the reasonable written request of any member of the JPT to convene such a meeting. The role of the JPT Chairperson will be to convene and preside at meetings of the JPT, but the JPT Chairperson will have no additional powers or rights beyond those held by the other JPT representatives. Each Party may invite representatives, employees, or other consultants of such Party or of its Affiliates to attend any meeting of the JPT as it determines is appropriate, with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that such attendees (i) will not vote or otherwise participate in the decision-making process of the JPT, and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 15 of this Agreement.

(c)Role of JPT. The JPT will be responsible for:

(i)overseeing the progress of the applicable Research Plan,

(ii)reviewing and assessing data collected under the applicable Target Program,

(iii)preparing and presenting to the JRC the [***],

(iv)discussing assay development,

(v)discussing compound activity and design related to such activity,

(vi)discussing next step plans and timelines with respect to the applicable Target Program,

(vii)discussing and identifying any Blueprint Know-How that Blueprint will transfer to Proteovant in accordance with Section 5.2(a), and

(viii)carrying out such other responsibilities as expressly delegated to the JPT as set forth in this Agreement or as may be mutually agreed by the Parties in writing from time to time.

At each meeting of the JPT, if applicable, each Party will summarize to the JPT the progress conducted pursuant to the Research Plan for the applicable Target Program, with each summary including all material decisions and actions and summaries of data generated since the prior JPT meeting.

(d)JPT Meetings. The JPT will meet at least [***] until the earliest of: (i) if Blueprint exercises the Option for such Target Program, [***]; (ii) if Blueprint does not exercise the Option for such Target Program, the last day of the Option Exercise Period for such Target Program; and (iii) the date such Target Program is terminated in accordance with this Agreement. The meetings of the JPT may be by telephone or any other method determined by the JPT; provided that there will be an in person meeting at least [***] unless the Parties agree otherwise. Each Party will bear its own costs associated with attending such meetings, including any costs relating to travel or such Party’s participation in such meetings. A quorum of the JPT will exist whenever there is present at a meeting at least [***] representatives appointed by each Party. The Parties acknowledge and agree that, notwithstanding the requirements of this Section 9.2 for the JPT to meet at least [***], the Parties will communicate and meet (as appropriate) on a more informal basis as needed to discuss the implementation of Research Plans or needs of Target Programs. The JPT Chairperson or their designees will keep minutes of each JPT meeting that record in writing any actions, decisions or determinations approved by the JPT and any other appropriate matters, including a list of any issues to be resolved by the Executive Officers.

(e)Decisions of the JPT. Decisions of the JPT will be by unanimous vote, with each Party having collectively one (1) vote, provided that if, after attempts to amicably resolve any disagreement at the JPT, the Parties are unable to agree on a matter to be decided by the JPT within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the JRC for resolution in accordance with Section 9.2(e).

9.4Joint Steering Committee following Exercise of Proteovant Opt-In Right.

(a)Establishment of JSC. Promptly but in no event later than [***] after Proteovant’s exercise of its Opt-In Right in accordance with Article 4, the Parties will establish a joint steering committee to act as a forum to review, discuss and oversee activities under this

Agreement related to the Development and Manufacture in the Territory and Commercialization in the Opt-In Territory of the Opt-In Compounds and the Opt-In Products as set forth herein (the “Joint Steering Committee” or “JSC”). The JSC will consist at all times of an equal number of representatives of each of Proteovant and Blueprint. Each Party will initially appoint three (3) representatives to the JSC. The JSC membership and procedures are further described in this Section 9.4. Each Party may at any time appoint different JSC representatives by written notice to the other Party.

(b)Membership of JSC. Each of Proteovant and Blueprint will designate representatives with appropriate expertise and ongoing familiarity with the Opt-In Compounds and the Opt-In Products to serve as members of the JSC. Each of Proteovant and Blueprint will select from their representatives a co-chairperson for the JSC, and each Party may change its designated chairperson from time to time upon written notice to the other Party. The co-chairpersons, with assistance and guidance from the Alliance Managers, will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, provided that the co-chairpersons will call a meeting of the JSC promptly upon the reasonable written request of either co-chairperson to convene such a meeting. The role of the co-chairpersons will be to convene and preside at meetings of the JSC and to ensure that the Alliance Managers prepare minutes, but the co-chairpersons will have no additional powers or rights beyond those held by the other JSC representatives. Employees or consultants of a Party who are not representatives of such Party on the JSC may attend meetings of the JSC with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that such attendees (i) will not vote or otherwise participate in the decision-making process of the JSC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 15.

(c)Role of JSC. In addition to its overall responsibility for monitoring and providing a forum to discuss and oversee the Parties’ activities under this Agreement with respect to the Opt-In Licensed Target Program, the JSC will be responsible for:

(i)facilitating the flow of information between the Parties with respect to the Opt-In Compounds and the Opt-In Products,

(ii)reviewing and discussing reports from the JDC and JCC and providing guidance thereto and directing activities of the JDC and JCC,

(iii)during the Opt-In Term, reviewing, discussing and approving the initial Opt-In Global Development Plan (including the initial Opt-In Global Development Budget) submitted by Blueprint in accordance with Section 6.3(a)(i),

(iv)reviewing, discussing and approving amendments to the Opt-In Global Development Plan (including the Opt-In Global Development Budget) submitted by the JDC in accordance with Section 9.5(c)(ii),

(v)reviewing, discussing and approving the initial Opt-In Commercialization Plan and Operating Budget and any amendments thereto submitted by the JCC in accordance with Section 9.6(c),

(vi)monitoring and serving as a forum for discussing strategies for obtaining Regulatory Approvals for Opt-In Compounds and the Opt-In Products in the Field and in the Opt-In Territory,

(vii)attempting to resolve issues presented to it by, and disputes within the JDC or the JCC, as applicable, and

(viii)carrying out such other responsibilities as expressly delegated to the JSC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time.

As needed, the JSC will establish Working Groups in accordance with Section 9.7 that will report to the JSC to further the objectives and intent of this Agreement.

(d)JSC Meetings. The JSC will hold meetings at such times and places as the co-chairpersons may determine. The JSC will meet at least [***] during the Opt-In Term with respect to an Opt-In Product. The meetings of the JSC may be by telephone or any other method determined by the JSC; provided that there will be an in person meeting at least [***]. Each Party will bear its own costs associated with attending such meetings, including any costs relating to travel or such Party’s participation in such meetings.

(e)Decisions of the JSC. Decisions of the JSC will be by unanimous vote, with each Party having collectively one (1) vote, provided that if, after attempts to amicably resolve any disagreement at the JSC, the Parties are unable to agree on a matter to be decided by the JSC within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution in accordance with Section 19.2. If the Executive Officers are unable to resolve the matter within [***], or such other longer time the Executive Officers may otherwise agree upon, after the matter is referred to them, [***], subject to the exceptions set forth in clauses (i) through (iii) of this Section 9.4(e):

(i)[***] (A) with respect to [***] [***], or (B) [***]; and

(ii)[***] will not use its [***] to:

(A)require [***] to violate any Applicable Law,

(B)amend the terms and conditions of this Agreement, or

(C)approve any amendment, revision, or update to the Opt-In Global Development Budget or Operating Budget other than in accordance with Section 9.4(e)(i).

(f)For clarity, (i) with respect to a Licensed Compound or a Licensed Product that is not an Opt-In Compound or Opt-In Product, Blueprint will [***] over [***].

9.5Joint Development Committee following Exercise of Proteovant Opt-In Right.

(a)Establishment of JDC. Promptly but in no event later than [***] after Proteovant’s exercise of its Opt-In Right in accordance with Article 4, the Parties will establish a committee to act as a forum to review, discuss and oversee Development (including

Manufacturing) of Opt-In Products in the Field in the Territory with the roles set forth in Section 9.5(c) (the “Joint Development Committee” or “JDC”). The JDC will consist at all times of an equal number of representatives of each of Proteovant and Blueprint. Each Party will initially appoint three (3) representatives to the JDC. The JDC membership and procedures are further described in this Section 9.5. Each Party may at any time appoint different JDC representatives by written notice to the other Party.

(b)Membership of JDC. Each of Proteovant and Blueprint will designate representatives with appropriate expertise in the development of products similar to the Opt-In Products to serve as members of the JDC. Each of Proteovant and Blueprint will select from their representatives a co-chairperson for the JDC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The Alliance Managers will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, provided that the co-chairpersons will call a meeting of the JDC promptly upon the reasonable written request of either co-chairperson to convene such a meeting. The role of the co-chairpersons will be to convene and preside at meetings of the JDC and to ensure that the Alliance Managers prepare minutes, but the co-chairpersons will have no additional powers or rights beyond those held by the other JDC representatives. Employees or consultants of a Party who are not representatives of such Party on the JDC may attend meetings of the JDC with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that such attendees (i) will not vote or otherwise participate in the decision-making process of the JDC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 15.

(c)Role of JDC. The JDC will be responsible for:

(i) the overall management of the Development of Opt-In Products in the Field in the Territory under the oversight of the JSC,

(ii)during the Opt-In Term, reviewing and approving for submission to the JSC any amendments to the Opt-In Global Development Plan (including the Opt-In Global Development Budget) submitted by the Parties in accordance with Section 6.3(a)(iii) and 6.3(a)(v),

(iii)discussing and coordinating Medical Affairs activities in support of the Development of Opt-In Products in accordance with the Opt-In Global Development Plan,

(iv)discussing and coordinating activities in support of the development of a CDx, if applicable, in accordance with the Opt-In Global Development Plan, and

(v)carrying out such other responsibilities as expressly delegated to the JDC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time.

As needed, the JDC will establish Working Groups in accordance with Section 9.7 that will report to the JDC to further the objectives and intent of this Agreement.

(d)JDC Meetings. The JDC will hold meetings at such times and places as the co-chairpersons may determine. The JDC will meet at least [***] during the Opt-In Term for an Opt-In Product. The meetings of the JDC may be by telephone or any other method determined by the JDC; provided that there will be an in person meeting at least [***] unless the Parties agree otherwise. Each Party will bear its own costs associated with attending such meetings, including any costs relating to travel or such Party’s participation in such meetings.

(e)Decisions of the JDC. Decisions of the JDC will be by unanimous vote, with each Party having collectively one (1) vote, provided that if, after attempts to amicably resolve any disagreement at the JDC, the Parties are unable to agree on a matter to be decided by the JDC within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the JSC for resolution in accordance with Section 9.4(e).

9.6Joint Commercialization Committee following Exercise of Proteovant Opt-In Right.

(a)Establishment of JCC. No later than [***], the Parties will establish a committee to oversee Commercialization of Opt-In Products in the Opt-In Territory with the roles set forth in Section 9.6(e) and as may be further set forth in the Co-Commercialization Agreement (the “Joint Commercialization Committee” or “JCC”). The JCC will consist at all times of an equal number of representatives of each of Proteovant and Blueprint. Each Party will initially appoint three (3) representatives to the JCC. The JCC membership and procedures are further described in this Section 9.6. Each Party may at any time appoint different JCC representatives by written notice to the other Party.

(b)Membership of JCC. Each of Proteovant and Blueprint will designate representatives with appropriate expertise in the commercialization of products similar to the Opt-In Product to serve as members of the JCC. Each of Proteovant and Blueprint will select from their representatives a co-chairperson for the JCC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The Alliance Managers will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, provided that the co-chairpersons will call a meeting of the JCC promptly upon the reasonable written request of either co-chairperson to convene such a meeting. The role of the co-chairpersons will be to convene and preside at meetings of the JCC and to ensure that the Alliance Managers prepare minutes, but the co-chairpersons will have no additional powers or rights beyond those held by the other JCC representatives. Employees or consultants of a Party who are not representatives of such Party on the JCC may attend meetings of the JCC with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that such attendees (i) will not vote or otherwise participate in the decision-making process of the JCC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 15.

(c)Role of JCC. The JCC will be responsible for:

(i) the overall management of the Commercialization activities in the Field in the Opt-In Territory for Opt-In Products (including the activities conducted under the Co-Commercialization Agreement, if any),

(ii)subject to Section 7.4, resolving disagreements during the course of implementing the Co-Commercialization Agreement, if any,

(iii)reviewing and approving for submission to the JSC the initial Opt-In Commercialization Plan and Operating Budget and any amendments thereto submitted by the Parties in accordance with Section 7.3(a)(i),

(iv)discussing and coordinating Medical Affairs activities in support of the Commercialization of Opt-In Products in the Opt-In Territory in accordance with the Opt-In Commercialization Plan, and

(v)carrying out such other responsibilities as expressly delegated to the JCC as set forth in this Agreement or as may be mutually agreed by the Parties from time to time.

As needed, the JCC will establish Working Groups in accordance with Section 9.7 that will report to the JCC to further the objectives and intent of this Agreement.

(d)JCC Meetings. The JCC will hold meetings at such times and places as the co-chairpersons may determine. The JCC will meet at least [***] during the Opt-In Term for an Opt-In Product. The meetings of the JCC may be by telephone or any other method determined by the JCC; provided that there will be an in person meeting at least [***] unless the Parties agree otherwise. Each Party will bear its own costs associated with attending such meetings, including any costs relating to travel or such Party’s participation in such meetings.

(e)Decisions of the JCC. Decisions of the JCC will be by unanimous vote, with each Party having collectively one (1) vote, provided that if, after attempts to amicably resolve any disagreement at the JCC, the Parties are unable to agree on a matter to be decided by the JCC within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the JSC for resolution in accordance with Section 9.4(e).

9.7Subcommittees and Working Groups following Exercise of Proteovant Opt-In Right. From time to time, the JSC, JDC, and JCC (each, a “Committee”) may establish and delegate duties to other committees, subcommittees or directed teams, including a joint Medical Affairs committee to ensure compliance with Applicable Law (each, a “Working Group”) on an “as needed” basis to oversee particular projects or activities which delegations will be reflected in the minutes of the meetings of the respective Committee. Such Working Groups may be established on an ad hoc basis for purposes of a specific project, or on such other basis as the respective Committee may determine, and will be constituted and will operate as such Committee may determine. Each Working Group and its activities will be subject to the direction, review and approval of, and will report to, the respective Committee. In no event will the authority of the Working Group exceed that specified for the Committees in this Article 9. Any matter not resolved by a Working Group will be referred to the respective Committee for resolution in accordance with Section 9.2(e), Section 9.4(e), Section 9.5(e) or Section 9.6(e) as applicable.

9.8Discontinuation of Committees. Unless otherwise agreed to by the Parties, on a Target Program-by-Target Program basis, the JRC and each JPT will automatically discontinue upon the earliest of: (i) if Blueprint exercises the Option for such Target Program, [***]; (ii) if

Blueprint does not exercise the Option for such Target Program, the last day of the Option Exercise Period for such Target Program; and (iii) the date such Target Program is terminated in accordance with this Agreement. The JSC will continue to exist until the end of the last-to-expire Opt-In Term of any Opt-In Product. The JDC will continue to exist until the Parties agree it will discontinue but not longer than the end of the last-to-expire Opt-In Term of any Opt-In Product. The JCC will continue to exist until the date on which neither Blueprint nor Proteovant are Commercializing an Opt-In Product. Thereafter, the discontinued Committee will have no further roles or responsibilities under this Agreement, and such Committee will be replaced by designees of each Party (who may be the Alliance Manager) that will serve as a forum for the Parties for the purposes of the exchange of information relating to Licensed Compounds (including, for, clarity, Opt-In Compounds) and Licensed Products (including, for clarity, Opt-In Products).

9.9Limitations on Authority of the Committees. Each Committee will have solely the roles and responsibilities assigned to it in this Article 9 or the Co-Commercialization Agreement, if any. Notwithstanding Section 9.2(e), Section 9.3(e), Section 9.4(e), Section 9.5(e) or Section 9.6(e), no Committee will have any authority to amend, modify or waive compliance with this Agreement. No Committee will have any authority to alter, or waive compliance by a Party with, a Party’s obligations under this Agreement. No Committee or Party in exercising its final decision-making authority under this Article 9 will have any authority to make any decision that expressly requires mutual agreement of the Parties or the consent of a Party.

9.10Minutes. The Alliance Managers will be responsible for preparing and circulating reasonably detailed written minutes of each meeting of the Committees, setting forth, inter alia, the meeting attendees, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the respective Committee. Such minutes will be effective only after such minutes have been approved by both Parties in writing. Definitive minutes of all Committee meetings will be finalized no later than [***] after the meeting to which the minutes pertain.

9.11Alliance Managers. Each of the Parties will appoint one (1) representative whose role is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties (each, an “Alliance Manager”). The Alliance Managers will attend all meetings of each of the Committees and Working Groups and support the co-chairpersons of such Committees in the discharge of their responsibilities; provided, however, that the Alliance Managers will not vote or otherwise participate in the decision-making process of the JRC, JSC, JDC, JCC or any other Committee. An Alliance Manager may bring any matter to the attention of the applicable Committee(s) if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager. Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within each Committee. Each Alliance Manager also will:

(a)provide a primary point of contact both internally within the Parties’ respective organizations and between the Parties, including during such time as any of the Committees is no longer constituted,

(b)plan and coordinate any cooperative efforts under this Agreement, if any, and internal and external communications,

(c)take responsibility for ensuring that the activities of each of the Committees, such as the conduct of required meetings of such Committees, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed, and

(d)be the point of first referral in all matters of conflict resolution.

10.GRANT OF RIGHTS AND LICENSES

10.1Licenses to Blueprint. Subject to the terms and conditions of this Agreement, Proteovant hereby grants to Blueprint:

(a)a non-exclusive license, with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 10.5, under the Proteovant Technology solely to the extent necessary for Blueprint to conduct its activities under the Research Plans;

(b)on a Licensed Target Program-by-Licensed Target Program basis, an exclusive (even as to Proteovant) license, with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 10.5, under the Proteovant Know-How, Proteovant Patents and Proteovant’s interests in Joint Know-How and Joint Patents, to Research, Develop, Manufacture, Commercialize and otherwise Exploit Licensed Compounds and Licensed Products (including to perform Medical Affairs activities in support thereof) in the Field in the Territory; provided that in the event Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then with respect to such Eligible Opt-In Program such license will convert to a co-exclusive (with Proteovant) license during the Opt-In Term in accordance with Section 10.2(b);

(c)on a Licensed Target Program-by-Licensed Target Program basis, an exclusive license (even as to Proteovant, subject to the Proteovant Research License), with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 10.5, to the [***] and under the [***], in each case, that [***] relate to Licensed Compounds or Licensed Products directed to the Collaboration Target (collectively, the “[***]”), to Research, Develop, Manufacture, Commercialize and otherwise Exploit Licensed Compounds and Licensed Products (including to perform Medical Affairs activities in support thereof) in the Field in the Territory; provided, that in the event Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then with respect to such Eligible Opt-In Program such license will convert to a co-exclusive (with Proteovant, subject to the Proteovant Research License) license during the Opt-In Term in accordance with Section 10.2(b); and

(d)on a Licensed Target Program-by-Licensed Target Program basis, a non-exclusive license, with the right to grant sublicenses through multiple tiers of sublicensees as provided under Section 10.5, to the [***] and under the [***] Patents, in each case, other than the Exclusively Licensed [***] Technology (the “Non-Exclusively Licensed [***]”), to Research, Develop, Manufacture, Commercialize and otherwise Exploit Licensed Compounds and Licensed Products (including to perform Medical Affairs activities in support thereof) in the Field in the Territory.

10.2Licenses to Proteovant. Subject to the terms and conditions of this Agreement, Blueprint hereby grants to Proteovant:

(a)a non-exclusive license, with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 10.5, under the Blueprint Technology solely to the extent necessary for Proteovant to conduct its activities under the Research Plans;

(b)following Proteovant’s exercise of the Opt-In Right: (i) a co-exclusive (with Blueprint) license, with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 10.5, under the Blueprint Technology, the Product Patents, and Blueprint’s interests in Joint Know-How and Joint Patents, to Co-Develop the Opt-In Compounds and Opt-In Products in the Territory in accordance with the Opt-In Global Development Plan; and (ii) a co-exclusive (with Blueprint) license, with the right to grant sublicenses through multiple tiers of sublicensees as provided in Section 10.5, under the Blueprint Technology, the Product Patents and Blueprint’s interests in Joint Know-How and Joint Patents, to Co-Commercialize the Opt-In Compounds and Opt-In Products in the Opt-In Territory in accordance with the Opt-In Commercialization Plan; and

(c)[***].

10.3[***].

10.4Restrictive Covenants. Blueprint will not exercise any rights granted to it under Sections 10.1(b), 10.1(c) and 10.1(d), unless and until (a) on a Target Program-by-Target Program basis, [***] with respect to such Target Program in accordance with Section 3.3, or (b) this Agreement is rejected by or on behalf of Proteovant pursuant to Title 11 or is repudiated by or on behalf of Proteovant under Title 11 or other Applicable Law.

10.5Sublicensing.

(a)Each Party will have the right to sublicense, through multiple tiers, the licenses granted to it by the other Party under Section 10.1(a) or Section 10.2(a), as applicable, to (i) [***].

(b)Blueprint will have the right to sublicense, through multiple tiers, [***].

(c)Proteovant will have the right to sublicense, through multiple tiers, the license granted to it under Section 10.2(b) to: (i) its Affiliates; and (ii) to the Third Party subcontractors [***].

(d)Each Party will be responsible for the performance of any of its sublicensees (including Sublicensees, with respect to Blueprint) that are exercising rights under a sublicense of the licenses granted to such Party hereunder, and the grant of any such sublicense will not relieve such sublicensing Party of its obligations under this Agreement, except to the extent they are satisfactorily performed by any such sublicensee(s) (including Sublicensees, with respect to Blueprint). Each sublicense agreement with a sublicensee (including a Sublicensee, with respect to Blueprint) under this Agreement will be subject to the applicable terms and conditions of this Agreement.  [***].

10.6No Other Rights. Except for the licenses and rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by a Party to the other Party. All rights with respect to Information, Patents or other Intellectual Property Rights that are not specifically granted herein are reserved to the owner thereof. Neither Party nor any of its Affiliates will use or practice any Information or Patents licensed or provided to such Party or any of its Affiliates outside the scope of or otherwise not in compliance with the rights and licenses granted to such Party and its Affiliates under this Agreement.

11.PAYMENTS

11.1Upfront Payment. Blueprint will pay Proteovant an upfront payment in the amount of twenty million Dollars ($20,000,000) no later than [***] after the Effective Date. Such payment will be non-creditable and non-refundable.

11.2Fee for Additional Target Program. Blueprint will pay Proteovant a non-refundable, non-creditable payment in the amount of [***] no later than [***] after the date that the Parties mutually agree upon an Additional Target Program (including the Research Plan therefor) in accordance with Section 2.5, which fee will be payable one time per Additional Target Program (each, an “Additional Target Program Payment”).

11.3Research Milestones.

(a)On a Target Program-by-Target Program basis, Blueprint will pay to Proteovant each of the one-time milestone payments set forth in Table 1 below (each, a “Research Milestone Payment”) in accordance with Section 11.3(d) after the first achievement of the specified Research milestone event (each, a “Research Milestone Event”). Such payments will be non-creditable and non-refundable, and not subject to set-off.

Table 1

Research Milestone Event	Research Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Each Research Milestone Payment will be paid only once for [***] for which the Research Milestone Payment is achieved, regardless of whether such milestone has already been achieved in connection with another [***].

(c)Each Research Milestone Payment will be deemed earned upon achievement of the corresponding Research Milestone Event in accordance with Section 2.3. Notwithstanding the foregoing, for the purposes of construing the payments specified in the above table, if an event in an applicable milestone is skipped (i.e., a later event payment is payable before an earlier event payment), then the skipped event(s) will be deemed to have been achieved upon the achievement of the subsequent event(s).

(d)Within [***] after such Research Milestone Event is achieved, Proteovant will invoice Blueprint the corresponding Research Milestone Payment, and Blueprint will pay such amount within [***] after the date of receipt of such invoice.

(e)If Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then with respect to such Eligible Opt-In Program, the [***].

(f)Notwithstanding the foregoing, [***].

11.4Development Milestones for Licensed Compounds and Licensed Products.

(a)On a Licensed Target Program-by-Licensed Target Program basis, Blueprint will pay to Proteovant each of the one-time development milestone payments set forth in Table 2 below (each, a “Development Milestone Payment”) in accordance with Section 11.4(d) after the first achievement of the specified development milestone event (each, a “Development Milestone Event”) by the applicable Licensed Product. Such payments will be non-creditable and non-refundable, and not subject to set-off.

Table 2

	Development Milestone Event	Development Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]	[***]	[***]

(b)Each Development Milestone Payment will be paid only once for each [***] for which the Development Milestone Payment is achieved, regardless of whether such milestone has already been achieved in connection with another [***].

(c)Notwithstanding the foregoing, for the purposes of construing the payments specified in the above table, if [***]. Further, to the extent a Licensed Compound or corresponding Licensed Product achieves Regulatory Approval in a country or region in the Territory and an event is skipped [***].

(d)Blueprint will provide Proteovant with written notice of its achievement of each Development Milestone Event within [***] after such Development Milestone Event is achieved, and will make the corresponding Development Milestone Payment within [***] after receiving a corresponding invoice from Proteovant.

(e)If Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then with respect to such Eligible Opt-In Program, [***].

11.5Sales Milestone Payments.

(a)With respect to each Licensed Target Program, on a Licensed Target Program-by-Licensed Target Program basis, Blueprint will pay Proteovant each of the one-time sales milestone event payments set forth in the Table 3 below (each, a “Sales Milestone Payment”) in accordance with Section 11.5(c) after the first achievement of each of the corresponding sales milestone events (each, a “Sales Milestone Event”) by the applicable Licensed Target Program, such payments will be non-refundable and non-creditable, and not subject to set-off.

Table 3

Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Each Sales Milestone Payment will be payable one time for each [***] for which the Sales Milestone Event is achieved, regardless of whether such milestone has already been achieved in connection with another [***].

(c)Blueprint will provide Proteovant with written notice of the achievement of each Sales Milestone Event within [***] such Sales Milestone Event is achieved, and will make the corresponding Sales Milestone Payment within [***] days after receiving a corresponding invoice from Proteovant. More than one Sales Milestones Payment in this Section 11.5 may be payable for a given [***] based on the Net Sales of the [***] in the same Calendar Year. For example, if more than one Sales Milestone Event specified in Table 3 above is achieved in the same Calendar Year for a given [***], then each corresponding Sales Milestone Payment will be payable.

(d)In the event that Proteovant exercises its Opt-In Right, then with respect to the applicable Opt-In Target Program: [***].

11.6Royalty Payments to Proteovant.

(a)General. Subject to the other provisions of this Article 11 and other provisions of this Agreement, in consideration of the licenses and ownership rights granted by Proteovant to Blueprint hereunder, with respect to each Licensed Target Program, on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis, as applicable, Blueprint will pay to Proteovant royalties based on the aggregate [***] Net Sales of such Licensed Product in the Territory during the applicable Royalty Term. Blueprint will pay to Proteovant on a [***] basis royalty payments with respect to each Licensed Product in a country or region for the duration of the Royalty Term for such Licensed Product in such country or region calculated by multiplying (i) Net Sales of such Licensed Product in such country or region in such [***] period by Blueprint, its Sublicensees and their Affiliates, by (ii) royalty rates as set forth in Table 4 below (subject to any offsets or reductions set forth below in this Section 11.6) tiered based upon the aggregated Net Sales of such Licensed Product in the Territory for such [***] up until the end of such [***].

Table 4

For that Portion of Total Aggregate [***] Net Sales of a Licensed Product in the Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, the Net Sales thresholds in the tables above will be determined on a Licensed Product-by-Licensed Product basis and the royalty rates above will only be applied such that a higher tiered royalty rate is only used after Net Sales in [***] exceeds the highest Net Sales threshold of the immediately previous lower tier, and such higher tiered royalty rate will only apply to the portion of Net Sales that falls within that tier. By way of example, if [***].

(b)Notwithstanding the foregoing, on a Licensed Product-by-Licensed Product and country-by-country or region-by region basis, as applicable, during any part of the Royalty Term for which the condition in clause (b) of the Royalty Term definition in Section 1.223 is met, with respect to such Licensed Product in such country or region, for the remaining part of the Royalty Term for so long as such condition continues to be met, [***].

(c)On a country-by-country basis, upon the First Commercial Sale in a country [***]”), the applicable royalty rate for [***] Net Sales, in such country for such Licensed Product will be [***] as follows: (i) [***].

(d)In the event that Proteovant exercises its Opt-In Right, then with respect to an Eligible Opt-In Program: [***].

(e)Third Party Agreements. If after the Effective Date, either Party reasonably determines that any Patents or other intellectual property owned or controlled by a Third Party is necessary or reasonably useful for the Research, Development, Manufacture, Commercialization or otherwise Exploitation of Collaboration Compounds, Licensed Compounds, Licensed Products, Blueprint Target Binder Compounds, [***], [***] or [***] in the Field in the Territory (“Future In-Licensed IP”), then such Party will promptly notify the other Party of such Future In-Licensed IP. Following such notification, [***].

(f)Royalty Offset for Third Party Payments. If Blueprint (or any of its Affiliates or Sublicensees) obtains a right or license under intellectual property of a Third Party that is [***] for the [***] of any Licensed Product by or on behalf of Blueprint (or any of its Affiliates or Sublicensees) in the Field in a particular country and that results in [***] to such Third Party, then [***], an amount equal to [***] paid by Blueprint (or any of its Affiliates or Sublicensees) to such Third Party for such right or license [***] during such [***].

(g)Minimum Royalty. In no event, after taking into account the reductions and deductions, alone or together, as set forth in this Section 11.6, will any royalties payable by Blueprint to Proteovant under this Section 11.6 for any Licensed Product in any country or region in any [***] be less than [***] of the amount of royalties that would otherwise be payable with respect thereto under Section 11.6(a) without taking into account such reductions and deductions; [***].

(h)One Royalty. For clarity, only one royalty will be due to Proteovant with respect to the same unit of Licensed Product.

(i)Royalty Term. Royalties payable by Blueprint to Proteovant under Section 11.6 will be paid on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis for the duration of the Royalty Term for such Licensed Product in such country or region. For clarity, (i) Blueprint will not owe royalties on any Licensed Product sold in a country or region after expiration of the Royalty Term for such Licensed Product in such country or region; and (ii) Net Sales of a Licensed Product sold in a country or region after expiration of the Royalty Term for such Licensed Product in such country or region will not be included as part of aggregated [***] Net Sales to determine whether a Sales Milestone Event has been achieved in Section 11.5(a) or to determine the applicable tiers of royalty rates under Section 11.6(a). Upon the expiration of the Royalty Term with respect to a Licensed Product in a country or region, Blueprint will have a fully-paid-up perpetual license under Section 10.1(b) for the making, using, selling, offering for sale and importing of such Licensed Product in such country or region.

11.7Royalty Payments and Reports.

(a)Within [***] during the Royalty Term for the applicable Licensed Product, Blueprint will provide Proteovant with a [***] report providing [***], on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis, of: (i) the amount of gross sales of Licensed Products in such country or region during the applicable [***] calculated in Dollars, and (ii) the amount of Net Sales of Licensed Products in such country or region during the applicable [***] calculated in Dollars, including an accounting of the deductions from gross sales to Net Sales.

(b)Within [***] during the Royalty Term for the applicable Licensed Product, Blueprint will provide Proteovant a royalty report providing a statement, on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis, of: (i) the amount of gross sales of Licensed Products in such country or region during the applicable [***] calculated in Dollars, (ii) the amount of Net Sales of Licensed Products in such country or region during the applicable [***] calculated in Dollars, including an accounting of the deductions from gross sales to Net Sales, (iii) a calculation of the amount of royalty payment due in Dollars on such Net Sales for such [***], (iv) the amount of withholding taxes, if any, required by Applicable Law to be deducted with respect to such royalties, calculated in Dollars, and (v) with respect to calculations applicable to countries outside of the U.S., the exchange rate used to calculate the foregoing amounts ((i)-(iv)). All amounts payable to Proteovant pursuant to Section 11.6 will be paid in accordance with Section 11.9 within [***] after the date of delivery of the corresponding royalty report is delivered to Proteovant.

11.8Operating Profits or Losses in the Opt-In Territory and Development Cost Sharing in the Territory; Reconciliation Payments.

(a)General. The terms and conditions of this Section 11.8 will govern each Party’s rights and obligations with respect to Shared Development Costs and Operating Profits or Losses in the Opt-In Territory, in each case relating to an Opt-In Product following Proteovant’s exercise of its Opt-In Right with respect to an Opt-In Target Program.

(i)The Parties will share equally all Shared Development Costs with respect to each Opt-In Target Program in the Territory. Notwithstanding the foregoing, on a Calendar Year-by-Calendar Year basis, expenses charged by either Party as Shared Development Costs for an activity under an Opt-In Global Development Plan will not exceed [***].

(ii)The Parties will share equally the Operating Profits or Losses in the Opt-In Territory with respect to each Opt-In Target Program in accordance with the relevant then-current Operating Budget. [***].

(b)Allocation of Costs to the Opt-In Product. [***].

(c)Calculation and Payment.

(i)Following the exercise by Proteovant of its Opt-In Right with respect to an Opt-In Target Program, within [***] during the Opt-In Term for such Opt-In Target Program, (A) each Party will report to a finance officer designated by Blueprint and a finance officer designated by Proteovant (the “Finance Officers”) a detailed, activity-based statement of its Shared Development Costs incurred in such [***], including, without limitation, [***] included in the Shared Development Costs (each a “Development Cost Report”) and (B) each Party will provide the Finance Representatives with a detailed, activity-based statement of its Shared Commercialization Costs, including, without limitation, [***] included in the Shared Commercialization Costs (each a “Commercial Cost Report,” and together with the Development Cost Reports, the “Cost Reports”), which will include a breakdown of the sub-categories of Shared Commercialization Costs, in each case to the extent incurred in such [***] (or [***] estimate of any portions thereof where actuals are not known as of such time) and directly allocable to the Development or Commercialization of such Opt-In Target Program, as well as details of any adjustments to be made to the amounts submitted in the previous [***] in previous Cost Reports. It is the intention of the Parties to interpret each of Shared Development Costs and Shared Commercialization Costs in accordance with Accounting Standards. [***] For reconciliation, billing and reporting hereunder, any costs included in the Costs Report incurred in a currency other than Dollars will be converted into Dollars in accordance with Section 11.11 below.

(ii)Concurrently with the Cost Reports, Blueprint will provide Proteovant and the JCC with a report setting forth Blueprint’s [***] Net Sales and Fully-Burdened Manufacturing Costs for such Opt-In Product in the Opt-In Territory during such [***].

(iii)Within [***] after the end of each [***], each Party will provide to the Finance Officers a written, non-binding, preliminary report that will set forth, in a format to be mutually agreed by the Parties promptly following Proteovant’s first exercise of an Opt-In Right with respect to an Opt-In Compound, such Party’s [***] estimate of: (A) the amounts and information that will be set forward in such Party’s Cost Reports for such [***]; and (B) in the case of Blueprint, the aggregate Net Sales and Fully-Burdened Manufacturing Costs of Opt-In Products in the Opt-In Territory. Within [***] after the end of each [***] and following receipt of Proteovant’s Cost Report, Blueprint will provide to the Finance Officers with Operating Profits or Losses in the Opt-In Territory for such [***].

(iv)In addition to the preliminary reports to be provided by each Party in accordance with Section 11.8(c)(iii) above, within [***] after the end of each [***], the Finance Officers will provide the JSC a written report (the “Reconciliation Report”) setting forth, in a format to be mutually agreed by the Parties promptly following Proteovant’s first exercise of an Opt-In Right with respect to each Opt-In Target Program, the calculations of (A) the aggregate Shared Development Costs for such Calendar Quarter and each Party’s share of such Shared Development Costs, (B) the aggregate Shared Commercialization Costs for such [***], if any, and each Party’s share of such Shared Commercialization Costs, (C) the aggregate Net Sales of Opt-In Products in the Opt-In Territory, (D) Operating Profits or Losses in the Opt-In Territory for

such [***], if any, and (E) the net payment due from one Party to the other Party in accordance with the sharing percentages set forth in Section 11.8(a). Any net payment owed from one Party to the other Party will be paid within [***] following receipt of an invoice from such owed Party; provided that if a Party disputes an amount provided in such Reconciliation Report then such disputed amount will be reviewed by the JDC (with respect to Shared Development Costs) or JCC (with respect to Shared Commercialization Costs or Net Sales), as applicable, and any net payment owed with respect to the undisputed amounts will be paid within such [***] period (and the disputed amount, if determined to be owed, will be paid within [***] of resolution of the dispute); provided, further, that such dispute will not be subject to the final decision-making authority of the JSC, but will be resolved in accordance with Section 11.13 (by the audit report prepared by the independent public accounting firm commissioned to conduct the applicable audit by the disputing Party). If requested by Proteovant or Blueprint, any invoices or other supporting documentation for any payments to a Third Party related to cost sharing in the Opt-In Territory will be promptly provided, unless such invoices or other supporting documentation have been previously provided to an auditor designated by such requesting Party in accordance with Section 11.13.

(v)[***].

11.9Payment Method. All payments due under this Agreement to a Party will be made by electronic funds transfer in immediately available funds to an account designated by such Party. All payments hereunder will be made in Dollars.

11.10Taxes.

(a)Taxes on Income, Tax Treatment. Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the collaborative efforts of the Parties under this Agreement. The Parties intend that the Co-Development of Licensed Products in the Opt-In Territory and Co-Commercialization of Licensed Products in the Opt-In Territory gives rise to a partnership solely for U.S. federal (and to the extent applicable, state and local) income tax purposes, and solely with respect to the Opt-In Territory, will be governed by terms substantially similar to the terms set forth in Schedule 11.10 with respect to the tax matters set forth therein.

(b)Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding, deductions or similar obligations in respect of royalties, milestone payments, and other payments made by Blueprint to Proteovant under this Agreement. Without limiting the foregoing, Proteovant will provide Blueprint with any required tax forms, if any, and other information that may be reasonably necessary in order for Blueprint to not withhold or deduct any taxes or similar obligations on payments made by Blueprint to Proteovant under this Agreement. Unless required under Applicable Law, Blueprint agrees not to withhold or deduct any taxes or similar obligations on any payment made to Proteovant under this Agreement. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

(c)Payment of Tax. To the extent Blueprint is required by Applicable Law to deduct or withhold taxes on any payment to Proteovant, Blueprint will notify Proteovant of such deduction or withholding, pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Proteovant a copy of a tax certificate or other evidence of such deduction or withholding sufficient to enable Proteovant to claim such payment of taxes or for a refund claim, as applicable.

(d)Transfer Tax. Subject to Section 11.10(a), Blueprint, on the one hand, and Proteovant, on the other hand, will each bear and pay fifty percent (50%) of any transfer, stamp, value added, sales, use, or similar taxes or obligations (“Transfer Tax”) imposed on any transaction contemplated under this Agreement. Each Party will cooperate with the other to file any tax returns (as required to be filed under Applicable Law) with respect to such Transfer Taxes.

11.11Foreign Exchange. All payments to be made by a Party under this Agreement will be made in Dollars, by wire transfer, pursuant to the instructions of the Party receiving payment, as designated from time to time. To the extent Shared Development Costs or Shared Commercialization Costs are incurred in a currency other than Dollars, the applicable expense will be converted into Dollars on a [***] basis using as a rate of exchange the average actual foreign currency exchange rate for the month in which the expense is incurred. Likewise, to the extent Licensed Products or Opt-In Products are sold in a currency other than Dollars, the amount received will be converted into Dollars on a monthly basis using as a rate of exchange the average actual foreign currency exchange rate for the month in which the expense is incurred. All currency conversions will be based on the OANDA foreign currency exchange rate (www.OANDA.com) or an equivalent resource as agreed by the Parties.

11.12Records. Each Party will keep and will cause its Affiliates and licensees or sublicensees to keep, complete, true and accurate books of accounts and records sufficient to determine and establish the amounts payable incurred under this Agreement, and compliance with the other terms and conditions of this Agreement. Such books and records will be kept reasonably accessible and will be made available for inspection for a [***] period in accordance with Section 11.13 below.

11.13Inspection of Records. Upon reasonable prior notice, each Party (the “Auditing Party”) will permit an independent nationally recognized certified public accounting firm (subject to obligations of confidentiality to the other Party (the “Audited Party”)), appointed by the Auditing Party and reasonably acceptable to the Audited Party, to inspect the audited financial records of the Audited Party during regular business hours to the extent relating to payments or cost sharing to the Auditing Party for a period of [***] from the creation of individual records for examination; provided, that such inspection will not occur more often than [***]. Any such auditor will not disclose the Audited Party’s confidential information to the Auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments due by the Audited Party under this Agreement. Any inspection conducted under this Section 11.13 will be at the cost and expense of the Auditing Party, unless such inspection reveals any underpayment or overpayment by or to the Audited Party, as applicable, [***], in which case the full costs of such inspection for such period will be borne by the Audited Party. The Parties will reconcile any underpayment or overpayment within [***] after the accounting firm delivers the results of the audit, provided that (a) if as a result, Blueprint will pay any amount to Proteovant, Blueprint will pay such amount within [***] after receiving a corresponding invoice from Proteovant (and for any portion in such amount that was underpaid by Blueprint (but not overpaid by Proteovant), with interest at the rate specified in Section 11.14 from the date such underpaid amount was originally due), and (b) if as a result, Proteovant will pay any amount to Blueprint, Blueprint will credit such amount against future amounts due by Blueprint to Proteovant, or, if no future amounts are due at that time, Proteovant will pay such amount to Blueprint within [***] after receiving a corresponding invoice from Blueprint.

11.14Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest at a per annum rate equal to the lesser of: (a) [***] percentage points above the prime rate as reported in The Wall Street Journal, Eastern Edition on the first day of each [***] in which such payments are overdue or (b) the maximum rate permitted by Applicable Law.

11.15Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party will be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.

12.OWNERSHIP OF INVENTIONS, PATENT PROSECUTION AND ENFORCEMENT

12.1Ownership of Information and Inventions.

(a)General. Except as expressly set forth in Section 12.1(c), as between the Parties, each Party will own all Information (and Patents that claim such Information (collectively, “Sole Patents”)) solely conceived, discovered, developed or otherwise made by or on behalf of it or its Affiliates or their respective employees, agents or independent contractors in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Know-How”). All Information (and Patents that claim such Information (collectively, “Joint Patents”)) conceived, discovered, developed or otherwise made jointly by Blueprint or its Affiliates or their respective employees, agents, or independent contractors and Proteovant or its Affiliates or their respective employees, agents, or independent contractors in the course of conducting activities under this Agreement (collectively, “Joint Know-How”) will be owned jointly by the Parties. Subject to the rights and licenses granted under this Agreement, including the payment of royalties under Section 11.6, it is understood that neither Party will have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit such Joint Know-How and Joint Patents, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting; provided, however, that on a Target Program-by-Target Program basis prior to the earlier of (A) the applicable Option Exercise Date and (B) the last day of the applicable Option Exercise Period, neither Party will exercise any rights, or grant any Third Party any rights, under the Joint Know-How and Joint Patents, other than to conduct its activities (including through the use of Third Party contractors) under the applicable Research Plan. Each Party will take all actions and provide the other Party with all reasonably requested assistance to effect the assignments described in this Section 12.1(a) and will execute any and all documents necessary to perfect such assignments.

(b)Disclosure of Inventions. Each Party will promptly disclose to the other Party all inventions, including receipt of any invention disclosures submitted to such Party by its or its Affiliates’ respective employees, agents or independent contractors (including CROs) describing inventions conceived, discovered, developed or otherwise made by or behalf of such Party or its Affiliates in the course of conducting activities under this Agreement. Each Party will also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

(c)Exceptions.

(i)As between the Parties, on a Licensed Target Program-by-Licensed Target Program basis, following the applicable Option Exercise Date (the “IP Assignment Date”), with respect to the Licensed Compounds and Licensed Products under such Licensed Target Program, subject to Section 12.1(c)(iii), Blueprint will solely own any Collaboration Patents that [***] claim [***] (each such Patent, a “Product Patent”). Effective upon the IP Assignment Date, Proteovant will take all actions and provide Blueprint with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.

(ii)As between the Parties, Blueprint will solely own: (A) any Collaboration Know-How that [***] relates to any Blueprint Target Binder Compounds (the “Blueprint Target Binder Compound Know-How”); and (B) any Collaboration Patents that Cover such Collaboration Know-How or such Blueprint Target Binder Compounds (the “Blueprint Target Binder Compound Patents”) or any method of making or using such Blueprint Target Binder Compounds. Proteovant and its Affiliates will, and hereby do, assign to Blueprint or one or more of its designated Affiliates, its and its Affiliates’ rights, title and interest in any Blueprint Target Binder Compound Know-How or Blueprint Target Binder Compound Patents. Proteovant will take all actions and provide Blueprint with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.

(iii) As between the Parties, Proteovant will solely own: (A) any Collaboration Know-How that [***] relates to any Proteovant [***] or Proteovant [***] or combination thereof (the “Proteovant [***] Know-How”), and (B) any Collaboration Patents that Cover such Collaboration Know-How or such Proteovant [***] or Proteovant [***] or combination thereof (the “Proteovant [***] Patents”) [***]. Blueprint and its Affiliates will, and hereby do, assign to Proteovant or one or more of its designated Affiliates, its and its Affiliates’ rights, title and interest in any Proteovant [***] Know-How and Proteovant [***] Patents. Blueprint will take all actions and provide Proteovant with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.

(d)Inventorship. Inventorship for patentable inventions conceived of during the course of the performance of activities pursuant to this Agreement will be determined in accordance with U.S. Patent laws for determining inventorship and other Applicable Law in the U.S. without regard to conflict of law, irrespective of where or when such conception, discovery, development or making occurs. If U.S. law otherwise would not apply to the conception, reduction to practice, discovery, development or other making of any Information or inventions hereunder, each Party will, and does hereby, assign, and will cause its Affiliates and its and their licensees or sublicensees (including Sublicensees with respect to Blueprint) to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information and inventions as well as any Intellectual Property Rights with respect thereto, as is necessary to fully effect, as applicable, the sole ownership or the joint ownership provided for in Section 12.1(a) or 12.1(b) or 12.1(c). Each Party will have the right to request for inventorship interviews to be conducted by a Third Party.

12.2Prosecution of Patents.

(a)Before Option Exercise.

(i)On a Target Program-by-Target Program basis, prior to the earlier of (A) the applicable Option Exercise Date and (B) the last day of the applicable Option Exercise Period, Proteovant will have the first right, but not the obligation, at its sole expense, to draft, file, prosecute and maintain (including the defense of any oppositions, appeals, interferences, reissue proceedings, reexaminations and post-grant and administrative proceedings) in all jurisdictions in the Territory (collectively, “Prosecute”) the Proteovant Patents and the Joint Patents using outside counsel of its choice and reasonably acceptable to Blueprint. Proteovant or Proteovant’s outside counsel will keep Blueprint reasonably informed of its progress with respect to the Proteovant Patents and the Joint Patents and Proteovant will provide Blueprint with copies of any material documents it receives or prepares in connection with the Prosecution of such Patents filed in the applicable Territory and will inform Blueprint of the progress of such documents. Before filing any document with a patent office in connection with the Prosecution of the Proteovant Patents or Joint Patents, Proteovant or Proteovant’s outside counsel will provide a copy of such document to Blueprint sufficiently in advance to enable Blueprint to comment on it, and Proteovant will give due consideration to such comments and will reasonably incorporate any of such comments in Proteovant’s filings or responses to the extent such comments are provided sufficiently in advance of any applicable filing deadlines. In the event that Proteovant elects not to Prosecute in any country any Patent within the Proteovant Patents or Joint Patents, Proteovant will give Blueprint at least [***] notice before any relevant deadline and provide to Blueprint information it reasonably requests relating to such Patent. Blueprint will then have the right to assume responsibility, using outside counsel of its choice, for the Prosecution of such Patent. If Blueprint assumes responsibility for the Proteovant Patents or Joint Patents as set forth above, then the Patent Prosecution Costs incurred by Blueprint and its counsel in the course of such Prosecution will thereafter be borne by Blueprint.

(ii)The Parties will cooperate [***] to ensure that, on a Target Program-by-Target Program basis, prior to the earlier of exercise of the Option by Blueprint with respect to such Target Program in accordance with Section 3.3 and expiration of the Option Exercise Period for such Target Program, patent applications Covering the Collaboration Compounds are made at a time and with a scope that will maximize the commercial potential of any related Licensed Compounds and Licensed Products. For clarity, the Parties may agree not to file any patent applications prior to Option Exercise by Blueprint.

(b)After Option Exercise.

(i)On a Licensed Target Program-by-Licensed Target Program basis following Blueprint’s exercise of the Option with respect to such Licensed Target Program in accordance with Section 3.3, Blueprint will have the first right, but not the obligation, at its sole expense, to Prosecute the Product Patents, Proteovant Patents, and Joint Patents using outside counsel of its choice and reasonably acceptable to Proteovant; provided, however, that at Blueprint’s request, Proteovant will prepare the initial draft applications or certain sections of the initial draft applications for such Product Patents, Proteovant Patents, and Joint Patents.

(ii)In the event Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then, with respect to the applicable Opt-In Compound and Opt-In Product, Blueprint or Blueprint’s outside counsel will keep Proteovant reasonably informed of its progress, with respect to such Product Patents, Proteovant Patents, and Joint Patents for Opt-In Compounds and Opt-In Products in the Opt-In Territory, and Blueprint or Blueprint’s outside counsel will provide Proteovant with copies of any material documents it receives or prepares in connection with the Prosecution of such Product Patents, Proteovant Patents, or Joint Patents filed in the Opt-In Territory and will inform Proteovant of the progress of such documents. Before filing any document with a patent office in connection with the Prosecution of such Product Patents, Proteovant Patents, or Joint Patents, Blueprint or Blueprint’s outside counsel will provide a copy of such document to Proteovant sufficiently in advance to enable Proteovant to comment on it, and Blueprint will give due consideration to such comments and will reasonably incorporate any of such comments in Blueprint’s filings or responses to the extent such comments are provided sufficiently in advance of any applicable filing deadlines. The Parties will cooperate [***] to ensure that patent applications Covering the Licensed Compounds and Licensed Products are made at a time and with a scope that will maximize the commercial potential of the Licensed Compounds and Licensed Products.

(iii)In the event that Blueprint elects not to Prosecute in any country any Patent within such Product Patents, Proteovant Patents, or Joint Patents, Blueprint will give Proteovant at least [***] notice before any relevant deadline and provide to Proteovant information it reasonably requests relating to such Product Patent, Proteovant Patents, or Joint Patent. Proteovant will then have the right to assume responsibility, using outside counsel of its choice, for the Prosecution of such Product Patent, Proteovant Patents, or Joint Patent. If Proteovant assumes responsibility for such Product Patents, Proteovant Patents, or Joint Patents as set forth above, then the Patent Prosecution Costs incurred by Proteovant and its counsel in the course of such Prosecution will thereafter be borne by Proteovant.

12.3Patent Term Extensions. Blueprint will have the sole right, but not the obligation, to apply for any such extensions (or supplemental protection certificates or their equivalents in any country) with respect to the Licensed Product and for the Product Patents, Proteovant Patents, and Joint Patents. Proteovant will cooperate fully with and provide all reasonable assistance to Blueprint and use all Commercially Reasonable Efforts consistent with its obligations under Applicable Law (including any applicable consent order or decree) in connection with obtaining any such extensions for the Product Patents, Proteovant Patents, and Joint Patents.

12.4Orange Book and Other Equivalent Listing. Blueprint will have the sole right to make any patent listing filings in the FDA Orange Book (and any foreign equivalents in any country) with respect to the Licensed Product and any Product Patents, Proteovant Patents, or Joint Patents.

12.5CREATE Act. This Agreement will be understood to be a joint research agreement under 35 U.S.C. §103(c)(3) entered into for the purpose of researching, identifying and developing Collaboration Compounds, Licensed Compounds or Licensed Products under the terms set forth herein, provided that that neither Party will (a) unilaterally invoke the protections of or (b) be required by this reference to have any Patent take advantage of or become subject to, such §103(c) except with the prior written consent of the other Party.

12.6Prosecution and Enforcement of Other Patents.

(a)Blueprint Patents. Blueprint will have the sole right and authority (but not the obligation), at its sole cost, to Prosecute, defend and enforce the Blueprint Target Binder Compound Patents in any jurisdiction and will inform Proteovant of the progress of such documents.

(b)Proteovant Patents.

(i)As between the Parties, Proteovant will have the first right (but not the obligation), at its sole cost to Prosecute, defend and enforce the Proteovant [***] Patents. For any Proteovant [***] Patents that Cover a Licensed Compound or Licensed Product, Proteovant will provide Blueprint with copies of any material documents it receives or prepares in connection with the Prosecution of such Proteovant [***] Patents and will inform Blueprint of the progress of such documents. Before filing in connection with such Prosecution any document with a patent office, Proteovant or Proteovant’s outside counsel will provide a copy of such document to Blueprint sufficiently in advance to enable Blueprint to comment on it, and Proteovant will give due consideration to such comments and will reasonably incorporate any of such comments in Proteovant’s filings or responses to the extent such comments are provided sufficiently in advance of any applicable filing deadlines. Prior to the filing of any Patent for a Proteovant [***] Patent that Covers Licensed Compounds or Licensed Products, the Patent Contacts will meet to discuss the filing strategy for such Patent, including identifying and dividing, if applicable, subject matter pertaining to Proteovant [***] or Proteovant [***] or combinations thereof that are [***] related to Licensed Compounds or Licensed Products directed to the Collaboration Target from subject matter that is not [***] related to Licensed Compounds or Licensed Products directed to the Collaboration Target. For clarity, such subject matter that is not [***] related to Licensed Compounds or Licensed Products directed to the Collaboration Target is subject matter [***] (other than the Licensed Compounds) [***].

(ii)In the event that Proteovant elects not to Prosecute in any country any Patent within such Proteovant [***] Patents that Cover a Licensed Compound or Licensed Product, Proteovant will give Blueprint at least [***] notice before any relevant deadline and provide to Blueprint information it reasonably requests relating to such Proteovant [***] Patents. Blueprint will then have the right to assume responsibility, using outside counsel of its choice, for the Prosecution of such Proteovant [***] Patents. If Blueprint assumes responsibility for the Proteovant [***] Patents as set forth above, then the Patent Prosecution Costs incurred by Blueprint and its counsel in the course of such Prosecution will thereafter be borne by Blueprint.

12.7Cooperation.

(a)Each Party will provide the other Party all reasonable assistance and cooperation for such Party to exercise its rights and perform its obligations pursuant to this Article 12, including with respect to the Prosecution of the Product Patents, Proteovant Patents, Joint Patents, Blueprint Target Binder Compound Patents, and Proteovant [***]Patents that Cover a Licensed Compound or Licensed Product. Without limiting the generality of the foregoing, each Party will provide the other Party with all any and all necessary powers of attorney and will execute any other required documents or instruments necessary to Prosecute such Patents, and each Party agrees to provide the other Party with all information necessary or reasonably desirable to enable the other Party to comply with the duty of disclosure requirements of any patent authority.

(b)Prior to the filing of any Product Patents, Proteovant Patents, Joint Patents, Blueprint Target Binder Compound Patents, and Proteovant [***] Patents that Cover a Licensed Compound or Licensed Product, the Patent Contacts will meet and [***] discuss and agree on the Prosecution strategy for such Patents.

12.8Competitive Infringement by Third Parties.

(a)Notification. The Parties will promptly notify each other of any actual, threatened, alleged or suspected infringement by a Third Party of the Proteovant Patents, Product Patents, or Joint Patents (a “Competitive Infringement”). A notice under 21 U.S.C. 355(b)(3) or 355(j)(2)(B) or under 42 U.S.C. 262(l) (as such section may be amended from time to time during the Term) with respect to a Licensed Compound or Licensed Product will be deemed to describe an act of Competitive Infringement, regardless of its content. As permitted by Applicable Law, each Party will promptly notify the other Party in writing of any such Competitive Infringement of which it becomes aware and will provide evidence in such Party’s possession demonstrating such Competitive Infringement. In particular, each Party will notify and provide the other Party with copies of any allegations of patent invalidity, unenforceability or non-infringement of any Proteovant Patents, Product Patents or Joint Patents Covering a Licensed Compound or Licensed Product (including methods of use or manufacture thereof). Such notification and copies will be provided by the Party receiving such certification to the other Party as soon as practicable and, unless prohibited by Applicable Law, at least within [***] days after the receiving Party receives such certification.

(b)Enforcement of Product Patents, Proteovant Patents and Joint Patents. Blueprint will have the first right, but not the obligation, to bring and control, at its cost and expense, an appropriate suit or other action before any government or private tribunal against any person or entity allegedly engaged in any Competitive Infringement of any Product Patent, Proteovant Patent, or Joint Patent (“Product Specific Infringement Action”) to remedy the Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement). The foregoing right of Blueprint will include the right to perform all actions of a reference product sponsor set forth in 21 U.S.C. 355(b)(3) or 355(j)(2)(B) or under 42 USC 262(l). Proteovant will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any Product Specific Infringement Action. At Blueprint’s request, Proteovant will join any Product Specific Infringement Action as a party (at Blueprint’s cost and expense) if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action. Blueprint will have a period of [***] after its receipt or delivery of notice and evidence pursuant to Section 12.8(a) to elect to so enforce such Product Patents, Proteovant Patents, or Joint Patents in the applicable jurisdiction to remedy the Competitive Infringement (or to settle or otherwise secure the abatement of such Competitive Infringement), provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such Product Patents, Proteovant Patents or Joint Patents (such as the enforcement process set forth in 21 U.S.C. 355(b)(3) or 355(j)(2)(B) or under 42 USC 262(l)). In the event Blueprint does not so elect to remedy the Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) within the aforementioned period of time for the filing of a Product Specific Infringement Action, it will so notify Proteovant in writing and in the case where Proteovant then desires to commence a suit or take action to enforce the applicable Product Patents, Proteovant Patents, or Joint Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement) in the applicable jurisdiction, Proteovant will have the right to commence such a suit or take such action to enforce the applicable Product Patents, Proteovant Patents, or Joint Patents with respect to such Competitive Infringement (or settle or otherwise secure the abatement of such Competitive Infringement), at Proteovant’s cost and expense. Each Party will provide to the Party enforcing any such rights under this Section 12.8(b) reasonable assistance in such enforcement, at such enforcing Party’s request and cost and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts and will reasonably consider the other Party’s comments on any such efforts.

(c)Settlement. Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any Product Specific Infringement Action in any manner that would adversely affect such Product Patents, Proteovant Patents, or Joint Patents (provided that Blueprint will have the right to grant (sub)licenses under such Product Patents, Proteovant Patents or Joint Patents in its sole discretion and Proteovant will reasonably cooperate with such efforts) or that would limit or restrict the ability of Blueprint (or its Affiliates or its or their Sublicensees, as applicable) to sell Licensed Products anywhere in the Territory.

(d)Expenses and Recoveries. A Party bringing a Product Specific Infringement Action under this Section 12.8 against any Third Party engaged in Competitive Infringement of such Product Patents, Proteovant Patents, or Joint Patents will be solely responsible for any costs and expenses incurred by such Party as a result of such Product Specific Infringement Action. If such Party recovers monetary damages from such Third Party in such Product Specific Infringement Action, such recovery will first be applied to all Out-of-Pocket costs and expenses incurred by the Parties in connection therewith, including attorneys’ fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it will be shared pro-rata in proportion to the relative amount of such costs and expenses incurred by each Party. If after such reimbursement any funds remain from such damages, such funds will be shared as follows: [***] of such amount of any recovery remaining will be retained by or paid to the Party initiating such action, and [***] of such amount of any recovery remaining will be retained by or paid to the other Party; provided, however, that to the extent any such amount is awarded as imputed net sales of Licensed Products or a reasonable royalty on net sales of Licensed Products, then such amount will be exclusively paid to Blueprint and treated as Net Sales with respect to the applicable periods and territories for which such recovery was calculated, for purposes of calculating royalties payable to Proteovant pursuant to Section 11.6 or Proteovant’s share of Operating Profits or Losses in the Opt-In Territory pursuant to Section 11.8.

12.9Third Party Rights.

(a)The Parties will promptly notify each other of becoming aware of any allegation that any activity pursuant to this Agreement infringes or misappropriates the Patents of any Third Party. In addition, the Parties will notify each other if either Party desires to obtain a license or otherwise pursue a defense or settlement with respect to any allegation of infringement or misappropriation of such Third Party Patent that may be considered to Cover Licensed Compounds or Licensed Products or their Manufacture or use in accordance with Section 11.6(e).

(b)Subject to Section 12.9(c), 12.9(d) and 12.9(e), with respect to any Third Party Patent under Section 12.9(a), and without limiting the right of a Party against whom a claim of infringement of any Third Party Patent is filed to seek indemnification for such claim pursuant to Article 18, as between the Parties, notwithstanding any right of the Indemnifying Party to control as set forth in Section 18.3, [***].

(c)Notwithstanding the foregoing, in the case a claim of infringement of a Patent is brought against a Party in a suit or other action or proceeding with respect to any Third Party Patent under Section 12.9(a), such Party will have the right, at its own cost and expense and by counsel of its own choice, to prosecute and defend any such claim in such suit or other action or proceeding. If both Parties are named, the Parties will meet and determine who is best situated to lead any such suit or other action or proceeding.

(d)Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any claim under this Section 12.9 in any manner that would impose any material obligations, restriction or limitation on the other Party.

(e)The Parties will reasonably cooperate with one another in prosecuting or defending any action pursuant to this Section 12.9.

12.10Patent Challenges.

(a)The Parties will promptly notify each other in the event that any Third Party files, or threatens to file, any paper in a court or other Governmental Authority, seeking to invalidate, reexamine, oppose or compel the licensing of the Proteovant Patents, Product Patents or Joint Patents (any such Third Party action being a “Patent Challenge”).

(b)As between the Parties, Blueprint will have the first right, but not the obligation, to bring and control, at its cost and expense (but without limiting its right to seek indemnification, if applicable), any effort in defense of such a Patent Challenge against a Product Patent, Proteovant Patent, or Joint Patent, except in the case where such Patent Challenge is made in connection with a Product Specific Infringement Action, in which case the enforcing Party in the Product Specific Infringement Action will have the first right, but not the obligation, to bring and control the defense of such Patent Challenge and such Patent Challenge will be considered part of the Product Specific Infringement Action under this Article 12. In the case where Blueprint controls the defense of such Patent Challenge, Proteovant will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any such effort. If Blueprint fails to take action to defend such Patent Challenge within [***] of the time limit for bringing such defense (or within such shorter period to the extent that a delay in bringing such defense would limit or compromise the outcome of such defense of such Patent Challenge), then Proteovant will have the right, but not the obligation, to bring and control any effort in defense of such Patent Challenge at its own cost and expense (but without limiting its right to seek indemnification, if applicable). Notwithstanding the foregoing, if Blueprint has any [***] grounds for believing that Proteovant’s exercise of its backup defense right with respect to any such Product Patent, Proteovant Patent, or Joint Patent could reasonably be detrimental to the overall Patent protection of the Collaboration Compounds, Licensed Compounds or Licensed Products as discussed by the Patent Contacts, then Proteovant will not be permitted to defend such Product Patent, Proteovant Patent, or Joint Patent without the prior written consent of Blueprint, in Blueprint’s discretion.

(c)Proteovant will have the sole right, but not the obligation, to bring and control, at its own cost and expense, any effort in defense of such a Patent Challenge related to any Proteovant [***] Patent. In the case where Proteovant controls the defense of such Patent Challenge related to any [***] Patent that Covers a Licensed Compound or Licensed Product, Blueprint will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any such effort. If Proteovant fails to take action to defend such Patent Challenge with respect to a Proteovant [***] Patent included within the Exclusively Licensed Proteovant [***] Technology within [***] of the time limit for bringing such defense (or within such shorter period to the extent that a delay in bringing such defense would limit or compromise the outcome of such defense of such Patent Challenge), then Blueprint will have the right, but not the obligation, to bring and control any effort in defense of such Patent Challenge at its own cost and expense (but without limiting its right to seek indemnification, if applicable). Notwithstanding the foregoing, if Proteovant has any [***] grounds for believing that Blueprint’s exercise of its backup defense right with respect to any such Proteovant [***] Patent could reasonably be detrimental to the overall Patent protection of the Proteovant [***] or Proteovant [***] as discussed by the Patent Contacts, then Blueprint will not be permitted to defend such Proteovant [***] Patent without the prior written consent of Proteovant, in Proteovant’s discretion.

(d)Blueprint will have the sole right, but not the obligation, to bring and control, at its own cost and expense, any effort in defense of such a Patent Challenge related to any Blueprint Target Binder Compound Patent.

12.11Patent Contacts. Each Party will designate patent counsel representatives with the appropriate expertise in the subject matter who will be responsible for coordinating the activities between the Parties in accordance with this Article 12 (each a “Patent Contact”). Each Party will designate its initial Patent Contact within [***] following the Effective Date and will promptly thereafter notify the other Party of such designation. If at any time a vacancy occurs for any reason, the Party that appointed the prior incumbent will as soon as reasonably practicable appoint a successor. Each Party will promptly notify the other Party of any substitution of another person as its Patent Contact. The Patent Contacts will, from time to time, facilitate information sharing, coordinate the respective patent strategies of the Parties relating to this Agreement, and address any other matters for which the Parties are obligated to cooperate, keep each other informed or otherwise communicate under this Article 12. The Patent Contacts will have solely the roles and responsibilities assigned to them in this Section 12.11, and the Patent Contacts will have no authority to amend, modify or waive compliance with this Agreement.

12.12Personnel Obligations.

(a)Prior to receiving any Confidential Information or beginning work under the Target Program, each employee, agent or independent contractor (including, with respect to Proteovant, [***]) of Blueprint or Proteovant or of either Party’s respective Affiliates will be bound in writing by non-disclosure and invention assignment obligations that are consistent with the obligations of Blueprint or Proteovant under this Agreement (provided that where necessary in the case of a Third Party (i) with respect to any activities to be conducted by such Third Party under a Research Plan, such Third Party will agree to grant Blueprint or Proteovant, as the case may be, ownership or an exclusive license with the right to grant sublicenses with respect to resulting inventions and Patents; provided that such obligation to obtain ownership or an exclusive license will not apply to any improvements to the proprietary core or platform technology owned or in-licensed by such Third Party, and instead, such Third Party will agree to grant Blueprint or Proteovant, as the case may be, a non-exclusive license with the right to grant sublicenses with respect to such improvements; and (ii) the period of time with respect to non-disclosure obligations may be shorter, if customary).

(b)Without limiting the generality of the foregoing, each Party and its Affiliates will, and will cause its sublicensees to, enter into an agreement or employment policy with each of its employees performing activities under this Agreement that (i) compels prompt disclosure to such Party (or its Affiliates or sublicensee, as applicable) of all Collaboration Technology developed, invented, or filed by such employee during any performance under this Agreement; and (ii) automatically assigns to such Party (or its Affiliates or sublicensee, as applicable) all rights, title, and interests in and to all Collaboration Technology, and requires each employee to execute all documents and take such other actions as may be necessary to effectuate such assignment. Each Party will enter into such written agreement or employment policy no later than [***] after the Effective Date to the extent necessary to comply with its obligations under this Section 12.12(b).

(c)Each Party (or its Affiliates or sublicensees, as applicable) will be responsible for any reward or remuneration required under Applicable Law to be paid to such Party’s (or its Affiliates’ or sublicensees’, as applicable) employees with respect to any activities to be conducted under a Research Plan.

13.TRADEMARKS

13.1Licensed Product Trademarks. Blueprint will be solely responsible for the selection (including the creation, searching and clearing), registration, maintenance, policing and enforcement of all trademarks developed for use in connection with the marketing, sale or distribution of Licensed Compounds and Licensed Products in the Field in the Territory (the “Product Marks”). As between the Parties, Blueprint will own all Product Marks, and all trademark registrations for said marks. Following Proteovant’s exercise of the Opt-In Right, Blueprint will grant Proteovant a right to use such Product Marks in the Opt-In Territory.

13.2Use of Name. Neither Party will, without the other Party’s prior written consent, use any trademarks or other marks of the other Party (including the other Party’s corporate name), advertising taglines or slogans confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Compounds or Licensed Products under this Agreement in the Territory or for any other purpose, except as may be expressly authorized in writing in connection with activities under this Agreement and except to the extent required to comply with Applicable Law.

13.3Further Actions. Each Party will, upon the reasonable request of the other Party, provide such assistance and execute such documents as are reasonably necessary for such Party to exercise its rights or perform its obligations pursuant to this Article 13; provided, however, that neither Party will be required to take any action pursuant to this Article 13 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Law.

14.EXCLUSIVITY

14.1Exclusivity Regarding Research, Development and Commercialization of Collaboration Compounds.

(a)Subject to this Article 14, on a Target Program-by-Target Program basis, during the Option Exercise Period for such Target Program, and, if Blueprint exercises its Option with respect to such Target Program, commencing on the Option Exercise Date for such Target Program and continuing during the Term, except pursuant to a Research Plan, neither Party will, for itself, or with, through or for its Affiliates or any Third Party (including the grant of any license, option or other right to any Third Party), directly or indirectly, research, develop, manufacture, commercialize or otherwise Exploit any Competing Product with respect to such Target Program anywhere in the Territory.

(b)Notwithstanding the foregoing, prior to achievement of the [***] set forth in the relevant Research Plan for a given Target Program, Blueprint will have the right to use, research, develop and manufacture the applicable Blueprint Target Binder Compounds and derivatives of such Blueprint Target Binder Compounds for [***].

14.2Exceptions.

(a)The restrictions set forth in Section 14.1 will not apply to a Party’s or its or any of its Affiliates’ exercise of rights and performance of obligations under and in accordance with this Agreement, including under the Co-Commercialization Agreement, if any.

(b)The Parties hereby acknowledge and agree that the restrictions set forth in Section 14.1 will not apply to any activities intended by each Party or any of its Affiliates to ensure its compliance with Section 14.1 (e.g., counter-screening).

14.3Acquisition of Distracting Product. Notwithstanding the provisions of Section 14.1, if a Party or any of its Affiliates acquires rights to research, develop or commercialize a product in the Field as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control of such Party (each, an “Acquisition Transaction”) and, on the date of the closing of such Acquisition Transaction, such product is being researched, developed or commercialized and such activities would, but for the provisions of this Section 14.3, constitute a breach of Section 14.1 (such product, a “Distracting Product”), such Party will, within [***]:

[***].

14.4Change of Control. If there is a Change of Control of a Party, the obligations of Section 14.1 will not apply to any program, compound or product of the Acquirer; provided that [***].

15.CONFIDENTIALITY

15.1Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party (the “Receiving Party”) agrees that, for the Term and for [***] thereafter, it will keep confidential and will not publish or otherwise disclose and will not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement except for that portion of such Confidential Information that the Receiving Party can demonstrate by competent written proof:

(a)was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality or any restriction on its use to the Disclosing Party, at the time of disclosure by the other Party; provided, however, this exception will not apply with respect to Licensed Compound Information, or Confidential Information that is deemed to be the Confidential Information of both Parties under this Agreement;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(d)is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without obligations of confidentiality or restrictions on its use to the Disclosing Party with respect thereto; provided, however, this exception will not apply with respect to Confidential Information that is deemed to be the Confidential Information of both Parties under this Agreement; or

(e)is subsequently independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the aid, application, or use of Confidential Information of the Disclosing Party, as demonstrated by documented evidence prepared contemporaneously with such independent development; provided, however, this exception will not apply with respect to Licensed Compound Information, or Confidential Information that is deemed to be the Confidential Information of both Parties under this Agreement.

Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party, and any individual feature or disclosure will not be deemed to fall within the foregoing exclusions merely because a broader or related combination of such feature or disclosure is published or available to the general public unless the individual feature or disclosure itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

15.2Authorized Disclosure. Notwithstanding the obligations of confidentiality and non-use set forth in Section 15.1, each Party may disclose Confidential Information of the Disclosing Party to the extent such disclosure is reasonably necessary in the following situations:

(a)filing or prosecuting Patents in accordance with Article 12;

(b)subject to Section 15.3, regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the FDA or other Regulatory Authorities, as necessary for the Development or Commercialization of a Collaboration Compound or the corresponding Licensed Compound and Licensed Product(s), as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures will be taken to seek confidential treatment of such information, if available;

(c)prosecuting or defending litigation;

(d)with respect to either Party, disclosure to its Affiliates and its and their employees to the extent such Affiliates and employees are conducting activities under this Agreement with respect to a Target Program, Licensed Target Program or Opt-In Target Program; provided, that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 15 prior to any such disclosure (but of shorter duration, if customary);

(e)subject to Section 15.3, complying with Applicable Law, including regulations promulgated by securities exchanges;

(f)disclosure of this Agreement (including its material terms) to any bona fide [***] on a reasonable need-to-know basis; provided, that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 15 prior to any such disclosure (but of shorter duration, if customary);

(g)disclosure of the stage of research or Development of Collaboration Compounds or the corresponding Licensed Compounds of Licensed Products under this Agreement (but no other Licensed Compound Information) to any bona fide [***]; provided, that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 15 prior to any such disclosure (but of shorter duration, if customary);

(h)solely to potential or actual research and development collaborators, subcontractors, sublicensees, advisors (including attorneys and accountants) or to bona fide potential subcontractors or sublicensees who have entered into [***] with such Party that are subject to obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 15 prior to any such disclosure (but of shorter duration, if customary), in each case, in connection with the Target Program;

(i)disclosure pursuant to Section 15.5; and

(j)with respect to the Exclusively Licensed Proteovant [***] Technology and in connection with the exercise of Proteovant’s rights under the Proteovant Research License, (A) disclosure by Proteovant to its Affiliates and its and their employees, and (B) disclosure by Proteovant to potential or actual research and development collaborators, subcontractors, sublicensees, advisors (including attorneys and accountants) or to bona fide potential subcontractors or sublicensees who have entered into [***] with Proteovant; provided that, in each case of (A) and (B), each disclosee is bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 15 prior to any such disclosure (but of shorter duration, if customary).

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 15.2(a), 15.2(c) or 15.2(e), it will, except where impracticable, (A) give reasonable advance notice to the other Party of such disclosure (including as to the form and terms of such disclosure), (B) give the other Party copies of any such disclosure, (C) give the other Party a reasonable opportunity to review and comment on any such disclosure (including the form and terms thereof) and consider such comments [***] and (D) use [***] efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder, except as permitted in this Section 15.2.

Nothing in Sections 15.1 or 15.2 will limit either Party in any way from disclosing to any Third Party such Party’s U.S. or foreign income tax treatment and the U.S. or foreign income tax structure of the transactions relating to such Party that are based on or derived from this Agreement, as well as all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.

15.3Publicity; Terms of Agreement.

(a)The Parties agree that the existence and terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 15.2 and this Section 15.3. Except as set forth in Section 15.3(b) and 15.3(c), each Party agrees not to issue any press release or other public announcement disclosing the terms of this Agreement or the transaction contemplated hereby without the prior written consent of the other Party. Notwithstanding the foregoing, the Parties agree to issue a press release to announce the execution of this Agreement in the form attached hereto as Schedule 15.3(a), and thereafter, Proteovant and Blueprint may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.

(b)In the case of a press release or governmental filing concerning the terms of this Agreement or the transaction contemplated hereby required by Applicable Law (where reasonably advised by the disclosing Party’s counsel), the disclosing Party will give prior advance notice (to the extent it reasonably can) of the proposed text of such release or filing to the other Party for its prior review not later than [***] prior to such release or filing and will consider and incorporate [***] any comments provided by the other Party in connection therewith.

(c)The Parties acknowledge that either or both Parties may be obligated to file under Applicable Law a copy of this Agreement with the SEC or other Governmental Authorities. Each Party will be entitled to make such a required filing, provided that it requests confidential treatment of at least the financial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment not less than [***] (or a shorter period of time if required by Applicable Law) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), and will reasonably consider the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed, and will only disclose Confidential Information which it is advised by counsel or the applicable Governmental Authority is legally required to be disclosed. No such notice will be required under this Section 15.3(c) if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party and such information remains accurate as of such time.

(d)Each Party will require each of its Affiliates to which Confidential Information of the other Party is disclosed as permitted hereunder to comply with the covenants and restrictions set forth in Sections 15.1 through Section 15.3 as if each such Affiliate were a Party to this Agreement and will be fully responsible for any breach of such covenants and restrictions by any such Affiliate.

15.4Publications.

(a)Neither Party will publicly present or publish results of studies carried out under the applicable Research Plan for each Target Program (each such presentation or publication a “Publication”) without the prior review and written approval by the other Party, except to the extent otherwise required by Applicable Law, in which case Section 15.3 will apply with respect to disclosures required by the SEC or for regulatory filings. From and after each Option Exercise Date, with respect to results of studies carried out outside of any Research Plan (i) Blueprint will have the sole right to publicly present or publish such results with respect to the applicable Licensed Compound and corresponding Licensed Products in its sole discretion (each such presentation or publication a “Post-Option Publication”), and (ii) Proteovant will have no right to publicly present or publish such results of such studies with respect to such Licensed

Compounds and corresponding Licensed Products without Blueprint’s prior written approval; provided, that: (A) with respect to any proposed Post-Option Publication that discloses [***]; and (B) if Proteovant exercises its Opt-In Right with respect to an Eligible Opt-In Program, then, [***]. Notwithstanding anything to the contrary herein, if the proposed Post-Option Publication contains data of studies that have already been presented, Blueprint will have no obligation to provide such Post-Option Publication to Proteovant for review. [***].

(b)Nothing contained in this Section 15.4 will prohibit the inclusion of Confidential Information of the other Party in a patent application claiming or Covering the Manufacture, use, sale or formulation of a Collaboration Compound; provided that the non-filing Party is given an opportunity to review, comment upon and approve the information to be included prior to submission of such patent application, where and to the extent required by Article 12 hereof. Notwithstanding the foregoing, Blueprint will not have the right to publish or present Proteovant’s Confidential Information without Proteovant’s prior written consent, and Proteovant will not have the right to publish or present Blueprint’s Confidential Information without Blueprint’s prior written consent. Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate. This Section 15.4 will not limit and will be subject to Section 15.5.

15.5Publication and Listing of Clinical Trials and Compliance with other Policies, Orders and Agreements. The Parties agree to comply, with respect to the Collaboration Compounds and the corresponding Licensed Compounds and Licensed Product(s), with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, (b) any applicable court order, stipulations, consent agreements and settlements entered into by a Party, and (c) Blueprint’s research and development policy concerning Clinical Trials registration and disclosure of results as amended from time to time and other Blueprint policies or other policies adopted by it for the majority of its other pharmaceutical products with regard to the same (to the extent the same are not in direct conflict with the documents referred to in clauses (a) and (b) above and, in the case of Proteovant, to the extent such policies are provided by Blueprint to Proteovant in writing prior to requiring their implementation under this Agreement).

15.6Termination of Prior CDA. This Agreement terminates, as of the Effective Date, the Prior CDA. All Information exchanged between the Parties under the Prior CDA will be deemed Confidential Information of the corresponding Party under this Agreement and will be subject to the terms of this Article 15.

15.7Residual Information. Notwithstanding anything to the contrary in this Agreement, the Parties will be free to use Residual Information to undertake the research, development, manufacture and commercialization of its own products and services and in support of the products and services of Affiliates and Third Parties with which such Party has a contractual obligation to do so, so long as such purpose does not conflict with the licenses granted to each Party hereunder or the restrictive covenants set forth in Article 14. Neither Party will, and will cause its employees, consultants and subcontractors performing such Party’s obligations under this Agreement not to, reduce any Residual Information to writing in any manner. This Section 15.7 will not be deemed to authorize any use of any tangible or written embodiments of any Residual Information.

15.8Security Measures.

(a)Each Party will, and will cause its Affiliates and its and their respective sublicensees, subcontractors (including, with respect to Proteovant, [***]) and other agents performing activities under this Agreement on such Party’s behalf (collectively, the “Performing Persons”), to maintain reasonable safeguards and take technical, physical and organizational precautions to ensure the security, integrity and confidentiality of the other Party’s Confidential Information, and ensure such information against destruction, loss, alteration, unauthorized access by or disclosure to Third Parties while in the possession or under the control of the Performing Persons. Neither Party nor such Party’s Performing Persons will access electronic systems established or maintained by or on behalf of the other Party (the “Systems”) other than as necessary to perform its obligations under this Agreement, and only through technical means mutually agreed by the Parties. Each Party will, and will cause its Performing Persons to, take reasonable measures to prevent improper access or an attempt to improperly access the other Party’s Systems; or interference or an attempt to interfere with the proper functioning of the other Party’s Systems or any activities conducted thereon; or bypass or circumvention of, or an attempt to bypass or circumvent, any measures the other Party (or its vendors, subcontractors or licensors) may use to prevent or restrict access to such Party’s Systems. Each Party will at all times be responsible to the other Party for the compliance by such Party’s Performing Persons with the security measures set forth in this Section 15.8(a).

(b)Each Party will, and will cause its Performing Persons to, implement and maintain reasonable and sufficient procedures to detect and respond to any actual or likely unauthorized access to, possession, disclosure or use of, or other security breaches involving, the other Party’s Confidential Information that is on any System owned or managed by, or for the benefit of, such Party (such incident, a “Security Incident”). Each Party will promptly notify the other Party of any Security Incident when it suspects or becomes aware of it, including any material breach or potential material breach of security, on such Party’s System which contains or processes such Confidential Information. Each Party will promptly furnish to the other Party relevant full details of the confirmed or suspected Security Incident, and use reasonable efforts to assist the other Party in investigating or preventing the recurrence of any Security Incident on such Party’s System. Each Party will cooperate with the other Party to correct any Security Incident, and in any litigation and investigation to protect the other Party’s proprietary rights. Each Party will use Commercially Reasonable Efforts to prevent a recurrence of any Security Incident.

16.TERM AND TERMINATION

16.1Term. This Agreement will become effective on the Effective Date and, [***].

16.2[***].

16.3Termination by Either Party for Breach.

(a)Subject to Section 16.3(b), in the event that a Party materially breaches its obligations under this Agreement [***].

(b)If the alleged breaching Party disputes the existence or materiality of a breach specified in a Termination Notice provided by the other Party in accordance with

Section 16.3(a), and such alleged breaching Party provides the other Party notice of such dispute within the applicable Cure Period after receiving such Termination Notice, then the matter will be resolved as provided in Article 19 and the non-breaching Party will not have the right to terminate this Agreement under Section 16.3(a) unless and until such dispute has been submitted to arbitration in accordance with Article 19 and it has been finally determined under Section 19.2 that this Agreement has been materially breached, and the breaching Party fails to cure such breach within [***] following such arbitrators’ decision under Section 19.2 (or if such breach cannot be cured within such [***] period, then such Cure Period will be extended for an additional [***]ys if the alleged breaching Party has commenced and [***] continues [***] to cure such breach, except to the extent such breach involves the failure to make a payment when due, which failure to make a payment must be cured within [***] following such arbitrators’ decision). Except as provided in this Section 16.3(b), during the pendency of any such dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder and the Cure Period set forth in Section 16.3(a) will be tolled from the date the breaching Party notifies the non-breaching Party of such dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement.

16.4Termination by Either Party for Insolvency. A Party will have the right to terminate this Agreement upon written notice if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or if such proceeding is not dismissed or stayed within [***] after the filing thereof. “Insolvency Event” means circumstances under which a Party: (a) has a receiver or similar officer appointed over all or a material part of its assets or business; (b) passes a resolution for winding-up of all or a material part of its assets or business (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court enters an order to that effect; (c) has entered against it an order for relief recognizing it as a debtor under any insolvency or bankruptcy laws (or any equivalent order in any jurisdiction); or (d) enters into any composition or arrangement with its creditors with respect to all or a material part of its assets or business (other than relating to a solvent restructuring).

16.5Automatic Termination of a Target Program. If Blueprint does not deliver an Option Exercise Notice with respect to a Target Product prior to the expiration of the applicable Option Exercise Period, this Agreement will automatically terminate with respect to such Target Program and corresponding Collaboration Target.

16.6Termination for Blueprint Patent Challenge. If Blueprint, its Affiliate or any Sublicensee challenges, under any court action or proceeding, or before any patent office, the validity, patentability or enforceability of any Royalty-Bearing Patent under this Agreement, or initiates a reexamination of any such Royalty-Bearing Patent, or assists any Third Party to conduct any of the foregoing activities (each, a “Blueprint Patent Challenge”) and such Blueprint Patent Challenge [***], Proteovant may terminate this Agreement solely with respect to the Target Program (or Licensed Target Program, as applicable) to which such Patent Covers any Collaboration Compounds, Licensed Compounds or Licensed Products under such Target Program (or Licensed Target Program, as applicable) [***].

16.7[***]:

16.8Effects of Termination of this Agreement. Upon termination of this Agreement by a Party pursuant to Section 16.2 through 16.6, the following terms will apply to this Agreement, either in its entirety or with respect to the terminated Target Program or Licensed Target Program (each, a “Terminated Program”) that is the subject of such termination, as the case may be:

(a)License.

(i)With respect to a Terminated Program, all licenses and rights granted by a Party to other Party with respect to the applicable Collaboration Compounds and the corresponding Licensed Compounds and Licensed Products will terminate; provided that, notwithstanding such termination, if Blueprint has exercised its Option with respect to the applicable Terminated Program, then any sublicense granted to a Sublicensee in accordance with Section 10.5 prior to the effective date of termination of this Agreement or the applicable Terminated Program will survive provided that such Sublicensee is not otherwise in breach of the terms of this Agreement to the extent applicable to such Sublicensee or engaged in a Blueprint Patent Challenge (in which event, such Person will be deemed a direct licensee of Proteovant) (each a “Surviving Sublicense”); provided, further, that any such Person will only be responsible for any payments that become due as a result solely of such Person’s activities after the effective date of any such termination. For the avoidance of doubt, the duties and obligations of Proteovant with respect to any Surviving Sublicense will not be greater than the duties and obligations of Blueprint under this Agreement.

(ii)All licenses and rights granted by Blueprint to Proteovant with respect to any Blueprint Target Binder Compounds that relate to such Terminated Program will terminate except as otherwise provided under this Section 16.8.

(b)Return of Confidential Information. Within [***] after the effective date of termination, each Party will destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party that are in its or its Affiliates’ Control (except to the extent any information is the Confidential Information of both Parties or to the extent that it is necessary for the Receiving Party to have a continuing right to use the Confidential Information in accordance with the exercise of its rights or performance of its obligations under this Agreement post such termination); provided, that such Party may retain one (1) copy of such Confidential Information for its legal archives, and provided further that such Party will not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information;

(c)Accrued Payments. Proteovant will remain entitled to receive all payments that accrued but were unpaid before the effective date of such termination;

(d)Dissolution of Committees. If this Agreement is terminated in its entirety, the JRC, JPT, JSC, JDC and JCC (and all Working Groups and committees) will be dissolved as of the effective date of such termination;

(e)Survival. Certain provisions herein will survive termination, in accordance with Section 16.12;

(f)Reversion of Rights to Proteovant Prior to Option Exercise. If this Agreement or a Target Program is terminated by Proteovant in accordance with Section 16.3, Section 16.4 or Section 16.6 or by Blueprint in accordance with Section 16.2, then with respect to the Reversion Compounds (but, excluding any Scheduled Blueprint Contributed Compound) and Reversion Products (but, excluding any product containing Scheduled Blueprint Contributed Compound) for such Terminated Program then being Researched as of the effective date of such termination, upon Proteovant’s written request, for a period of [***] following such request, the Parties will negotiate [***] to enter into a license agreement on commercially reasonable and customary terms pursuant to which Blueprint would grant Proteovant [***] under the Blueprint Technology and Blueprint’s interest in the Joint Know-How and Joint Patents, in each case, that exist as of the effective date of termination and actually used by Blueprint or its Affiliates as of the effective date of termination, to Research, Develop, Manufacture, Commercialize and otherwise Exploit such Reversion Compounds and Reversion Products under such Terminated Program in the Field in the Territory. In determining the commercially reasonable consideration for such license, on a Reversion Product-by-Reversion Product basis, the Parties will take into account [***].

(g)Reversion of Rights to Proteovant After Option Exercise. If this Agreement or a Licensed Target Program is terminated by Proteovant in accordance with Section 16.3, Section 16.4 or Section 16.6 or by Blueprint in accordance with Section 16.2, then with respect to the Reversion Compounds and Reversion Products for such Terminated Program then being Developed or Commercialized as of the effective date of such termination and, subject to any Surviving Sublicense and the terms of Section 16.8(a), the following terms and conditions will apply:

(i)Proteovant will have the sole right (and will solely control, at its discretion), itself or with or through its Affiliates, sublicensees or other Third Parties, to: (A) prepare and submit to applicable Regulatory Authorities any regulatory materials for such Reversion Compounds and Reversion Products; and (B) obtain and maintain Regulatory Approvals for such Reversion Compounds and Reversion Products;

(ii)Following the assignment of the Terminated Program Materials to Proteovant or its designees in accordance with Section 16.8(g)(iii): (A) Proteovant will have the exclusive right to correspond or communicate with Regulatory Authorities regarding such Reversion Compounds and Reversion Products; (B) unless required by Applicable Law, Blueprint, its Affiliates, Sublicensees and contractors will not correspond or communicate with Regulatory Authorities regarding any such Reversion Compounds and Reversion Products without first obtaining Proteovant’s prior written consent (which approval will not be unreasonably withheld, delayed or conditioned); (C) and if Proteovant, its Affiliates, Sublicensees or contractors receive any correspondence or other communication from a Regulatory Authority regarding such Reversion Compounds and Reversion Products, Blueprint will provide Proteovant with access to or copies of such correspondence or other communication as soon as reasonably practicable after its receipt;

(iii)(A) Upon Proteovant’s written request, Blueprint will assign and transfer to Proteovant all existing Regulatory Materials that are Controlled by Blueprint or its Affiliates and that solely relate to the Reversion Compounds and Reversion Products under such

Terminated Program (“Terminated Program Materials”) within [***] after effective date of termination, and (B) to the extent assignment is delayed or not permitted by the applicable Regulatory Authority, Blueprint will grant and hereby grants to Proteovant and its designees a right of reference (without any further action required on the part of Blueprint or its Affiliates, whose authorization to file this right of reference with any Regulatory Authority is hereby granted) to any Terminated Program Materials and all data contained or referenced therein, solely for Proteovant and its designees to Develop and seek and maintain Regulatory Approvals of Reversion Compounds and Reversion Products under such Terminated Program;

(iv)If the Terminated Program is a Licensed Target Program, then Blueprint will assign to Proteovant, its and its Affiliates’ rights, title and interest in the Product Patents that relate to the Reversion Compounds and Reversion Products under such Terminated Program that were assigned by Proteovant to Blueprint as of the IP Assignment Date in accordance with Section 12.1(c)(i).

(v)Any Licensed Compound Information and Joint Confidential Information for the Terminated Program with respect to the applicable Reversion Compound and Reversion Product will be deemed the Confidential Information of Proteovant (and not Blueprint or Blueprint and Proteovant, as applicable).

(vi)In consideration for the reversion rights provided to Proteovant pursuant to Section 16.8(g)(i) through Section 16.8(g)(v), inclusive, on a Terminated Program-by-Terminated Program basis, Proteovant will pay to Blueprint [***].

(vii)Upon Proteovant’s written request, Blueprint will grant, and hereby grants as of the date the Parties agree on a [***] royalty rate (taking into account [***] in accordance with this Section 16.8(g)(vii), to Proteovant and its Affiliates an exclusive, worldwide, royalty-bearing, fully paid-up and sublicensable (through multiple tiers) license under the Blueprint Technology and Blueprint’s interest in the Joint Know-How and Joint Patents, in each case, that exist as of the effective date of termination and are necessary or reasonably useful to Research, Develop, Manufacture, Commercialize and otherwise Exploit the Reversion Compounds and Reversion Products under such Terminated Program in the Field in the Territory. The applicable Patents will be listed on a schedule to be attached to the applicable definitive agreement to be promptly entered into by the Parties with respect to such Reversion Compounds and Reversion Products.

(h)Wind-Down of Clinical Trials. If the Terminated Program is a Licensed Target Program, and if, as of the effective date of termination, Blueprint or its Affiliates or Sublicensees are conducting any Clinical Trials for the applicable Licensed Products, then the Parties will [***] discuss and agree upon the appropriate completion or wind-down of such Clinical Trials, subject to Applicable Law. The Parties will [***] to wind-down such Clinical Trials; provided, that if this Agreement or the relevant Terminated Program is terminated for any reason other than a termination by Blueprint in accordance with Section 16.3 or Section 16.4, then upon Proteovant’s written request, Blueprint will transfer such Clinical Trials to Proteovant or its designee and Blueprint will continue such Clinical Trials, [***] until such transfer is completed; provided, further that each Party will cooperate [***] to enable the expeditious transfer of such

Clinical Trials, and Proteovant will assume any and all liability for the conduct of such transferred Clinical Trials after the effective date of transfer.

16.9Inventory.

(a)If this Agreement or a Licensed Target Program is terminated for any reason other than a termination by Proteovant in accordance with Section 16.3, Section 16.4 or Section 16.6, then Blueprint will be entitled to sell any inventory of Licensed Product as of the effective date of the termination. Blueprint will pay Proteovant the amounts applicable to such sales in accordance with the terms and conditions of this Agreement.

(b)If this Agreement or a Licensed Target Program is terminated by Proteovant in accordance with Section 16.3, Section 16.4 or Section 16.6 or by Blueprint in accordance with Section 16.2, then at any time within [***] after the effective date of termination with respect to a Reversion Product, [***]

16.10Effects of Expiration of Agreement. Upon the expiration of the Royalty Term (i.e., in the case where there is no earlier termination pursuant to this Article 16), on a Licensed Product-by-Licensed Product and country-by-country basis, the license granted to Blueprint under Section 10.1(b) will convert to a fully paid-up, perpetual and irrevocable license; provided that such license during the applicable Opt-In Term will not convert with respect to the Opt-In Territory to the extent such Licensed Product is an Opt-In Product. Certain provisions herein will survive expiration, in accordance with Section 16.12.

16.11Other Remedies. Except as otherwise provided in this Article 16, expiration or earlier termination of this Agreement for any reason will not release either Party from any liability or obligation (including payments) that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Subject to and without limiting the terms and conditions of this Agreement (including Section 18.4), expiration or termination of this Agreement will not preclude any Party from (a) claiming any other damages, compensation or relief that it may be entitled to upon such expiration or termination, (b) any right to receive any amounts accrued under this Agreement prior to the expiration or termination date but which are unpaid or become payable thereafter and (c) any right to obtain performance of any obligation provided for in this Agreement which will survive expiration or termination.

16.12Survival. Termination or expiration of this Agreement will not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. Notwithstanding anything to the contrary, the following provisions will survive and apply after expiration or termination of this Agreement: Article 1 (Definitions), Article 11 (Payments) (solely with respect to payment obligations accrued prior to the date of termination or expiration), Article 15 (Confidentiality) (for the time period set forth therein), Article 18 (Indemnification) (excluding Section 18.5), Article 19 (Dispute Resolution), Article 20 (Miscellaneous) (excluding Section 20.7 and Section 20.12), the first sentence of Section 2.9(c) (Materials Transfer), Section 12.1 (Ownership of Information and Inventions), Section 12.5 (CREATE Act), Section 13.1 (Licensed Product Trademarks), Section 16.8 (Effects of Termination of this Agreement), Section 16.9 (Inventory), Section 16.10 (Effects of Expiration

of Agreement) (solely in the event of expiration of this Agreement), Section 16.11 (Other Remedies), this Section 16.12 (Survival), and Section 17.4 (No Other Representations or Warranties).  If this Agreement is terminated with respect to one or more Target Programs or Licensed Target Programs but not in its entirety, then following such termination the foregoing provisions of this Agreement will remain in effect with respect to such terminated Target Programs or Licensed Target Programs (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing will terminate upon termination of this Agreement with respect to the applicable Target Programs or Licensed Target Programs and be of no further force and effect.

All provisions not surviving in accordance with the foregoing will terminate upon expiration or termination of this Agreement and be of no further force and effect.

17.REPRESENTATIONS AND WARRANTIES

17.1Mutual Representations, Warranties, and Covenants. Each Party hereby represents and warrants to the other Party as of the Effective Date and, where denoted below, covenants to the other Party as follows:

(a)It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b)It has the full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. It has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)It is not a party to any agreement, outstanding order, judgment or decree of any court or Governmental Authority that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d)In the course of conducting Research and Development of Collaboration Compounds and the corresponding Licensed Compounds and Licensed Products or Medical Affairs activities in support of such Research and Development, such Party has not used prior to the Effective Date and will not use, during the Term, any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Upon request by a Party and subject to Applicable Laws, the other Party agrees to provide a list of persons, including Third Parties, used to perform the services or work provided under any activities conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, within the [***] preceding the Effective Date, or subsequent to the Effective Date, were or are convicted of one of the criminal offenses enumerated in section 306 of the FD&C Act, as amended, or subject to similar sanction of any other Regulatory Authority.

(e)It has not, and will not, after the Effective Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder.

(f)In the course of performing its obligations or exercising its rights under this Agreement, it will, and will cause its Affiliates, licensees or sublicensees, and subcontractors to comply with the Research Plan and all Applicable Laws, including as applicable, GLP standards.

(g)Each Party will promptly provide the other Party with written notice upon becoming aware of any breach or violation by a Party or its Affiliates of any representation, warranty or undertaking set forth in this Section 17.1.

17.2Representations, Warranties, and Covenants by Proteovant. Except as set forth on Schedule 17.2 attached hereto, which Schedule may be updated by Proteovant [***] (each such date, a “Proteovant Disclosure Date”) to include any exceptions to the representations and warranties set forth below solely to the extent such exceptions arise following the last delivery to Blueprint of such Schedule, [***], Proteovant hereby represents and warrants as of the Effective Date, and with respect to each Collaboration Compound, as of the corresponding Proteovant Disclosure Date (unless otherwise denoted below), to Blueprint as follows:

(a)The Proteovant Technology is free and clear from any Liens, and Proteovant has sufficient legal or beneficial title, ownership or license thereunder to grant the licenses and ownerships to Blueprint as purported to be granted pursuant to this Agreement. Proteovant is the sole owner of all right, title and interest in and to (free and clear from any Liens of any kind) the Proteovant Patents and Proteovant [***] Patents that are Controlled by Proteovant or its Affiliates (the “Existing Proteovant Patents”). All fees required to maintain the Existing Proteovant Patents have been paid to date, the pending applications included in the Existing Proteovant Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law. The Existing Proteovant Patents constitute all Patents Controlled by Proteovant or, subject to Section 20.9(b), its Affiliates, that are necessary or reasonably useful to Research, Develop, make, have made, Manufacture, use, sell, offer for sale, import, export or Commercialize Collaboration Compounds and the corresponding Licensed Compounds and Licensed Products, and there are no intellectual property rights of the Excluded Affiliates that are necessary or reasonably useful to Research, Develop, make, have made, Manufacture, use, sell, offer for sale, import, export or Commercialize Collaboration Compounds and the corresponding Licensed Compounds and Licensed Products. With respect to a given Licensed Target Program, as of the Option Exercise Date for such Target Program, other than rights that Blueprint may have with respect to a Licensed Compound under such Licensed Target Program or any Intellectual Property Rights related thereto, Proteovant is the sole owner of any Existing Proteovant Patent that Covers such Licensed Compound or the existing Proteovant Know-How and Proteovant [***] Know-How for such Licensed Compound.

(b)Proteovant has not entered into any written agreements with any Third Party under which Proteovant has obtained a license or sublicense of rights from a Third Party to any Collaboration Compound that requires a license or sublicense to Blueprint under this Agreement.

(c)Proteovant has not received any written notice from any Third Party asserting or alleging that the discovery, Research or Development of the Collaboration Compounds by Proteovant infringes the Intellectual Property Rights of such Third Party.

(d)To Proteovant’s Knowledge, the discovery, Research and Development of Collaboration Compounds by or on behalf of Proteovant has not infringed or misappropriated any Patents or proprietary Information owned or controlled by a Third Party.

(e)There are no pending, and, to Proteovant’s Knowledge, no threatened, actions, suits or proceedings against Proteovant involving the Proteovant Technology as it relates to the Target Program or any Collaboration Compound, and to Proteovant’s Knowledge there are no (i) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Existing Proteovant Patents that are in or before any patent authority (or other Governmental Authority performing similar functions) or (ii) any inventorship challenges involving the Existing Proteovant Patents that are in or before any patent or other Governmental Authority.

(f)Proteovant is not aware of any Third Party that is infringing or has infringed or misappropriated the Proteovant Technology as it relates to the applicable Target Program.

(g)No claim has been issued or served, or written threat of a claim or litigation made by any Person, against Proteovant that alleges that any issued Existing Proteovant Patents are invalid or unenforceable.

(h)Proteovant has not granted any license or any option for a license under, or any right, title or interest in or to, the Proteovant Technology to any Third Party to Research, Develop, Manufacture, Commercialize or otherwise Exploit any Collaboration Compound, in any country in the Territory that conflicts with the licenses and options for a license granted by Proteovant to Blueprint under this Agreement.

(i)No person, other than former or current employees or consultants of Proteovant who are obligated in writing to assign his/her inventions to Proteovant, is an inventor of any of the inventions claimed in the Existing Proteovant Patents or, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents. All inventors of any inventions included within the Existing Proteovant Patents or, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents have assigned or have a contractual obligation to assign or license their entire right, title and interest in and to such inventions and the corresponding Existing Proteovant Patents or, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents to Proteovant or its Affiliates. To Proteovant’s Knowledge, no current or former employee or consultant of Proteovant owns or has any proprietary, financial or other interest, direct or indirect, in the Existing Proteovant Patents or, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents. To Proteovant’s Knowledge, there are no claims that have been asserted in writing challenging the inventorship of the Existing Proteovant Patents or, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents.

(j)The inventions claimed in the Existing Proteovant Patents or, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents were not conceived, reduced to practice, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by any grants, funds, and other money received from any Governmental Authority, and no Governmental Authority or academic institution has any right to, ownership of (including any “step-in” or “march-in” rights with respect to), or right to royalties for, or to impose any restriction on the assignment, transfer, grant of licenses or other disposal of the Existing Proteovant Patents or the existing Proteovant Know-How or Proteovant [***] Know-How, as of the corresponding Proteovant Disclosure Date, Proteovant’s interest in the existing Joint Patents, or to impose any requirement or restriction on the Exploitation or manufacture of any Collaboration Compound, as contemplated herein.

(k)As of the date Proteovant presents any Collaboration Compound to Blueprint in accordance with Section 2.3(b), 2.3(c) and 2.3(d) and, in the event Blueprint exercised the appliable Option, as of the date Blueprint exercises such Option, (i) Proteovant or, subject to Section 20.9(b), its Affiliates, will Control any Existing Proteovant Patent and Proteovant’s interest in the existing Joint Patents that Covers any such Collaboration Compound or the existing Proteovant Know-How or Proteovant [***] Know-How for such Collaboration Compound, (ii) to Proteovant’s Knowledge, the discovery, research, or Development of any such Collaboration Compound by or on behalf of Proteovant has not infringed or misappropriated any Patents or proprietary Information owned or controlled by a Third Party; and (iii) no claim or action has been brought against Proteovant or, to Proteovant’s Knowledge, threatened in writing to Proteovant, by any Third Party alleging that the use of any such Collaboration Compound as contemplated under this Agreement infringes the Patents or misappropriates the Information of any Third Party.

(l)[***].

17.3Representations, Warranties, and Covenants by Blueprint. With respect to an Eligible Opt-In Program, except as set forth in Schedule 17.3, attached hereto, which Schedule may be updated by Blueprint within the [***] period immediately following the latest of: (i) [***], (ii) [***], and (iii) t[***], the “Blueprint Disclosure Date”) to include any exceptions to the representations and warranties set forth below, Blueprint hereby represents and warrants on the applicable Blueprint Disclosure Date with respect to [***] for such Eligible Opt-In Program to Proteovant as follows:

(a)The Blueprint Target Binder Compound Technology is free and clear from any Liens. Blueprint is the sole owner of all right, title and interest in and to (free and clear from any Liens of any kind), the existing Blueprint Target Binder Compound Patents (the “Existing Blueprint Patents”). All fees required to maintain the existing Blueprint Patents have been paid to date, and the pending applications included in Blueprint Target Binder Compound Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law.

(b)Blueprint has not received any written notice from any Third Party asserting or alleging that the discovery, Research or Development of the Blueprint Target Binder Compound by Blueprint infringes the Intellectual Property Rights of such Third Party.

(c)There are no pending, and, to Blueprint’s Knowledge, no threatened, (i) actions, suits or proceedings against Blueprint involving the Blueprint Target Binder Compound Patents as it relates to the Target Program, or any Collaboration Compounds, (ii) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Existing Blueprint Patents that are in or before any patent authority (or other Governmental Authority performing similar functions) or (iii) any inventorship challenges involving the Existing Blueprint Patents that are in or before any patent or other Governmental Authority.

(d)Blueprint is not aware of any Third Party that is infringing or has infringed or misappropriated any Blueprint Target Binder Compound Technology as it relates to the Target Program.

17.4No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 17, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR THAT ANY OF THE DEVELOPMENT OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY COMPOUND OR PRODUCT WILL BE SUCCESSFUL, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

18.INDEMNIFICATION AND LIMITATION OF LIABILITY

18.1Indemnification by Proteovant for Third Party Claims. Proteovant will defend, indemnify, and hold Blueprint, its Affiliates, and its and their respective officers, directors, employees, and agents (collectively, the “Blueprint Indemnitees”) harmless from and against any and all damages, losses, liabilities, or other amounts payable to a Third Party, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Blueprint Indemnitees, all to the extent arising out of or resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Blueprint Claims”) against such Blueprint Indemnitee that arise out of or result from: (a) a breach of any of Proteovant’s representations, warranties, covenants and obligations under this Agreement; (b) the gross negligence, recklessness or willful misconduct of or violation of Applicable Law by any Proteovant Indemnitees or their licensees, sublicensees or subcontractors in connection with this Agreement; or (c) the Research, Development, or other Exploitation of Collaboration Compounds, Opt-In Compounds, or Opt-In Products (other than Product Liability Costs related to an Opt-In Compound or an Opt-In Product) in the Field in the Territory by or on behalf of Proteovant, its Affiliates, or its or their licensees, sublicensees or subcontractors before the Effective Date or during the Term. The foregoing indemnity obligation will not apply to the extent that any Blueprint Claim is subject to indemnity pursuant to Section 18.2.

18.2Indemnification by Blueprint for Third Party Claims. Blueprint will defend, indemnify, and hold Proteovant, its Affiliates, and its and their respective officers, directors, employees, and agents (collectively, the “Proteovant Indemnitees”) harmless from and against any and all damages, losses, liabilities, or other amounts payable to a Third Party, including any fines imposed by a Governmental Authority, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Proteovant Indemnitees, all to the extent arising out of or resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Proteovant Claims”) against such Proteovant Indemnitee that arise out of or result from: (a) the Research, Development, Manufacture, Commercialization, storage, handling, use, sale, offer for sale, exportation or importation, and other Exploitation of any Collaboration Compounds, Licensed Compounds (including Opt-In Compounds), or Licensed Products (including Opt-In Products) (other than Product Liability Costs related to an Opt-In Compound or an Opt-In Product) in the Field in the Territory by or on behalf of Blueprint or its Sublicensees and its and their Affiliates during the Term; (b) a breach of any of Blueprint’s representations, warranties, covenants and obligations under this Agreement; (c) the gross negligence, recklessness or willful misconduct of or violation of Applicable Law by any Blueprint Indemnitees or their licensees, sublicensees or subcontractors in connection with this Agreement; or (d) Blueprint’s determination that a filing or notification is not necessary or advisable under any applicable Antitrust Law if Blueprint were to exercise the respective Option pursuant to this Agreement (except to the extent such determination was based on Proteovant’s fraud or inaccurate information provided by Proteovant). The foregoing indemnity obligation will not apply to the extent that any Proteovant Claim is subject to indemnity pursuant to Section 18.1. Further, it is understood and agreed that the [***] are not agents for purposes of this Section 18.2.

18.3Indemnification Procedures. The Party claiming indemnity under this Article 18 (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”) (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Claim will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been prejudiced as a result of such failure or delay to give such notice), and, provided that the Indemnifying Party is not contesting the indemnity obligation, will permit the Indemnifying Party to control and assume the defense of any litigation relating to such claim and disposition of any such Claim unless the Indemnifying Party is also a party (or likely to be named a party) to the proceeding in which such claim is made and the Indemnified Party gives notice to the Indemnifying Party that it may have defenses to such claim or proceeding that are in conflict with the interests of the Indemnifying Party, in which case the Indemnifying Party will not be so entitled to assume the defense of the case. If the Indemnifying Party does assume the defense of any Claim, it (a) will act diligently [***] with respect to all matters relating to the settlement or disposition of any Claim as the settlement or disposition relates to Parties being indemnified under this Article 18, (b) will cause such defense to be conducted by counsel reasonably acceptable to the Indemnified Party and (c) will not settle, admit liability or otherwise resolve any Claim without prior notice to the Indemnified Party and the consent of the Indemnified Party (such consent not to be unreasonably conditioned, withheld or delayed) if such settlement involves anything other than the payment of money by the Indemnifying Party (including, for example, any settlement admitting fault or wrongdoing of the Indemnified Party, or consenting to any injunctive relief). The Indemnified Party will reasonably cooperate with the Indemnifying Party in its defense of any claim for which the Indemnifying Party has assumed the defense in accordance with this Section 18.3, and will have the right, at its own cost and expense, to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification; provided, however, that, the Indemnifying Party will pay such costs and expenses of the Indemnified Party if (x) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (y) the Indemnifying Party has failed to assume the defense and employ counsel and the Indemnified Party controls the defense in accordance with this Section 18.3 or (z) the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim such that the representation by the same counsel of both Parties and any respective Indemnified Parties is prohibited under Applicable Law, ethical rules or equitable principles. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 18.

18.4Limitation of Liability. EXCEPT FOR (A) INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION PURSUANT TO SECTION 18.1 OR 18.2 HEREUNDER, (B) A BREACH OF SECTION 10.1, SECTION 10.2, OR ARTICLE 14, (C) ANY BREACH OF ARTICLE 15 BY A PARTY OR ITS AFFILIATES OR ITS OR THEIR LICENSEES OR SUBLICENSEES AND THEIR AFFILIATES, OR (D) DAMAGES THAT ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY IN CONNECTION WITH THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

18.5Insurance. Each Party will maintain a program of insurance sufficient to fulfill its obligations under this Agreement, including product liability insurance, with respect to its Target Program activities and other obligations to be performed hereunder and which are consistent with normal business practices of prudent companies similarly situated to such Party at all times during which any Licensed Compound or corresponding Licensed Compound and Licensed Product(s) is being clinically tested in human subjects or commercially distributed or sold. It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 18. Each Party will provide the other Party with written evidence of such insurance upon request, which evidence will be treated as the providing Party’s Confidential Information. Each Party will provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material adverse change in such insurance.

19.DISPUTE RESOLUTION

19.1Disputes; Resolution by Executive Officers. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to decisions to be made by the Parties herein or to the Parties’ respective rights or obligations hereunder (a “Dispute”). It is the desire of the Parties to establish procedures to facilitate the resolution of Disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, except [***] in accordance with Article 9 or matters relating to patent and trademark disputes in accordance with Section 19.11, the Parties agree to follow the procedures set forth in this Article 19 if and when a Dispute arises under this Agreement, subject to Section 19.7.

19.2Escalation to Executive Officers. In the event the Parties are unable to resolve a Dispute after [***] attempts to reach agreement over [***], then either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. If the Executive Officers are unable to resolve the matter within [***], or such other longer time the Executive Officers may otherwise agree upon, after the matter is referred to them, then either Party may refer such issue to arbitration under Section 19.3 by providing written notice thereof to the other Party.

19.3Long Form Arbitration. Any Dispute that is not resolved pursuant to Section 19.2, will be resolved solely and exclusively by binding arbitration to be conducted as set forth below in this Section 19.3.

(a)In any proceeding under this Section 19.3, there will be three (3) arbitrators. Within [***] after delivery of such notice, each Party will nominate one arbitrator in accordance with the then current rules of the AAA. The two arbitrators so nominated will nominate a third arbitrator to serve as chair of the arbitration tribunal, such nomination to be made within [***] after the selection of the second arbitrator. The arbitrators will be neutral and independent of both Parties and all of their respective Affiliates, will have significant experience and expertise in licensing and partnering agreements in the pharmaceutical and biotechnology industries, will have appropriate experience with respect to the matter(s) to be arbitrated, and will have some experience in mediating or arbitrating issues relating to such agreements. In the case of any dispute involving an alleged failure to use Commercially Reasonable Efforts, each arbitrator will in addition be an individual with experience and expertise in the worldwide development and commercialization of pharmaceuticals and the business, legal and scientific considerations related thereto. In the case of a dispute involving a scientific or accounting matter or determination, an Expert having applicable expertise and experience will be selected by the Parties to assist the arbitrators in such scientific or accounting matter or determination (and the arbitrators will select such Expert if the Parties cannot agree on such Expert within [***] following the selection of the arbitrators). The governing law in Section 20.10 will govern such proceedings. No individual will be appointed to arbitrate a dispute pursuant to this Agreement unless he or she agrees in writing to be bound by the provisions of this Section 19.3. The place of arbitration will be New York, New York, unless otherwise agreed to by the Parties, and the arbitration will be conducted in English.

(b)The arbitrators will set a date for a hearing that will be held no later than [***] following the appointment of the last of such three arbitrators. The Parties will have the right to be represented by counsel. Except as provided herein, the arbitration will be governed by the commercial arbitration rules of the AAA (the “Commercial Arbitration Rules”) applicable at the time of the notice of arbitration pursuant to Section 19.2, including the right of each Party to undertake document requests.

(c)The arbitrators’ decision and award will be made and delivered within [***] after completion of the hearing described in Section 19.3(b). The determination of the arbitrators as to the resolution of any dispute will be binding and conclusive upon the Parties. All rulings of the arbitrators will be in writing and will be delivered to the Parties as soon as is reasonably possible. Nothing contained herein will be construed to permit the arbitrators to award punitive, exemplary or any similar damages. The arbitrators will render a “reasoned decision” within the meaning of the Commercial Arbitration Rules which will include findings of fact and conclusions of law. Any arbitration award may be entered in and enforced by a court in accordance with Section 19.5 and Section 19.11. The Parties agree that the Federal Arbitration Act will apply to the arbitration and any arbitral award.

19.4Expedited Arbitration. If the Parties (and the Executive Officers) are unable to agree on the terms of a Co-Commercialization Agreement in accordance with Section 7.4(b), such disagreement will be resolved solely and exclusively by binding arbitration to be conducted as set forth below in this Section 19.4 (“Expedited Arbitration”).

(a)In any proceeding under this Section 19.4, there will be one (1) arbitrator selected by mutual agreement or, if the Parties are unable to agree on an arbitrator within [***] after such matter is referred to Expedited Arbitration, the Parties will request that AAA select the arbitrator, in each case satisfying the criteria set forth in Section 19.3(a) to the maximum extent possible.

(b)Within [***] after appointment of the arbitrator, each Party will submit to the arbitrator its proposed Co-Commercialization Agreement and a written memorandum of no more than fifteen (15) pages in support thereof (the “Opening Brief”). The arbitrator will provide each Party’s Opening Brief to the other Party after he or she receives the Opening Brief from both Parties. Within [***] after a Party receives the other Party’s Opening Brief from the arbitrator, such receiving Party will have the right to submit to the arbitrator a response to the other Party’s Opening Brief (each, a “Response Brief”) which will not exceed [***] in total. The arbitrator will provide each Party’s Response Brief to the other Party after he or she receives a Response Brief from both Parties (or at the expiration of such [***] period if any Party fails to submit a Response Brief).

(c)There will be no discovery in the Expedited Arbitration (e.g., document requests, interrogatories, depositions, etc.). The arbitrator will, however, have the right to perform independent research and analysis and to request any Party provide additional documentary evidence that was Controlled by such Party prior to the arbitrator making such request.

(d)The arbitrator will be instructed to select one Party’s proposal no later than [***] following the receipt of both Parties’ Response Briefs (or expiration of the aforementioned [***] period if any Party fails to submit a Response Brief) and to select the proposal that he or she determines is the most commercially reasonable under the circumstances and best gives effect to the intent of the Parties under this Agreement. The arbitrator will accept only one of the proposals submitted by the Parties (without making any changes to such proposal) and will render such proposal as the arbitrator’s final decision. Notwithstanding anything to the contrary in this Agreement, the arbitrator will not have the authority to render any decision other than selecting one proposal submitted by a Party pursuant to this Section 19.4.  The arbitrator’s decision will be final and binding on the Parties.

19.5Award. Any award to be paid by one Party to the other Party as determined by the arbitrators as set forth above under Section 19.3 will be promptly paid in Dollars free of any tax, deduction or offset, unless otherwise required by Applicable Law; and any costs, fees or taxes incident to enforcing the award will, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 19, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. Each Party consents to the jurisdiction of any federal court located in New York City, New York, or, if such federal court lacks jurisdiction, any state court of New York located in New York City, for the purpose of enforcing the arbitration provisions of this Agreement and enforcing any arbitrator’s award; provided, however, that to the extent necessary to avoid irreparable harm, any party may seek temporary or preliminary injunctive relief in accordance with Section 19.8 in any court of competent jurisdiction. With respect to money damages, nothing contained herein will be construed to permit the arbitrators or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. The only damages recoverable under this Agreement are compensatory damages.

19.6Costs. Each Party will bear its own legal fees in connection with any arbitration procedure. The arbitrators conducting an arbitration under Section 19.3 may in their discretion assess the arbitrators’ cost, fees and expenses (and those any Expert hired by the arbitrators) against the Party losing the arbitration.

19.7WAIVER OF JURY TRIAL. EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

19.8Injunctive Relief. Nothing in this Article 19 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. For the avoidance of doubt, nothing in this Section 19.8 will otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 16.3 or Section 16.4. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

19.9Confidentiality. The arbitration proceeding will be confidential and the arbitrators will issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by Applicable Law, no Party will make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party (which consent will not be unreasonably withheld, delayed or conditioned). The existence of any dispute submitted to arbitration, and any award, will be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law. Notwithstanding the foregoing, each Party will have the right to disclose information regarding the arbitration proceeding to the same extent as it may disclose Confidential Information of the other Party under Article 15 above.

19.10Survivability. Any duty to arbitrate under this Agreement will remain in effect and be enforceable after termination of this Agreement for any reason.

19.11Patent and Trademark Disputes. Notwithstanding Section 19.3, any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any Patents Covering the Manufacture, use, importation, offer for sale or sale of Collaboration Compounds or the corresponding Licensed Compounds and Licensed Products or of any Product Marks will be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

20.MISCELLANEOUS

20.1Entire Agreement; Amendments. This Agreement, including the Exhibits hereto (which are incorporated into and made a part of this Agreement), sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Prior CDA. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof other than as are set forth herein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

20.2Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to Proteovant or Blueprint from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

20.3Rights in Bankruptcy.

(a)All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Section 365(n) of Title 11 of the U.S. Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11, and, in the event that a case under Title 11 is commenced by or against either Party (the “Bankrupt Party”), the other Party, to the extent as a licensee of such rights under this Agreement, will have all of the rights set forth in Section 365(n) of Title 11 to the maximum extent permitted thereby. During the Term, each Party will create and maintain current copies to the extent practicable of all such intellectual property licensed to such Party hereunder. Without limiting the Parties’ rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the Bankrupt Party, the other Party will be entitled to a copy of any and all such intellectual property licensed to such Party hereunder and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, will be promptly delivered to it (i) before this Agreement is rejected by or on behalf of the Bankrupt Party, within [***] after the other Party’s written request, unless the Bankrupt Party, or its trustee or receiver, elects within [***] to continue to perform all of its obligations under this Agreement, or (ii) after any rejection of this Agreement by or on behalf of the Bankrupt Party, if not previously delivered as provided under clause (i) above. All rights of the Parties under this Section 20.3 and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, Title 11, and any other Applicable Law.

(b)Any intellectual property provided pursuant to the provisions of this Section 20.3 will be subject to the licenses set forth elsewhere in this Agreement.

(c)In the event that after the Effective Date Proteovant enters into a license agreement with a Third Party with respect to intellectual property that will be sublicensed to Blueprint hereunder, Proteovant will use Commercially Reasonable Efforts to enable Blueprint to receive a direct license from any such Third Party in the event that such license agreement between Proteovant and such Third Party is terminated or rejected under Section 365(a) of Title 11 during the Term solely on account of Proteovant becoming a Bankrupt Party.

(d)Notwithstanding anything to the contrary in Article 12, in the event that Proteovant is the Bankrupt Party, Blueprint may take appropriate actions in connection with the filing, prosecution, maintenance and enforcement of any Joint Patents under this Agreement without being required to consult with Proteovant before taking any such actions, provided that such actions are consistent with this Agreement.

20.4Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of such prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues provided that the Party affected by such force majeure will take reasonable efforts to remove the condition constituting such force majeure. The Party affected by such force majeure also will notify the other Party of the anticipated duration of such force majeure and any actions being taken to avoid or minimize its effect after such occurrence. For purposes of this Agreement, “force majeure” will include conditions beyond the reasonable control of the Parties, including an act of God, acts of terrorism, voluntary or involuntary compliance with any regulation, law or order of any government, war, acts of war (whether war be declared or not), labor strike or lockout, civil commotion, epidemic or pandemic arising after the Effective Date or any material worsening of the ongoing COVID-19 pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, that the affected Party promptly notifies the other Party in writing stating the nature of the cause of non-performance, its anticipated duration and any action being taken to avoid or minimize its effect. The affected Party will use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The nonperforming Party will promptly provide notice of such resumed performance to the other Party. The payment of invoices due and owing hereunder will in no event be delayed by the payer because of a force majeure affecting the payer, unless such force majeure itself prevents the payment.

20.5Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 20.5, in each case, accompanied by a courtesy copy email (which will not constitute notice) stating the same, and will be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) [***] after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 20.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

For Blueprint:	Blueprint Medicines Corporation 45 Sidney Street Cambridge, MA 02139 United States Attention: Chief Executive Officer
With a copy to: (which will not constitute notice)	Blueprint Medicines Corporation 45 Sidney Street Cambridge, MA 02139 United States Attention: Chief Legal Officer Email: [***]
For Proteovant:	Proteovant Therapeutics, Inc. 151 W 42nd St. 15th Floor New York, NY 10036 Attention: Chief Executive Officer Email: [***]
With a copy to: (which will not constitute notice)	Sidley Austin LLP 2850 Quarry Lake Drive, Suite 301 Baltimore, MD 21209 Attention: Asher M. Rubin; Adriana V. Tibbitts Email: [***]

20.6Independent Contractors. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

20.7Maintenance of Records. Each Party will maintain complete and accurate records of all work conducted under this Agreement and all results, data and developments made pursuant to its efforts under this Agreement. Such records will be complete and accurate and will fully and properly reflect all work done and results achieved in the performance of this Agreement in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party will keep and maintain all records required by Applicable Law with respect to the Collaboration Compounds and the corresponding Licensed Compounds and Licensed Products.

20.8No Third Party Beneficiaries. Except as expressly set forth in Article 18, there are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity will have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

20.9Assignment.

(a)Neither Party may assign this Agreement or assign or transfer any rights or obligations hereunder without the prior written consent of the other, which consent will not be unreasonable withheld, conditioned or delayed, except that a Party may make such an assignment or transfer without the other Party’s consent (i) to any Affiliate of such Party, or (ii) to any Third Party in connection with the sale of all or substantially all of the business or assets of such Party to which this Agreement relates [***], whether in a merger, combination, reorganization, sale of stock, sale of assets or other transaction; provided, however, that in each case (i) and (ii) that the assigning Party provides written notice to the other Party of such assignment and the assignee will have agreed in writing to be bound (or is otherwise required by operation of Applicable Law to be bound) in the same manner as such assigning Party hereunder. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 20.9 will be null, void and of no legal effect. For clarity, the provisions of this Section 20.9 will not apply to or encompass sublicensing of the rights licensed to a Party under this Agreement. Subject to the terms of this Agreement and without limiting Section 2.9 or 10.5, each Party and its Affiliates and, in the case of Blueprint, its Sublicensees, will have the right to enter into subcontracts in connection with the exercise of its rights and the performance of its obligations under this Agreement and this Section 20.9 will not apply with respect thereto. [***].

(b)Effect of Change of Control. In the event that either Party undergoes a Change of Control with a Third Party (an Acquirer as defined below), then:

(i)the Material, Information, Patents or intellectual property of such Acquirer owned or controlled by such Acquirer or any of such Acquirer’s Affiliates prior to such acquisition (“Acquirer Technology”) will not be deemed “Controlled” by such Party or its Affiliates and will be excluded from, and will not be used or incorporated into, the Proteovant Technology, Blueprint Technology, or Product Patents (as applicable); and

(ii)any Intellectual Property Right that, following such Change of Control, is (A) created, conceived, developed, made or otherwise acquired or controlled by the Acquirer or any of such Acquirer’s Affiliates (other than the Acquired Party) (x) without use of Proteovant Know-How, Proteovant [***] Know-How, Blueprint Know-How, Blueprint Target Binder Compound Know-How, the Proteovant Confidential Information, the Joint Confidential Information or Blueprint’s Confidential Information (including any data, results, Blueprint Target Binder Compounds, Materials or other Information from, or that is, was, or will be used in conducting, the Target Program) (collectively, the “Subject Information”), and (y) without the use of the Acquired Party’s personnel working on or performing, or who have worked on or performed, the Target Program (collectively, “Subject Personnel”) and (B) has been held subject to firewalls established to prevent access and sharing between Subject Personnel and Acquirer’s and its Affiliates’ personnel working on such other intellectual property (such intellectual property that satisfies all of the foregoing clauses, the “Segregated Technology”) will not be deemed “Controlled” by the Acquired Party or its Affiliates and will be excluded from, and will not be used or incorporated into, the Proteovant Technology, Blueprint Technology, or Product Patents (as applicable).

(iii)as used herein, “Acquirer” means the Third Party involved in the Change of Control, and any Affiliate of such Third Party that was not an Affiliate of the Acquired Party immediately prior to the effective date of the Change of Control, and but, for clarity, does not include any successors to an Acquired Party; and “Acquired Party” means the Party that was the subject of such Change of Control, together with any entity that was its Affiliate immediately prior to the effective date of the Change of Control, and any of their successors.

20.10Governing Law. This Agreement will be governed by and construed and enforced under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction. For clarification, any dispute relating to the inventorship, scope, validity, enforceability or infringement of any patent right will be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.

20.11Performance by Affiliates. Subject to the terms and conditions of this Agreement, each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

20.12Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

20.13Compliance with Applicable Law. Each Party will comply with Applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates will be required to take, or will be penalized for not taking, any action that such Person reasonably believes is not in compliance with Applicable Law.

20.14Severability. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make [***] effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

20.15No Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver of such condition or term or of another condition or term.

20.16Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits of this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include”, “includes” or “including” will be construed as incorporating also the phrase “but not limited to” or “without limitation”; (b) the word “day” will mean calendar day (unless Business Day is specified); (c) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (e) provisions that require that a Party, the Parties, the JRC or the JSC hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (f) words of any gender include the other gender; (g) words using the singular or plural number also include the plural or singular number, respectively; (h) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (i) the word “will” will be construed to have the same meaning and effect as the word “shall”; and (j) except where the context dictates otherwise “or” has the inclusive meaning represented by the phrase “and/or”. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The language of this Agreement will be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto. This Agreement should be interpreted in its entirety and the fact that certain provisions of this Agreement may be cross-referenced in a Section will not be deemed or construed to limit the application of other provisions of this Agreement to such Section and vice versa.

20.17Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document, each of which will be deemed an original, will be construed together and will constitute one and the same instrument. This Agreement may be executed and delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives effective as of the Effective Date.

BLUEPRINT MEDICINES CORPORATION		ONCOPIA THERAPEUTICS, INC.

By:	/s/ Jeff Albers	By:	/s/ Andrew Fromkin

Name:	Jeffrey Albers	Name:	Andrew Fromkin

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Schedule 1

1.	“Commercial Cost Report” has the meaning set forth in Section 11.8(c)(i).
2.	“Cost Reports” has the meaning set forth in Section 11.8(c)(i).
3.	“Development Cost Report” has the meaning set forth in Section 11.8(c)(i).
4.	“Finance Officers” has the meaning set forth in Section 11.8(c)(i).
5.

“FTE” means the equivalent of the work of one (1) person full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year). In no event may the same person to be deemed to have worked more than [***] hours in any one Calendar Year or [***] hours in any one calendar month.

6.

“FTE Costs” means an amount equal to the product of the FTE Rate and actual number of FTEs who performed the applicable [***] activities. For clarity, FTEs will be pro-rated on a daily basis if necessary.

7.

“FTE Rate” means the cost, mutually agreed by the Parties reasonably and [***] and set forth in the applicable Opt-In Global Development Budget and Operational Budget (which FTE rate will the same for such budgets), per FTE per year, which cost will be commensurate with usual and customary rates in comparable profit share agreements and which will include all direct and indirect costs of a Party’s FTE, including personnel and travel. Notwithstanding the foregoing, for any Calendar Year during the Term that is less than a full year, the above referenced rate will be proportionately reduced to reflect such portion of such full Calendar Year.

8.	“Fully-Burdened Manufacturing Costs” means, with respect to an Opt-In Compound or Opt-In Product, the [***].
9.	“Manufacturing Costs” has the meaning set forth in Appendix 1.
10.

“Medical Affairs” means, with respect to a Collaboration Compound and the corresponding Licensed Compounds and Licensed Products, the performance of medical or scientific activities by or on behalf of a Party, including but not limited to, development and publication of manuscripts, exhibiting and presenting at medical and scientific seminars and conventions, conducting health economic studies, conducting appropriate activities involving opinion leaders, engaging medical science liaisons and conducting medical science liaison activities, responding to unsolicited requests for information about a product, conveying disease education to health care professionals and consumers, conducting medical advisory board meetings or other consultant programs, and establishing patient registries.

11.	“Operating Budget” means, with respect to an Opt-In Target Program, the budget for Shared Commercialization Costs included in the Opt-In Commercialization Plan for such Opt-In Target Program.

12.

“Operating Profits or Losses in the Opt-In Territory” means, for any given time period with respect to a given Opt-In Product, Net Sales of such Opt-In Product in the Opt-In Territory during such time period less the sum of the Shared Commercialization Costs and Fully-Burdened Manufacturing Costs directly relating to the sale of such Opt-In Product in the Opt-In Territory in such time period. Operating Profits or Losses in the Opt-In Territory in any given time period will be determined on an accrual basis from the Parties’ books and records maintained in accordance with Accounting Standards.

13.

“Overhead Costs” means costs incurred by a Party or for its account that are attributable to a Party’s supervisory or support services or functions, occupancy costs, corporate bonus (to the extent not charged directly to department), and its payroll, information systems, human relations or purchasing functions and that are allocated to company departments based on space occupied or headcount or other activity-based method, including any such costs attributed to a Party’s FTEs or contract personnel or to general corporate activities including, by way of example, executive management, investor relations, business development, legal affairs, and finance.

14.	“Permitted U.S. Budget Overrun” has the meaning set forth in Section 11.8(a)(i).
15.

“Product Liability Costs” means, all Out-of-Pocket Costs (including reasonable attorneys’, costs of litigation, including experts’ fees) and expenses paid to Third Parties), damages paid to Third Parties and other amounts paid in settlement to Third Parties, other than those claims or actions for which a Party is entitled to indemnification under Section 18.1 (a)-(b) (with respect to Blueprint Claims), or Section 18.2 (b)-(c) (with respect to Proteovant Claims). For clarity, “Product Liability Costs” will be net of any amounts covered and paid by insurance for such product liability claims, and Blueprint agrees to use commercially reasonable efforts to cause its respective insurers to pay, or cause any Third Party’s insurer to pay, all Product Liability Costs covered under such party’s respective insurance.

16.

“Sales and Marketing Expenses” means the sum of (a) FTE Costs and (b) Out-of-Pocket Costs that are incurred as an expense in accordance with Accounting Standards (excluding Third Party Payments) other than those deducted as part of the calculation of Net Sales, in each case that are directly allocable to the Parties’ Co-Commercialization of an Opt-In Product in the Opt-In Territory and consistent with the Opt-In Commercialization Plan for such Opt-In Product, whether before or after the First Commercial Sale of such Opt-In Product in the Opt-In Territory; provided that Sales and Marketing Expenses will specifically exclude the cost of activities that promote any of the following: (i) a Party’s business as a whole without being Opt-In Product-specific (such as corporate image advertising) or (ii) any other products of either Party that are not the Opt-In Product.

17.

“Shared Commercialization Costs” means, with respect to an Opt-In Product, the sum of the following: (a) all FTE Costs and Out-of-Pocket Costs, (b) Sales and Marketing Expenses, (c) any Third Party Payments paid by either Party under a Third Party Agreement, (d) Out-of-Pocket Costs that are incurred as an expense in accordance with Accounting Standards (excluding Third Party Payments), and (e) Product Liability Costs, in each case ((a)-(e)), incurred by or on behalf of a Party or its Affiliates commencing on the date Blueprint exercises its Option with respect to the applicable Collaboration Compound and continuing thereafter during the appliable Opt-In Term, to the extent attributable to the Commercialization of such Opt-In Product in the Opt-In Territory and any Medical Affairs activities in support of such Commercialization, consistent with the Opt-In Commercialization Plan and the Operating Budget for such Opt-In Product, including Overhead Costs attributable to the Commercialization of such Opt-In Product in the Opt-In Territory. No Shared Development Cost will be a Shared Commercialization Cost under this Agreement and no expense deducted from Net Sales will also be a Shared Commercialization Cost. Shared Commercialization Costs specifically exclude (i) any costs or expenses of a Party or any of its Affiliates to the extent caused by such Party or any of its Affiliate’s breach of this Agreement, and (ii) any costs or expenses of a Party or any of its Affiliates that are incurred solely for the purposes of Commercializing a Licensed Product outside of the Opt-In Territory.

18.	“Shared Costs” means any Shared Commercialization Costs or Shared Development Costs.
19.

“Shared Development Costs” means, with respect to an Opt-In Product, the sum of the following: (a) all FTE Costs and all Out-of-Pocket Costs, (b) any Third Party Payments paid by either Party under a Third Party Agreement, (c) the Fully-Burdened Manufacturing Cost for the quantities of Opt-In Compound and Opt-In Product used, and (d) Product Liability Costs, in each case ((a)-(d)), incurred by or on behalf of a Party or its Affiliates commencing on the date Blueprint exercises its Option with respect to the applicable Collaboration Compound and continuing thereafter during the appliable Opt-In Term, to the extent attributable to the Development (but for clarity, not including any Research activities under a Research Plan) of such Opt-In Product in the Territory and any Medical Affairs, regulatory or pharmacovigilance activities in support of such Development activities for such Opt-In Product in the Territory, consistent with the Opt-In Global Development Plan and the Opt-In Global Development Budget for such Opt-In Product, including the performance of any Nonclinical Studies and Clinical Trials and development of any CDx for use with such Opt-In Product, in all cases, that are recorded as an expense in accordance with Accounting Standards. For clarity, Shared Development Costs will include Overhead Costs attributable to the Development of such Opt-In Product in the Territory to the extent that such Overhead Costs are necessary to enable Development activities that generate Shared Development Costs. No Shared Commercialization Cost will be a Shared Development Cost under this Agreement. Shared Development Costs specifically exclude (i) capital expenditures, (ii) any costs or expenses of a Party or any of its Affiliates to the extent caused by such Party or any of its Affiliate’s breach of this Agreement, (iii) any cost or expenses of [***]), (iv) any costs or expenses of Development activities in a country or region where Blueprint has granted a Third Party a sublicense of its rights under Section 10.1(b), provided such Third Party (and not Blueprint) will be responsible for such costs and expenses, and (v) all costs incurred by a Party prior to Blueprint exercising its Option with respect to the applicable Opt-In Product.

Appendix 1

“Manufacturing Cost” means the fully burdened cost of Manufacturing Licensed Products (or other component(s) contained therein or placebo, as applicable), including any devices and other delivery technologies that are packaged or otherwise distributed with such Licensed Product, to be used in the calculation of Fully-Burdened Manufacturing Costs, which equals the sum of (a) Direct Costs and Indirect Costs (each as defined below) incurred by a Party, (b) the amounts paid by a Party to a Third Party contract manufacturer as invoiced to such Party, including any fees paid to such Third Party as prepayments or to reserve capacity for the Licensed Products and any cancellation or early termination fees (provided that the Party incurring any cancellation or early termination fees used commercially reasonable efforts to mitigate such fees), and any value-added tax or similar tax due for amounts paid to such Third Party directly attributable to such Licensed Product, and any capital expenditures to the extent incurred for the Licensed Product, and (c) direct distribution expense (including without limitation, freight, postage, shipping, customs, duties and insurance charges) incurred for such Licensed Products, except to the extent such expenses were included in calculating Net Sales, in each case, (i) without any mark-up; provided that the Parties will share depreciation of any internal capital expenditures, if any, to the extent incurred for the Licensed Product, and (ii) but including any Direct Costs or Indirect Costs incurred by a Party to supervise and coordinate the foregoing activities performed by a Third Party. Manufacturing Cost will include costs incurred with respect to, or as a result of, spoilage, obsolescence, failed or destroyed batches of Licensed Product except to the extent attributable to a Party’s or any of its Affiliates’ negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, Manufacturing Costs will exclude any and all costs incurred in connection with establishing, or otherwise causing to become operational, any Manufacturing facilities, including any validation, technology transfer (other than the Manufacturing technology transfer costs) and licensure costs, and such costs will be borne solely by the Party who is establishing or operationalizing (itself or through its Affiliate or Third Party contract manufacturer) such Manufacturing facilities.

For purposes of this Appendix 1, “Direct Costs” equals the sum of the following as incurred for Licensed Products:

(a)Direct labor, based on the actual hours or like methodology consumed by manufacturing, facility, and customer service personnel for Licensed Products charged at an average hourly wage rate that is designed to approximate actual cost for each employee’s position.

(b)Direct labor fringe benefits, including, compensation expense (other than wages included in direct labor cost in clause (a)), payroll taxes and benefits allocated based on a proportionate percentage of direct labor costs charged to the Licensed Products to total actual plant-wide labor costs, plus Licensed Product-specific travel.

(c)Materials and supplies for making Licensed Products, based on actual costs including any applicable freight, taxes, duties, customs or import fees, less any discounts or free goods.

(d)Other costs directly associated with or actually consumed for Licensed Products, including handling, storage, distribution, and transportation costs, facility costs, depreciation, waste removal, miscellaneous supplies, outside testing, consulting fees, occupancy costs, maintenance, rent, insurance, site service support, warehouse, customer services including order entry, billing and adjustments, inquiry and credit and collection, serialization, return and recall management, but for clarity, excluding in each case any such amounts to the extent included as a deduction in calculating Net Sales, as applicable.

For purposes of this Appendix 1, “Indirect Costs” equals the sum of the following as incurred for Licensed Products:

(i)Plant support services, which includes quality control, process sciences, quality assurance, regulatory and validation. All general costs for each plant support service department, which includes, labor, payroll taxes, fringe benefits, materials and supplies, outside testing, consulting fees, contractor costs, depreciation, maintenance and occupancy costs, will be allocated to the cost of Licensed Products based on the proportion of actual labor hours consumed by each plant support service department on the Licensed Products to total actual labor hours consumed by each plant support service department on all of the applicable Party’s products.

(ii)Overhead costs required to support the Manufacture of the Licensed Products. These overhead costs are allocated either based on actual labor hours, average headcount, space occupied, or other activity-based method, solely to the extent such allocation is attributable to Licensed Products and not to other products. Overhead costs primarily include general materials and supplies, consulting costs, and other labor costs such as general plant maintenance, management, engineering, janitorial services and administration, information services, human relations, travel and training, and vacation, holiday, personal and sick time, general facility costs which include facility services and supplies, utilities, rent, real estate taxes, depreciation, general and preventative maintenance, insurance and waste removal.